UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a party other than the Registrant

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SS&C TECHNOLOGIES HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of

2026 Annual Meeting

of Stockholders

SS&C Technologies Holdings, Inc.	ssctech.com

40 YEARS IN BUSINESS	28,000 EMPLOYEES	23,000 CLIENTS	35 COUNTRIES

$16B MARKET CAP	$23.3B ENTERPRISE VALUE	200 PRODUCTS & SERVICES	$6.3B IN ANNUAL REVENUE

Value in the Depth and Breadth of SS&C Offerings

TRADING • OPERATIONS • ACCOUNTING • TRANSACTION PROCESSING • DISTRIBUTION • REPORTING • COMPLIANCE • ANALYTICS
Industry Coverage
ASSET MANAGEMENT
HEDGE FUNDS
PRIVATE MARKETS
BANKING
INSURANCE
WEALTH
HEALTHCARE
SOFTWARE • OUTSOURCING • EXPERTISE • INNOVATION
SS&C
AUTOMATION • DATA • CLOUD • CONSULTING

How to Vote

Vote By Internet		Vote By Mail

.	Vote in advance by visiting www.proxyvote.com or by scanning the QR code using an internet-enabled camera on your tablet or smartphone

Mark, sign and date your proxy card and return it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

To vote, you will need to enter the 16-digit Control Number included on your proxy card, voting instructions form or Notice of Internet Availability of Proxy Materials

Vote By Telephone

Call the toll-free number found on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card

Internet and telephone voting are available through 11:59 pm ET on May 19, 2026

Notice of 2026 Annual
Meeting of Stockholders

Date and Time Day, May 20, 2026 at 9:00 am ET	Location www.virtualshareholdermeeting.com/SSNC2026	Record Date March 25, 2026

Voting Items

1.	To elect three Class I Directors to the Board of Directors, to serve for a term ending at the 2029 annual meeting or until their respective successors have been duly elected and qualified (Page 9)

2.	To approve, on an advisory basis, the compensation of our named executive officers (Page 29)

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Page 56)

4.	To approve the SS&C Technologies Holdings, Inc. Third Amended and Restated 2023 Stock Incentive Plan (Page 58)

And to transact any other business properly presented at the meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2026 annual meeting, we hope you will take the time to vote your shares in advance. If your shares are held in “street name,” meaning held for your benefit by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You can change your vote at the meeting should you wish to do so.

By Order of the Board of Directors,

Jason White

General Counsel and Secretary
Dated: April 8, 2026

Important Notice Regarding Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on May 20, 2026.

We are first making available and/or mailing this proxy statement and the accompanying proxy at no charge to stockholders of record as of March 25, 2026, on our about April 8, 2026, using the SEC-permitted “Notice and Access” method. Stockholders will receive a notice with instructions for accessing the proxy materials and voting online and will not receive paper copies unless requested. Paper copies of the annual meeting materials are available at no charge. See "How We Use Notice & Access" on page 72 for additional information. Copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 may be obtained free of charge upon written request to SS&C Investor Relations at 80 Lamberton Road, Windsor, Connecticut 06095 or email to investorrelations@sscinc.com.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at http://www.ssctech.com/2026annualmeeting and on the SEC's website at http://www.sec.gov.

SS&C 2026 PROXY STATEMENT | 1

Letter from our CEO

and Chairman

DEAR FELLOW STOCKHOLDERS,

Thank you for your continued investment in SS&C Technologies. 2025 was defined by record performance, meaningful innovation and investment, and disciplined capital allocation. We entered 2026 with conviction in our strategy, our people, and the long-term opportunity ahead.

”2025 was defined by record performance, meaningful innovation and investment, and disciplined capital allocation.”

SS&C delivered record revenues and earnings in 2025. We reported GAAP revenue of $6,272.2 million, GAAP operating income of $1,436.7 million, and GAAP diluted earnings per share of $3.15. On an adjusted basis, we posted revenue of $6,276.2 million, a 6.6% increase from 2024, $2,462.3 million in adjusted consolidated EBITDA, and $6.14 in diluted earnings per share. We continue to invest in our business and spent $625.0 million on sales and marketing, and over $500.0 million on research and development.

We generated cash flow from operations of $1,744.8 million, a 25.7% increase from 2024, providing significant flexibility to invest in the business, pursue acquisitions, and return capital to our shareholders. This year, we allocated over $1 billion in share repurchases, purchasing 12.3 million shares, and paid $253.8 million in dividends, returning 43% of available cash flow directly to shareholders. We paid down $628.1 million in debt, bringing our net leverage ratio to 2.8x, and our secured net ratio to 1.7x. Additionally, we completed the acquisition of Calastone this year, expanding our network capabilities and global addressable market.

For 40 years, SS&C has built expertise in financial services and healthcare, providing mission-critical infrastructure embedded in our client’s core operations. Systems like Geneva have been a market leader for over 25 years. We believe AI will enhance and amplify the real intelligence we built through four decades of client service and 70 acquisitions. Guided by this philosophy, we operate as Customer Zero: deploying artificial intelligence and similar technologies internally before delivering it to clients. In 2025, we continued to meaningfully accelerate our AI investments. We believe our deep domain expertise, proprietary data, and regulated-environment experience position us uniquely to introduce AI to financial services and healthcare responsibly — with the judgment and governance institutional clients require.

Our over 23,000 global clients reflect the breadth and depth of relationships across the financial services and healthcare ecosystem, and we remain committed to service excellence. The growth of alternatives investments, continued outsourcing of complex middle and back-office functions, and increasing regulatory complexity continue to be tailwinds. SS&C is positioned at the center of these trends.

Sincerely,

William C. Stone

Chairman of the Board & Chief Executive Officer

2 | SS&C 2026 PROXY STATEMENT

Letter from our Lead

Independent Director

Dear Fellow Stockholders,

As Lead Independent Director of the SS&C Board of Directors, I am pleased to report that SS&C delivered another year of strong financial performance, disciplined governance, and continued commitment to long-term value creation. In 2025, SS&C achieved record revenues and earnings, strengthened its balance sheet, and enhanced our Corporate Responsibility Report.

“2025 results reflect the Board’s commitment across financial performance, governance, and corporate responsibility.”

The Board remains focused on long-term value creation. SS&C delivered 6.6% revenue growth, expanded EBITDA margins, and generated strong free cash flow. We repurchased over $1 billion in shares during the year, which the Board believes represents compelling value, and paid down debt while completing the strategic acquisition of Calastone. In May, the board renewed and expanded the share repurchase program by 50%, bringing the repurchase authorization to $1.5 billion. The board also approved an 8% increase to our common stock dividend, bringing the dividend to $1.08 annually. Shareholder feedback directly shapes our governance decision-making process, and that dialogue remains a priority. From May 2025 to March 2026, SS&C met with 13 of our top 20 stockholders, and approximately 53% of our outstanding shares (excluding shares held by our CEO).

We are pleased that SS&C published an updated Corporate Responsibility Report in 2025, reflecting enhanced disclosure across a range of governance issues. The updated report includes a deeper look at data privacy and cybersecurity, and it addresses our ethics and reporting controls as well as tools that ensure our use of artificial intelligence operates within appropriate guardrails. The Corporate Responsibility Report also provides expanded information on employee benefits, spanning topics of parental and bereavement leave and community involvement programs. Additionally, the report covered regional environmental initiatives with greater specificity.

Our Board remains focused on what is right for SS&C’s long-term owners, employees, and customers. We will continue to work on strengthening the business via accretive acquisitions, investment in our top priorities, and pursuit of strategic initiatives that drive durable growth. Thank you for your support as shareholders.

Sincerely,

Jonathan E. Michael

Lead Independent Director

SS&C 2026 PROXY STATEMENT | 3

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 or within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe” or other words of similar meaning, although not all forward-looking statements are accompanied by such words. Forward-looking statements provide SS&C Technologies Holdings, Inc.’s current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause SS&C Technologies Holdings, Inc.’s actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in SS&C Technologies Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. SS&C Technologies Holdings, Inc. does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

No reports, documents or websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement.

4 | SS&C 2026 PROXY STATEMENT

2026 Proxy Summary

The information in this proxy summary is provided as a convenience. You should read the entire proxy statement in its entirety for a fuller discussion of each proposal to be voted on at the annual meeting.

Annual Meeting Overview

Date and Time Wednesday, May 20, 2026 at 9:00 am ET	Location www.virtualshareholdermeeting.com/SSNC2026	Record Date March 25, 2026

Voting Matters

Proposal		Board Recommendation	Page
1	Election of Class I Directors	FOR	9
2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	29
3	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	56
4	Approval of SS&C Technologies Holdings, Inc. Third Amended and Restated 2023 Stock Incentive Plan	FOR	58

Election of Class I Directors

The Board recommends that you vote "FOR" the election of each of the below nominees to serve as Class I Directors until the 2029 Annual Meeting of Stockholders.

NOMINEES	DIRECTOR SINCE	INDEPENDENT	CURRENT COMMITTEES
Normand A. Boulanger, 64 Vice Chair of the Board, SS&C Technologies Holdings, Inc.	2006		None
David A. Varsano, 64 Chairman of the Board and Chief Executive Officer, Pacific Packaging Products	2011		Audit, Nominating and Governance (Chair)
Michael J. Zamkow, 70 Retired Partner, Goldman Sachs	2014		Compensation

SS&C 2026 PROXY STATEMENT | 5

$630B

aLTERNATIVE ASSETS UNDER ADMINISTRATION ADDED SINCE 2024

$1B

RETURNED TO SHAREHOLDERS IN 2025

$3.2B

INVESTD IN RESEARCH AND DEVELOPMENT SINCE 2021*

*INCLUDES CAPITALIZED SOFTWARE

70

aCQUISITIONS BUILDING PROCESS DEPTH

PROXY SUMMARY

SS&C Core Values

As we celebrate 40 years of powering the systems that financial services and healthcare organizations depend on every day, our core values have guided our growth and how we show up for clients, our employees, and our shareholders.

Innovation	Trusted Provider	Client Focus	Prioritizing Our People	Purpose-Driven Growth

We invest in emerging technologies, such as AI and tokenization, to address increasing market complexity and unlock scalable future-ready solutions.	Over four decades, we have earned the confidence of highly regulated industries by delivering technology and services that perform reliably through market cycles.	We are relentlessly committed to the long-term success of our clients, strengthening partnerships through responsive service, deep domain expertise, and tailored solutions.	Our associates worldwide are the foundation of everything we deliver. We invest in their growth, reward their contributions, and foster a culture where teams do their best work.	Our strategic decisions, from acquisitions to product development, are made in response to evolving client needs, adding capabilities and expertise where it matters most.

2025 Performance Highlights

We are pleased with the Company’s operating performance in 2025, as shown by these results:

$3.15 GAAP Diluted EPS 5.0% from 2024	$796.9M Net Income(1) 4.8% from 2024	$6,272.2M GAAP Revenue 6.6% from 2024	$6.14 Adjusted Diluted EPS(2) 13.5% from 2024

$2,462.3M Adjusted Consolidated EBITDA(2) 7.9% from 2024	$6,276.2M Adjusted Revenue(2) 6.6% from 2024	$1,744.8M Generated net cash from operating activities 25.7% from 2024	2.80x Consolidated net leverage ratio from 2.89x at end of 2024

4.8% Organic revenue growth from 2024	$1,036.0M Repurchased treasury stock 40.5% from 2024	$628.1M Net debt repayments 23.1% from 2024	$253.8M Dividends paid 3.6% from 2024

(1)
Reflects net income attributable to SS&C common stockholders.
(2)
See Appendix A for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

6 | SS&C 2026 PROXY STATEMENT

PROXY SUMMARY

Stockholder Engagement

We actively engage with our stockholders throughout the year. This helps us appreciate the issues that are important to our stockholders and gives us their perspective on SS&C’s operations and strategy, executive compensation, capital allocation, and corporate governance. Our Board considers the feedback we receive from stockholders as critical to our long-term growth and success, and the discussion participants include members of our Board along with senior management.

We consider feedback on executive compensation matters with input and advice from the Compensation Committee's independent compensation advisors at Frederic W. Cook & Co. (“FW Cook”) to ensure alignment of our compensation program with prevailing market practice and focus on sustained, long-term stockholder value creation. We appreciate the willingness of our stockholders’ to engage and provide their perspectives. From May 2025 to March 2026, we met with 13 of our top 20 stockholders, and approximately 53% of our outstanding shares (excluding shares held by our CEO). For additional details regarding engagement with stockholders and consideration of their feedback to our executive compensation program, see the Compensation Discussion & Analysis-Stockholder Engagement on Say-On-Pay on page 33 of this proxy statement.

Commitment to Strong Corporate Governance Practices

Strong corporate governance and high ethical standards are instrumental to succeed in the market and create long-term value for our stockholders. Among our other practices, the following highlight our commitment to corporate governance:

•
40 Years of Powering Mission-Critical Systems. Since our founding in 1986, SS&C has been guided by a commitment to innovation, operational excellence, and the long-term success of our clients. SS&C has built trust through purpose-driven growth, strategic acquisitions, and forward-looking discipline to anticipate what financial services and healthcare organizations need next.
•
Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines address matters such as the roles and responsibilities of the Board, the Board’s leadership structure, the responsibilities of the Lead Independent Director, director independence, overboarding, succession planning and retirement (with a mandatory retirement age of 75), Board membership criteria, Board committees, director orientation and continuing education, reimbursement for director education programs, and Board and senior management evaluations.
•
Lead Independent Director. The SS&C Board has a Lead Independent Director who is nominated by the Nominating and Governance Committee and unanimously approved by the Board. A Lead Independent Director will be maintained so long as the role of the Board Chairman is combined with that of the Chief Executive Officer.
•
Board Governance Review. The Nominating and Governance Committee reviews the practices and procedures of the Board to evaluate its operating efficiency and strategic focus and recommends enhancements to the Company’s governance documents from time to time to achieve better practices.
•
Cybersecurity Oversight. Cybersecurity risk is overseen by the full Board, with additional oversight of the relevant risk framework and controls provided by the Audit Committee, which oversees our policies with respect to risk assessment and risk management generally. The Audit Committee’s specific oversight includes periodic review of our information security controls and procedures and the processes and procedures for managing cybersecurity risks.
•
Code of Conduct. We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, and which can be found on our website at https://investor.ssctech.com/governance/governance-documents. The Board reviews our Code of Business Conduct and Ethics annually.
•
Majority Voting. Our Bylaws provide that an uncontested election of directors will be decided by a majority in voting power of votes cast with respect to a nominee’s election. Our Bylaws also require a director to immediately tender his or her resignation if the director fails to receive a majority of votes cast. The acceptance or rejection of a director's resignation would be subject to Board action and subsequent disclosure.
•
Annual Board Performance Evaluation. The Nominating and Governance Committee, at least annually, oversees an annual self-evaluation process by the Board and its committees.
•
Clawback Policies. We maintain two incentive compensation clawback policies. In addition to the compensation clawback policy mandated by the Dodd-Frank Act, we have an additional policy which expands beyond the Dodd-Frank Act requirements and applies to all incentive compensation (including time-based compensation that vests solely on continued service) if our executives’ misconduct is a significant contributing factor to the need for a financial restatement.
•
Corporate Responsibility Report. The Nominating and Governance Committee provides oversight of the Company’s practices and processes relating to corporate responsibility matters, in coordination with other committees of the Board. In 2025, we worked

SS&C 2026 PROXY STATEMENT | 7

PROXY SUMMARY

with a leading consultant to assist us with enhancing our Corporate Responsibility Report and related transparency, containing enhanced disclosure across a range of issues including data privacy, cybersecurity, artificial intelligence, and human resources.
•
Stock Ownership Guidelines. We maintain robust stock ownership guidelines under which our directors and executive officers are expected to accumulate and retain a meaningful level of ownership in our stock.
•
Anti-hedging/anti-pledging. We also maintain a robust anti-hedging/anti-pledging policy that prohibits our employees and directors from engaging in transactions that are designed to hedge or speculate on changes in the market value of our common stock.

8 | SS&C 2026 PROXY STATEMENT

Class I • Normand A. Boulanger • David A. Varsano • Michael J. Zamkow Term ending at the 2026 annual meeting	Class II • Jonathan E. Michael • Debra Walton-Ruskin Term ending at the 2027 annual meeting	Class III • Smita Conjeevaram • William C. Stone • Francesco Vanni d’Archirafi Term ending at the 2028 annual meeting

The board of directors recommends that you vote FOR the election of Normand A. Boulanger, David A. Varsano and Michael J. Zamow as Class I Directors

ELECTION OF DIRECTORS

Proposal 1:

Election of Class I Directors

Board Structure

Our Restated Certificate of Incorporation provides for a classified Board. This means the Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of our stockholders.

Number of Board Members

SS&C has eight members on its Board of Directors, divided into three classes as follows:

Board Member Elections

At each annual meeting of stockholders, directors in the applicable class are elected for a term of three years to succeed those directors whose term is expiring. Normand A. Boulanger, David A. Varsano and Michael J. Zamkow are current Class I directors whose terms expire at the 2026 annual meeting. Each of the directors in Class I has been nominated for reelection as a Class I director by the Board upon the recommendation of the Nominating and Governance Committee, with a term ending at the 2029 annual meeting.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending at the 2029 annual meeting, to hold office until his or her successor has been duly elected and qualified, or until the director’s earlier death, removal, or resignation.

SS&C’s corporate bylaws provide that an uncontested election of directors will be decided by a majority in voting power of votes cast with respect to a nominee’s election. Accordingly, a majority in voting power of the votes cast by holders of all of the shares of common stock present in person or represented by proxy at the 2026 annual meeting is required to elect each nominee as a director.

Each of the nominees has indicated his or her willingness to serve on the Board, if elected. If any nominee is unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board or the Board may reduce its size. If a Class I director nominee fails to receive a majority in voting power of the votes cast, the director must tender his or her resignation to the Board. The Nominating and Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Board will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results.

SS&C 2026 PROXY STATEMENT | 9

ELECTION OF DIRECTORS

Class I Director Nominees to be Elected at the 2026 Annual Meeting

Normand A. Boulanger, 64 Independent Vice Chair of the Board, SS&C Technologies Holdings, Inc. Director since 2006	David A. Varsano, 64 Independent Chairman of the Board and Chief Executive Officer, Pacific Packaging Products Director since 2011 Committee Memberships	Michael J. Zamkow, 70 Independent Retired Partner, Goldman Sachs Director since 2014
	A, NG	C

KEY

A	Audit Committee	C	Compensation	NG	Nominating and Governance

10 | SS&C 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

Board Skills and Experience Matrix

Our directors collectively possess the expertise, leadership skills, and experiences and backgrounds to oversee management’s execution of its growth strategy and protect long-term stockholder value. The skills and experience matrix below summarizes the qualifications of our directors and more detailed information can be found in the director biographies beginning on page 12.

Director Skills and Experience	Normand A. Boulanger	Smita Conjeevaram	Jonathan E. Michael	William C. Stone	Francesco Vanni d’Archirafi	David A. Varsano	Debra Walton-Ruskin	Michael J. Zamkow

Executive Leadership: Practical experience managing the operations of a business or large organization in a significant leadership position, including as a chief executive officer, chief financial officer or other senior leadership role.

	•	•	•	•	•	•	•	•
Governance/Public Company Board: Experience or expertise in corporate governance matters, including through service on the boards of other public companies.	•	•	•	•	•	•	•	•
Industry Experience: Experience in the Company’s industries, including financial services and healthcare software and software-enabled services.	•	•	•	•	•	•	•	•
Investments/Strategy and Corporate Development: Strategic experience in business development and/or M&A, including experience developing and implementing growth strategies.	•	•	•	•	•	•	•	•
Financial Expertise: Financial experience, including experience in accounting, financial planning, financial reporting processes, financial controls structures, capital allocation, financial markets.		•*	•	•	•	•*	•*	•
Risk Management: Experience with risk management of a large organization and management of specific types of risk, including risks related to technology, cybersecurity, and financial services.		•	•		•	•
Client Relations/Sales/Marketing: Experience in facilitating and managing revenue-sensitive relationships, including marketing activities to existing and new clients of an organization.	•	•	•	•	•	•	•	•

Innovation, Data and Technology Services: Experience in innovation and technology, including experience managing technological change and innovation of new products, services, content, data, and technology capabilities.

	•			•	•	•	•
Audit and Accounting: Experience in business processes related to accounting and audit matters, including financial statement audits, system and organization controls audits and other audits.		•	•	•	•	•	•
Financial Software: Experience in overseeing the development, implementation and provision to customers in the financial services industry of software and software-enabled services and processes.	•	•	•	•	•	•	•	•
Complex Organization Leadership Skills: Experience in a significant leadership role with a large, complex business or material business unit of a multinational organization.	•	•	•	•	•	•	•	•

* Directors currently serving on the Audit Committee who have been determined to be Audit Committee financial experts by the Board.

SS&C 2026 PROXY STATEMENT | 11

ELECTION OF DIRECTORS

Director Biographies

The Nominating and Governance Committee has recommended, and the Board has nominated, Normand A. Boulanger, David A. Varsano and Michael J. Zamkow for election at the 2026 annual meeting as the Class I directors, to serve until the 2029 annual meeting and until their successors have been duly elected and qualified. Each of the nominees is currently a member of the Board.

The following table and biographical descriptions provide information relating to each director and director nominee, including her/his age and period of service as a director of the Company, her/his committee memberships, her/his business experience for at least the past five years, including directorships at other public companies, and certain other information.

Class I Directors Nominees to be Elected at the 2026 Annual Meeting

Normand A. Boulanger Vice Chair of the Board, SS&C Technologies Holdings, Inc.

Independent Director since: 2006 Age: 64 Term Expires: 2026 Committees: None

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Mr. Boulanger should serve as a director because he has substantial knowledge and experience regarding our operations, employees, target markets, strategic initiatives and competitors.

Principal Occupation, Business Experience, and Directorships

On February 3, 2020, Mr. Boulanger retired as an employee of SS&C, after serving in a number of roles since 1994. Mr. Boulanger continues to serve as a director on our Board. He was elected to serve as a director in 2006 and appointed Vice Board Chair in August 2018. He served as our President and Chief Operating Officer from October 2004 to February 2020, our Executive Vice President and Chief Operating Officer from October 2001 to October 2004, Senior Vice President of SS&C Direct from March 2000 to September 2001, Vice President of SS&C Direct from April 1999 to February 2000, Vice President of Professional Services for the Americas, from July 1996 to April 1999, and Director of Consulting from March 1994 to July 1996. Prior to joining SS&C, Mr. Boulanger served as Manager of Investment Accounting for The Travelers from September 1986 to March 1994.

David A. Varsano Chairman of the Board and Chief Executive Officer, Pacific Packaging Products

Independent Director since: 2011 Age: 64 Term Expires: 2026 Committees: Audit Committee, Nominating and Governance Committee (Chair)

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Mr. Varsano should serve as a director because he has a broad range of experience relevant to our business and a strong understanding of information technology matters.

Principal Occupation, Business Experience, and Directorships

Mr. Varsano was elected as one of our directors in March 2011, has served on the Audit Committee since 2011, and was appointed Chair of the Nominating and Governance Committee in 2016. He is currently the Chairman of the Board and Chief Executive Officer of Pacific Packaging Products, a company specializing in industrial packaging and related solutions and supply chain management services, which he joined in September 1999. Prior to joining Pacific Packaging Products, Mr. Varsano served as the Chief Technology Officer and Vice President of Software Development of SS&C from 1995 to 1999 and as Manager of SS&C Direct from 1998 to 1999. Mr. Varsano was formerly on the Board of Directors of Packaging Distributors of America.

12 | SS&C 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

Michael J. Zamkow Retired Partner, Goldman Sachs

Independent Director since: 2014 Age: 70 Term Expires: 2026 Committees: Compensation Committee

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Mr. Zamkow should serve as a director because he has extensive experience in the financial services industry.

Principal Occupation, Business Experience, and Directorships

Mr. Zamkow was elected as one of our directors in June 2014 and has served on our Compensation Committee since 2016. He retired from Goldman Sachs in November 2001 after a 17 year career, where he was a partner from 1994 to 2001. From 1999 to 2001, Mr. Zamkow was responsible for Goldman Sachs’ fixed income, currency and commodities business. He is a former member of the Board of Trustees of Northeastern University.

Class II Directors

Jonathan E. Michael Retired Chief Executive Officer, RLI Corp.

Lead Independent Director Independent Director since: 2010 Age: 72 Term Expires: 2027 Committees: Compensation Committee, Nominating and Governance Committee

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Mr. Michael should serve as a director because he has extensive experience in the financial services industry, including companies that we seek to target as clients, as well as extensive operational experience as a director and officer of financial services and insurance companies.

Principal Occupation, Business Experience, and Directorships

Mr. Michael was elected as one of our directors in April 2010, has served on the Nominating and Governance Committee since 2013, the Audit Committee from 2010 to June 2024 for which he was Chair for six years, the Compensation Committee since June 2024 for which he has been Chair since then, and as our Lead Independent Director since November 2022. He retired as Chief Executive Officer of RLI Corp., a publicly traded specialty insurance company, at the end of 2021, and subsequently retired as Chairman of its Board in May 2024. Mr. Michael held various other positions at RLI Corp. since joining in 1982, including President and Chief Operating Officer, Executive Vice President, and Chief Financial Officer. He currently serves as an independent board member of Markel Group Inc., Chairman of the Board of TADA Cognitive Solutions, LLC, and Chairman of the Board of Bradley University Board of Trustees. He is also a member of the OSF St. Francis Medical Center Community Advisory Board, Easterseals Central Illinois Foundation Board, and the Gilmore Foundation Board.

SS&C 2026 PROXY STATEMENT | 13

ELECTION OF DIRECTORS

Debra Walton-Ruskin Retired Chief Revenue Officer, London Stock Exchange Group

Independent Director since: 2024 Age: 65 Term Expires: 2027 Committees: Audit Committee, Nominating and Governance Committee

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Ms. Walton-Ruskin should serve as a director because she has extensive experience in the global financial services industry, the computer and information services industry, and the management of complex technology organizations.

Principal Occupation, Business Experience, and Directorships

Ms. Debra Walton-Ruskin was elected as one of our directors and as a member of the Nominating and Governance Committee and our Audit Committee in 2024. She was also elected to serve on our Audit Committee in June 2024. She has spent her career in Global Fintech and had held senior executive positions across product, content, sales, marketing, and data operations. In her last corporate role, she was the Chief Revenue Officer for the London Stock Exchange Group from 2021 to 2022. Prior to that, she was a member of the senior executive team at Refinitiv from 2018 to 2021 that lead its successful sale to Blackstone and its subsequent sale to LSEG. Prior to its sale, Debra held numerous C-suite roles at Thomson Reuters/Refinitiv from 2008 to 2018 including Global Head of Market Development, Chief Data Officer, Chief Product Officer, and Chief Revenue Officer. From 2016 – 2021, as an executive at Thomson Reuters/Refinitiv, and later LSEG, Debra was a director on the board of TradeWeb Markets, a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Also, during her time at Thomson Reuters/Refinitiv, she served on the boards of its regulated entities including the foreign exchange brokerage and index business. Prior to joining Thomson Reuters/Refinitiv Debra was a partner at Cantor Fitzgerald where she was instrumental in the development of new brokerage business and services including the launch of the Cantor Financial Futures Exchange on whose Board of Directors she served. She currently serves on the Board of Directors of Chef’s Warehouse, Inc., a public company.

Ms. Walton-Ruskin also works as an executive advisor and advises organizations and leaders on business transformation.

Class III Directors

Smita Conjeevaram Retired Chief Financial Officer – Credit Hedge Funds and Deputy Chief Financial Officer – Credit Funds, Fortress Investment Group LLC

Independent Director since: 2015 Age: 65 Term Expires: 2028 Committees: Audit Committee (Chair)

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Ms. Conjeevaram should serve as a director because she has extensive experience in the financial services industry and particularly hedge fund operations.

Principal Occupation, Business Experience, and Directorships

Ms. Conjeevaram joined our board of directors in November 2015, previously served on our Nominating and Governance Committee, has served on the Audit Committee since 2017, and was appointed Chair of the Audit Committee in November 2022. Ms. Conjeevaram retired in 2013 after a 19-year career in the global investment and hedge fund firm industry. Her most recent position was as the Chief Financial Officer – Credit Hedge Funds, and Deputy Chief Financial Officer – Credit Funds, of the Fortress Investment Group LLC, where she served from 2010 to 2013. Prior to that, Ms. Conjeevaram served as the Chief Financial Officer of Everquest Financial LLC from 2006 to 2009 and Strategic Value Partners LLC from 2004 to 2005. Ms. Conjeevaram began her career as a tax specialist at two Big-4 public accounting firms and is a certified public accountant. She currently serves on the Boards of Directors of the following public companies: McGrath RentCorp, SkyWest, Inc. and WisdomTree Investments, Inc.

14 | SS&C 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

William C. Stone Chairman of the Board and Chief Executive Officer, SS&C Technologies Holdings, Inc.

Director since: 1986 Age: 71 Term Expires: 2028 Committees: None

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Mr. Stone should serve as a director because, as our founder, Chief Executive Officer, and a principal stockholder, Mr. Stone provides a critical contribution to the Board reflecting his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

Principal Occupation, Business Experience, and Directorships

Mr. Stone founded SS&C Technologies, Inc., or SS&C, the primary operating company and wholly owned direct subsidiary of SS&C Technologies Holdings, Inc., in 1986 and has served as Chairman of the Board of Directors and Chief Executive Officer since our inception. He also has served as our President from inception through April 1997 and again from March 1999 until October 2004. Prior to founding SS&C, Mr. Stone directed the financial services consulting practice of KPMG LLP, an accounting firm, in Hartford, Connecticut and was Vice President of Administration and Special Investment Services at Advest, Inc., a financial services company.

Francesco Vanni d’Archirafi Chairman of the Board, Euroclear Holding SA/NV and Euroclear SA/NV, and Independent Board Member and Chair of the Audit Committee of Mapfre S.A.

Independent Director since: 2025 Age: 66 Term Expires: 2028 Committees: Compensation Committee, Nominating and Governance Committee

Experience, Qualifications, Attributes, and Skills Supporting Directorship Position on the Company’s Board

The Board has concluded that Mr. d’Archirafi should serve as a director because he has extensive experience running large global enterprises in executive and board capacities, as well as expertise in financial services, mergers and acquisitions and securities services, and extensive executive and operational experience in large financial services companies.

Principal Occupation, Business Experience, and Directorships

Mr. Vanni d’Archirafi was elected by SS&C’s Board of Directors in March 2025, and has served on the Compensation Committee since May 2025 and the Nominating and Governance Committee since July 2025. He spent most of his professional career at Citigroup, where he has held numerous leadership positions including CEO of Citigroup Holdings from 2013–2018, CEO of Citi Global Transaction Services from 2009–2013, Global Head of Citigroup Treasury and Trade Solutions from 2007–2009, Chair of Citibank Europe plc from 2005-2017 and Chair and CEO of Citi International plc from 2001-2004. He is currently Chairman of the Board of Euroclear Holding SA/NV and Euroclear SA/NV, chairman of VERTI S.p.A., an independent member of the Board of Directors and Chair of the Audit Committee of Mapfre SA, an independent member of the Board of Directors of Mapfre International, and a Board Member of the Euroclear Foundation. He is also a member of the Advisory Council of Grimaldi Alliance, Co-chair of the Advisory Council of The Kogod School of Business at American University and an International Advisory Board Member of IESE Business School. Mr. Vanni d’Archirafi is Emeritus Governor of Junior Achievement Worldwide and sits on the Board of Trustees of United Way Worldwide, Centesimus Annus Pro Pontifice Foundation and serves as trustee or board member for several other charitable foundations.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers who are not directors is set forth below. Generally, the Board elects our officers annually, although the Board or an authorized committee of the Board may elect or appoint officers at other times.

Name	Age	Position(s)
Rahul Kanwar	51	President and Chief Operating Officer
Brian N. Schell	60	Executive Vice President and Chief Financial Officer
Jason White	56	Senior Vice President, General Counsel and Secretary

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ELECTION OF DIRECTORS

Rahul Kanwar President and Chief Operating Officer Age: 51

Business Experience

Rahul Kanwar has served as our President and Chief Operating Officer since August 2018. Prior to that, he served as our Executive Vice President and Managing Director, Alternative Assets from September 2017 to August 2018, and as our Senior Vice President and Managing Director, Alternative Assets, from January 2011 to September 2017. Mr. Kanwar was designated as an executive officer of SS&C in March 2013 and has served as a managing director of SS&C since 2005. Prior to SS&C, Mr. Kanwar was employed by Eisner LLP where he was responsible for managing the Eisnerfast LLC fund administration business. Mr. Kanwar started his career in public accounting.

Brian N. Schell Executive Vice President and Chief Financial Officer Age: 60

Business Experience

Mr. Schell was appointed as our Executive Vice President and Chief Financial Officer in July 2023. Prior to that, Mr. Schell served as Executive Vice President, Chief Financial Officer and Treasurer of Cboe Global Markets (“Cboe”) since January 2018 and served as interim Chief Human Resources Officer of Cboe from January 2022 to June 2022. Prior to that, he served as Chief Financial Officer of Bats Global Markets, Inc. since March 2011. Prior to that, Mr. Schell worked in various financial roles at H&R Block, the Federal Deposit Insurance Corporation, KPMG and JP Morgan. Mr. Schell chaired securities and futures exchanges boards, which included paid independent boards for those regulated entities.

Jason White Senior Vice President, General Counsel and Secretary Age: 56

Business Experience

Jason White has served as our Senior Vice President, General Counsel and Secretary of SS&C since September 2021. Prior to that, Mr. White served as our Senior Vice President, Group General Counsel and Assistant Secretary from May 2018 to September 2021. Prior to joining SS&C, Mr. White was a New York Finance Partner and Co-Chair of the General Practice Group at Shearman & Sterling LLP from 2014 to 2018. Prior to his partnership at Shearman, he was a New York Finance Partner at Orrick, Herrington & Sutcliffe, LLP from 2011 to 2014. Prior to his partnership at Orrick, Mr. White worked as an attorney at Barclays Capital in New York from 2005 to 2011, where he was head of Finance Legal Americas and a member of the Legal Management Committee. Mr. White began practicing law in Arizona in 1997.

16 | SS&C 2026 PROXY STATEMENT

Criteria and Skills of Director Nominees

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria specified in its charter. These criteria include the candidate’s:

Professionalism Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

Expertise

Nominees should demonstrate business acumen, experience and an ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and an ability to contribute positively to the decision-making processes of the Company.

Commitment Nominees should have a commitment to understanding the Company and its industry and to regularly attending and participating in meetings of the Board and its committees.

Awareness of Constituent Interests

Nominees should have the ability to understand the sometimes conflicting interests of stockholders, customers, employees and other constituencies of the Company, and should not have, or appear to have, a conflict of interest.

In terms of criteria for composition of the Board and Board committees, the Nominating and Governance Committee considers issues of judgment, age, skills, background and experience of the directors, with the goal of providing a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities.

The director biographies above describe each nominee’s experience, qualifications, attributes and skills that led the Board to conclude that he or she should continue to serve as a member of the Board. Our Board believes that each of the nominees has realized significant professional and personal achievements and possesses the background, talents and experience that are necessary for the Company’s success and the creation of stockholder value.

Director Nomination Process

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates begins with requesting recommendations from Board members, other directors, senior management, third parties and others; holding meetings from time to time to evaluate biographical information and background material relating to potential candidates; and conducting interviews of selected candidates by members of the Nominating and Governance Committee. The Nominating and Governance Committee has, from time to time, engaged an industry leading third-party search firm to conduct rigorous searches and review processes for Board candidates.

1 REQUESTING RECOMMENDATIONS FROM • Board Chair • Board Directorship • Our Key Advisors • Executive Officers • Stockholders • Other Interested Parties	2 EVALUATION OF POTENTIAL CANDIDATES • Leadership and Judgment • Core Skills • Diligence • Uncompromising Ethics	3 INTERVIEWING CANDIDATES • Nominating and Governance Committee • Board Chair • Board Directorship • Executive Officers • Advisors	4 RECOMMENDATIONS FOR APPOINTMENT TO THE BOARD Successful candidates are recommended by the Nominating and Governance Committee to the full Board of Directors for an appropriate Class.	5 FINAL REVIEW AND SELECTION Board Vote

ELECTION OF DIRECTORS

SS&C 2026 PROXY STATEMENT | 17

TO RECOMMEND A DIRECTOR CANDIDATE, SEND AN EMAIL TO:
CorpLegal@sscinc.com, attention: Corporate Secretary, SS&C Technologies Holdings, Inc.

ELECTION OF DIRECTORS

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background material, to the Nominating and Governance Committee via email at CorpLegal@sscinc.com, attention: Corporate Secretary, SS&C Technologies Holdings, Inc.

Assuming that appropriate biographical information and background material is provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right under our Bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the Board. In addition, our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years 3% or more of the shares of common stock of the Company, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws and provided further that so long as the Company has a classified board structure, the maximum number of proxy access nominees in a year shall not exceed one-half of the number of directors to be elected at that annual meeting. See “Stockholder Proposals and Director Nominations” beginning on page 73below.

Stockholders Agreement

The Company is a party to a Stockholders Agreement, as amended, with William C. Stone, our Chairman and Chief Executive Officer. The Stockholders Agreement entitles Mr. Stone to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer. For more information on the Stockholders Agreement, see the section of this proxy statement entitled “Related Person Transactions–Stockholders Agreement” beginning on page 25.

Succession Planning

Succession planning is a top priority for the Board and SS&C’s senior leadership, with the objective of having a pipeline of highly qualified executives. Our Nominating and Governance Committee oversees the Company’s Board and Chief Executive Officer succession planning process. Our Chief Executive Officer also provides the Nominating and Governance Committee with recommendations for, and evaluations of, potential successors. Directors engage with those individuals and other senior management talent at Board and committee meetings and other forums to enable their assessment.

Board Size

The Board sets the number of directors from time to time by a resolution adopted by the Board. The Board has the flexibility to increase or decrease the size of the Board as circumstances warrant. There are currently eight members of the Board. If all of the Board’s nominees are elected, the Board will be composed of eight members immediately following the annual meeting. If any nominee is unable to serve as a director, or if any director leaves the Board between annual meetings, the Board may reduce the number of directors or elect an individual to fill the resulting vacancy.

no overboarding

The Board recognizes that service on other public company boards provides directors valuable experience that benefits the Company. But the Board also believes it is critical for our directors to remain focused on their service to the Company. Directors are expected to advise the Chair of the Nominating and Governance Committee in advance of accepting any invitation to serve on another public company’s board, or any private company or non-profit board that is expected to require significant commitments of time. This allows the Nominating and Governance Committee to assess the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations and the time commitment required by the new

18 | SS&C 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

position. Directors who are engaged in active, full-time employment, for example, could have less time to devote to board service. Our Corporate Governance Guidelines provide that without obtaining the approval of the Board:

•
An independent director may not serve on more than four public company boards, including the Company’s Board; and
•
An independent director who is also the chief executive officer of another public company may not serve on more than two public company boards, including the Company’s Board.

Board Determination of Independence

Under the applicable rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Mses. Conjeevaram or Walton-Ruskin, nor Messrs. Boulanger, Michael, Vanni d’Archirafi, Varsano or Zamkow has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of Nasdaq.

Board Meetings and Attendance

During the fiscal year ended December 31, 2025, which we refer to as fiscal 2025, the Board met four times. During fiscal 2025, the Audit Committee held eight meetings; the Compensation Committee held five meetings; and the Nominating and Governance Committee held four meetings. Each of our current directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board committees of which she/he was a member during fiscal 2025.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding directors’ attendance at annual meetings, but all of our directors are encouraged to attend our annual meetings. All of our Board members attended our 2025 Annual Meeting of Stockholders.

Board Leadership Structure and Composition

Mr. Stone has served as Chairman of the Board of Directors and Chief Executive Officer for forty years, since our inception in 1986, and the provisions of the Stockholders Agreement require that so long as Mr. Stone is a member of the Board and the Chief Executive Officer of the Company, he shall serve as Chairman of the Board. We believe that this leadership structure has been effective for us in having one person serve as both Chief Executive Officer and Chairman of the Board, which shows our employees, customers and other constituencies that we are under strong leadership, with a single person both setting the tone and having primary responsibility for managing our operations. We maintain the position of a Lead Independent Director, currently held by Mr. Michael, to act as a strong counterbalance to the combined Chief Executive Officer and Chairman role. We also believe that this leadership structure eliminates the potential for duplication of efforts and inconsistent actions and facilitates open communication between management and the Board. In addition, the Board believes its approach to risk oversight, as more fully discussed below in “Risk Oversight,” helps ensure that the Board is able to effectively perform its risk oversight responsibilities under various leadership structures.

Role of the Lead Independent Director

The Corporate Governance Guidelines require the Board to designate a Lead Independent Director, based on the recommendation of the Nominating and Governance Committee, if the role of the Chairman is combined with that of the Chief Executive Officer. Mr. Michael currently serves as Lead Independent Director. The Board believes that Mr. Michael’s tenure and extensive experience in the financial services industry and at insurance companies enable him to bring valuable and independent views to the boardroom. Below is a summary of the key duties and responsibilities of our Lead Independent Director as set forth in our Corporate Governance Guidelines:

•
preside at all meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent directors; and
•
serve as liaison between the Chair of the Board and the independent directors.

SS&C 2026 PROXY STATEMENT | 19

Board Committees

The Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which operates under a charter that has been approved by the Board. Each committee’s charter is posted on our website, at https://investor.ssctech.com/governance/governance-documents/. In addition, from time to time, special committees may be established under the direction of the Board to address specific issues.

The table below shows current membership and indicates the chairperson (*) for each of the standing Board committees.

The Board has determined that each member of each of the Board’s three standing committees is independent as defined under the rules of Nasdaq, including, in the case of each member of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and including, in the case of each member of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act and Nasdaq rules.

Audit Committee

Smita Conjeevaram (Chair) Members: David A. Varsano Debra Walton-Ruskin Meetings in 2025: 8

Our Audit Committee assists the Board in its oversight of (i) the integrity of Company’s accounting and financial reporting processes; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s independent auditor; and (v) the performance of the internal audit function.

The Audit Committee’s responsibilities, as set forth in its charter, include:

•
appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;
•
overseeing and assessing the independence of our independent registered public accounting firm;
•
setting the compensation of our independent registered public accounting firm and pre-approving all audit services to be provided to the Company;
•
pre-approving audit services to be provided to the Company by the independent auditor or other firms;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with the independent auditor any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditor pursuant to established auditing standards;

Compensation

• Jonathan E. Michael*

• Francesco Vanni d’Archirafi

• Michael J. Zamkow

Audit

• Smita Conjeevaram*

• David A. Varsano

• Debra Walton-Ruskin

Nominating and Governance

• David A. Varsano*

• Jonathan E. Michael

• Francesco Vanni d’Archirafi

• Debra Walton-Ruskin

ELECTION OF DIRECTORS

20 | SS&C 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

•
discussing with the independent auditor its responsibilities under generally accepted auditing standards, reviewing and approving the planned scope and timing of the independent auditor’s annual audit plan(s), and discussing significant findings from the audit and any problems or difficulties encountered, including any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management;
•
obtaining and reviewing reports from the Company’s independent auditor (a) describing its internal quality-control procedures, (b) describing any material issues raised by (i) the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board review of the independent auditing firm or (ii) any inquiry or investigation by governmental or professional authorities within the preceding five years regarding independent audits carried out by the auditing firm and any steps taken to deal with any such issues, and (c) describing all relationships between the independent auditor and the Company consistent with applicable independence requirements of the PCAOB;
•
establishing policies for the Company’s hiring of current or former employees of the independent auditor;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition,” before such financial statements and related disclosures are filed with the Securities and Exchange Commission (“SEC”);
•
directing the independent registered public accounting firm to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company;
•
coordinating the Board’s oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;
•
overseeing our risk assessment and risk management policies;
•
reviewing the Company’s information security controls and procedures and the process and procedures for managing cybersecurity risks;
•
discussing the Company’s policies with respect to risk assessment and risk management;
•
discussing generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;
•
reviewing with management, the internal auditors and the independent auditor (a) any analyses or other written communications prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (b) the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the Company’s financial statements, and (c) any major issues regarding accounting principles and financial statement presentations including any significant changes in the Company’s selection or application of accounting principles;
•
reviewing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;
•
reviewing the Company’s policies and procedures for approving or ratifying “related person transactions” and conducting appropriate review and oversight of all related person transactions for potential conflict of interest situations;
•
reviewing the Company’s insider trading policies and procedures, including the Company’s Securities Transaction Policy, and recommending any changes to the Board;
•
reviewing the Company’s policies and procedures related to hedging, pledging, shorting and similar transactions with respect to the Company’s stock, including the Company’s Hedging and Pledging Policy, and recommending any changes to the Board;
•
reviewing management’s compliance program to oversee that management has adequate controls in place to ensure that the Company’s financial statements, reports and other financial information disseminated externally satisfy applicable legal requirements;
•
reviewing the internal audit function to ensure there are no limitations on the ability of the internal audit function to carry out its duties, reviewing and approving the annual internal audit plan, reviewing the organizational structure and qualifications of the internal audit function, and evaluating the performance, responsibilities, budget and staffing of the Company’s internal audit function;
•
preparing the Audit Committee report required by SEC rules, which is included on page 57 of this proxy statement; and
•
evaluating its own performance at least annually and reporting to the Nominating matrix
•
and Governance Committee on such evaluation.

The Board has determined that each of the members of its Audit Committee is an “audit committee financial expert” as that term is defined under the rules and regulations of the SEC.

SS&C 2026 PROXY STATEMENT | 21

ELECTION OF DIRECTORS

Compensation Committee

Jonathan E. Michael (Chair) Members: Francesco Vanni d’Archirafi Michael J. Zamkow Meetings in 2025: 5

The Compensation Committee has overall responsibility for the Company’s compensation

The Compensation Committee’s responsibilities, as set forth in its charter, include:

•
reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•
reviewing, and making recommendations to the Board with respect to, incentive-compensation and equity-based plans that are subject to approval by the Board;
•
approving any tax-qualified, nondiscriminatory employee benefit plans for which stockholder approval is not sought;
•
administering all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans including interpreting the terms of such plans and granting options and other equity incentive awards thereunder (including the timing of such grants) and making awards under such plans;
•
overseeing the administration of any Company policies regarding the recoupment, repayment or forfeiture of compensation, including any such policies required to be adopted pursuant to applicable law or stock exchange requirement;
•
establishing and periodically reviewing stock ownership and retention guidelines for executive officers and non-employee directors;
•
reviewing and making recommendations to the Board with respect to director compensation;
•
reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K, and considering whether it will recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C;
•
reviewing and discussing annually with management any further disclosures related to executive compensation not contained in the Compensation Discussion and Analysis, but provided elsewhere in the Company’s proxy statement or Annual Report, as applicable;
•
preparing an annual report required by Item 407(e)(5) of Regulation S-K;
•
reviewing and assessing risks arising from the Company’s compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company;
•
in its discretion, retaining or obtaining the advice of compensation consultants, legal counsel or other advisors, and overseeing their work;
•
monitoring progress toward and compliance with Stock Ownership Guidelines;
•
engaging in a risk assessment as it relates to our compensation practices and policies, as described in “Compensation Discussion & Analysis – Risk Assessment and Compensation Practices” on page 43; and
•
evaluating its own performance at least annually and reporting to the Nominating and Governance Committee on such evaluation.

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ELECTION OF DIRECTORS

Nominating and Governance Committee

David A. Varsano (Chair) Members: Jonathan E. Michael Francesco Vanni d’Archirafi Debra Walton-Ruskin Meetings in 2025: 4

Our Nominating and Governance Committee has overall responsibility for developing Board membership

The Nominating and Governance Committee’s responsibilities, as set forth in its charter, include:

•
reviewing criteria for the selection of candidates to the Board;
•
identifying individuals qualified to become members of the Board, consistent with such criteria approved by the Board, and recommending to the Board the nominees for election as directors at any annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;
•
recommending to the Board the directors to be appointed to each committee of the Board, and the directors to be appointed as committee Chairs;
•
making recommendations to the Board as to determinations of director independence;
•
overseeing the evaluation of the Board;
•
reviewing the succession plan for the Board and making recommendations to the Board as appropriate;
•
considering the Company’s CEO succession planning including in the case of incapacitation, retirement or removal of the CEO;
•
reviewing the Company’s Corporate Governance Guidelines and overseeing compliance with such guidelines;
•
overseeing the Company’s practices and processes relating to the management and oversight of corporate responsibility and governance matters in coordination with other committees of the Board; and
•
evaluating its own performance at least annually and reporting to the Board on the self-evaluations of all Board committees.

Access to Outside Advisors

The Board and each Board Committee are empowered to retain the services of outside advisors at the Company’s expense.

Board Oversight

The Board is responsible for providing advice and oversight of the strategic and operational direction of the Company to support our and our stockholders’ long-term interests.

Risk Oversight

Our management is responsible for risk management on a day-to-day basis. The Audit Committee is responsible for overseeing our risk management function. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board of Directors is also actively involved. The Board and the Audit Committee fulfill their oversight roles by discussing with management the policies and practices utilized by management in assessing and managing the risks, including both existing risks and significant emerging risks, and providing input on those policies and practices.

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ELECTION OF DIRECTORS

Cybersecurity AND AI governance

Cybersecurity risk is overseen by the full Board, with additional oversight of the relevant risk framework and controls provided by the Audit Committee. The Audit Committee’s specific oversight includes periodic review of our information security controls and procedures and the processes and procedures for managing cybersecurity risks. The Company's development and use of artificial intelligence ("AI") is overseen by the full Board. The Board's oversight includes review of the Company's internal deployment and use of AI tools and AI-enabled technologies and services provided to the Company's clients.

Corporate responsibility

The Nominating and Governance Committee reviews the Company’s practices and processes relating to the management and oversight of corporate responsibility matters. As part of such oversight, the Nominating and Governance Committee periodically reviews, and makes recommendations to the Board regarding, our corporate responsibility policies, practices and processes, in coordination with other committees of the Board. In 2025, we engaged a third-party consultant to assess our corporate responsibility strategy and program. As a result of that effort, we adopted an enhanced Corporate Responsibility Report in 2025 setting forth our current programs as well as future plans and initiatives. We will continue to assess our corporate responsibility program in the future.

Stockholder Communications with our Board

Our directors meet periodically throughout the year with the Company’s stockholders, employees and other persons interested in our strategy, business practices, governance, culture and performance. See “Stockholder Engagement” beginning on page 7.

The Board welcomes the submission of any comments or concerns from stockholders. Communications should be in writing and addressed to our Corporate Secretary at our principal executive offices and marked to the attention of the Board or any of its committees, individual directors or non-management or independent directors as a group. All correspondence will be forwarded to the intended recipient(s), except that certain items that are unrelated to the duties and responsibilities of the Board (such as product inquiries and comments, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations and advertisements) and material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded.

Human resources Highlights

Workforce Support

We are committed to being an organization that supports its employees in the following ways:

•
Competitive Compensation Plans and Robust Benefits: SS&C provides a competitive, comprehensive package designed to attract, retain, and motivate a talented, highly skilled, and performance-driven workforce. We offer a comprehensive total rewards package to all employees. Our benefits package includes health care coverage, retirement benefits, life and disability insurance, wellness and employee assistance programs, hybrid work, flexible leave policies, 401(k), tuition/professional reimbursement programs and more.
•
Health and Wellness: We strive to improve the overall well-being of our global employees through a variety of programs, including online health assessments, Healthy Pregnancy/Healthy Babies incentive programs, awareness programs focusing on health issues such as diabetes, hypertension, stress management, mental health workshops for managers, gym memberships and yoga.
•
Training and Development: In 2025, we invested approximately $6 million globally in training and developing our employees. Our dedicated Learning and Development team offers training courses on financial markets, professional development, application and technical training through computer-based learning, virtual and in-person training. In addition, our Top Talent program identifies and then enables our high-potential associates in their growth and development.

24 | SS&C 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

Our Communities

At SS&C, we believe our long-term growth and success are based on clearly defined principles that serve as a foundation for achieving excellence in the things we do. We are committed to being a thoughtful, responsible and active part of the communities in which we live and work. Giving back is part of who we are. For instance, we have a $10,000 employee-matching gift program. We empower our employees to get involved in causes they love and support them with funding, time and resources.

Our philanthropic programs build upon the existing foundation of employee engagement to positively impact the quality of life in our communities strategically and sustainably. In 2025, we helped numerous organizations primarily in the Kansas City, Boston, New York, New Jersey, Los Angles, Columbus, and Denver areas. Since April 2018, we have donated approximately $10 million to local charities and nonprofits.

Other Governance Matters

We believe that good corporate governance and fostering an environment of high ethical standards are important for us to achieve business success and to create value for our stockholders. The Board periodically reviews our corporate governance practices in light of regulatory developments and practices at other public companies and makes changes that it believes are in the best interests of the Company and its stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide a transparent framework for the effective governance of the Company. The Corporate Governance Guidelines address matters such as the roles and responsibilities of the Board, the Board’s leadership structure, the responsibilities of the Lead Independent Director, director independence, overboarding, succession planning, Board membership criteria, Board committees, director orientation and continuing education, and Board and senior management evaluations. The Nominating and Governance Committee is responsible for reviewing the Corporate Governance Guidelines and overseeing compliance with such guidelines.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics, referred to as the SS&C Code of Business Conduct and Ethics, which covers all directors, officers and employees, and includes provisions relating to accounting and financial matters. Our employees are required to acknowledge that they have read and understood the Code of Business Conduct and Ethics and will act accordingly as a condition of employment. Training is conducted for all employees upon hire and annually after that. Our Chief Financial Officer and General Counsel are responsible for overseeing the Code of Business Conduct and Ethics.

SS&C provides a facility for the reporting, investigation and resolution of complaints received regarding accounting, internal accounting controls or auditing matters. Our Chief Financial Officer and General Counsel monitor our whistleblower hotline, and all calls are investigated. Business unit-specific internal investigations committees meet quarterly to discuss significant matters and verify potential violations are resolved.

The SS&C Code of Business Conduct and Ethics is available on our website at https://investor.ssctech.com/governance/governance-documents. If we make any substantive amendments to, or grant any waivers from, the SS&C Code of Business Conduct and Ethics for any director or officer, we will disclose the nature of such amendment or waiver on our website at https://investor.ssctech.com/governance/governance-documents or in a Current Report on Form 8-K filed with the SEC.

Related Person Transactions

The Board has maintained written policies and procedures for the review of any transaction, arrangement or relationship in which we have been or are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has had or has a direct or indirect material interest. Such a transaction, arrangement or relationship is referred to as a “related person transaction.”

Any related person transaction must be reported to our General Counsel and will be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing and ongoing in nature will be reviewed by the Audit Committee annually to ensure that it has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

SS&C 2026 PROXY STATEMENT | 25

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may, in its sole discretion, impose any conditions it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following do not create a material direct or indirect interest on behalf of a related person and, therefore, are not related person transactions for purposes of our related person transaction policy:

•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and her/his immediate family members (as defined in the policy) are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction or (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; or
•
a transaction that is specifically contemplated by provisions of the Restated Certificate of Incorporation or Bylaws of the Company.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee in the manner specified in its charter.

STOCKHOLDERS AGREEMENT

The Company is a party to a Stockholders Agreement with Mr. Stone that entitles him, if he holds greater than 15% of our common stock, to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer. If Mr. Stone holds less than 15% of our common stock, he is entitled to nominate one director (including himself) to the Board. Mr. Stone’s rights under the Board nomination provisions of the Stockholders Agreement will terminate at such time as he holds less than 10% of our common stock.

The provisions of the Stockholders Agreement also require that, so long as Mr. Stone is a member of the Board and the Chief Executive Officer of the Company, he will serve as Chairman of the Board.

REGISTRATION RIGHTS AGREEMENT

The Company and Mr. Stone are parties to a Registration Rights Agreement, under which Mr. Stone can demand that we file a registration statement for all or a portion of his common stock. Mr. Stone is also entitled to request that his shares be covered by a registration statement that we are otherwise filing with respect to our common stock. In either event, the Company is required to pay all expenses of Mr. Stone in connection with the registration (other than underwriting discounts and commissions and transfer taxes applicable to the sale of registerable securities). The Registration Rights Agreement also provides that the Company will indemnify Mr. Stone, and Mr. Stone will indemnify the Company, for certain matters in connection with the registration of Mr. Stone’s shares. The registration rights in the Registration Rights Agreement are subject to certain conditions and limitations specified in the Registration Rights Agreement, including the right of the underwriters of an offering to limit the number of shares included in certain registrations.

• the related person’s interest in the related person transaction;

• the approximate dollar value of the amount involved in the related person transaction;

• the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

• whether the transaction was undertaken in the ordinary course of our business;

• whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

• the purpose of, and the potential benefits to us of, the transaction; and

• any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

ELECTION OF DIRECTORS

26 | SS&C 2026 PROXY STATEMENT

ELECTION OF DIRECTORS

PREFERRED STOCK INVESTMENT

On February 27, 2020, the Company entered into a Series A Convertible Share Purchase Agreement with SILAC, Inc. (“SILAC”), pursuant to which the Company acquired 40 million shares of series A convertible preferred stock of SILAC for a purchase price of $40.0 million. Mr. William C. Stone, our Chairman of the Board of Directors and Chief Executive Officer, has an economic interest in SILAC and is a member of its board of directors. Accordingly, the transaction constitutes a “related person transaction” under our related person transaction policy.

The Audit Committee and the independent members of the Board of Directors authorized and approved the transaction, and additional transactions up to an aggregate of $5 million. Mr. Stone did not participate in the Board of Directors’ consideration of the transaction.

On October 27, 2020, the Company entered into the first of multiple contracts with SILAC (each, a “Contract”). On and after October 27, 2020, the Company has entered into Contracts pursuant to which the Company provides services to SILAC from time to time as set forth therein. The Audit Committee and the independent members of the Board of Directors approved the Company’s entry into the Contracts. For the year ended December 31, 2025, we generated $0.8 million in revenue under the Contracts.

In March 2026, SILAC authorized, and SILAC made the payment of, an $8 million annual preferred dividend to the Company.

OTHER TRANSACTIONS

Robert S. Stone, the son of our Chief Executive Officer, is employed by SS&C as Senior Vice President and General Manager of SS&C Intelligent Automation and Analytics. From January 1, 2025 through December 31, 2025, Mr. Stone was paid $3,731,360 as salary, grant date fair value of stock awards and other compensation related to his employment at SS&C.

Sabrina Goff, the sister of Rahul Kanwar, our President and Chief Operating Officer, is employed by SS&C in its fund administration business. From January 1, 2025 through December 31, 2025, Ms. Goff was paid $274,754 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Justine Stone, the daughter of our Chief Executive Officer, is employed by SS&C in investor relations. From January 1, 2025 through December 31, 2025, Ms. Stone was paid $669,180 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Elizabeth Stone, the daughter of our Chief Executive Officer, is employed by SS&C in its fund administration business. From January 1, 2025 through December 31, 2025, Ms. Stone was paid $528,764 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Non-Employee Director Compensation

Non-employee director compensation program

In consultation with the Compensation Committee's independent compensation consultant, FW Cook, the Board has adopted a market-competitive non-employee director compensation program to help attract and retain talented individuals to serve as our Board members. Under this program in 2025, our non-employee directors were eligible to receive an annual cash retainer of $90,000, plus additional cash compensation for services as follows: Lead Independent Director: $50,000; Audit Committee Chair: $30,000; Compensation Committee Chair: $25,000; and Nominating and Governance Committee Chair: $20,000. In 2025, our non-employee directors were also eligible for an annual grant of RSUs in the amount of $200,000, which are granted annually on or about the time of our annual meeting of stockholders and vest on the earlier of the first anniversary of the grant date or the next annual stockholder meeting date. In addition, the Company’s historical approach is to provide newly elected directors with an initial grant of RSUs in the amount of $100,000, which vest on the first anniversary of the grant date.

Following a peer review and assessment of market compensation levels, the Compensation Committee approved a moderate increase to non-employee director compensation in August 2025. While the overall program design remains unchanged, effective 2026, the Committee increased the annual cash retainer for each non-employee director by $10,000 and the annual equity retainer by $15,000. The Committee also approved additional cash compensation for the Audit Committee Chair and the Nominating and Governance Committee Chair by $5,000 each.

SS&C 2026 PROXY STATEMENT | 27

ELECTION OF DIRECTORS

All of our directors are reimbursed for reasonable out-of-pocket expenses associated with their service on the Board. Mr. Stone, as an employee of the Company, did not receive any additional compensation for Board service. The following table contains information with respect to the compensation of our non-employee directors for fiscal 2025.

NAME	FEES EARNED OR PAID IN CASH ($)		RSU AWARD(5)(6) ($)	TOTAL ($)

Normand A. Boulanger	90,000		200,016	290,016
Smita Conjeevaram	120,000	(1)	200,016	320,016
Jonathan E. Michael	165,000	(2)	200,016	365,016
Francesco Vanni d’Archirafi	104,500	(3)	300,061	404,561
David A. Varsano	110,000	(4)	200,016	310,016
Debra Walton-Ruskin	90,000		200,016	290,016
Michael J. Zamkow	90,000		200,016	290,016

(1)
Includes $30,000 as Audit Committee chair.
(2)
Includes $50,000 and $25,000 as Lead Independent Director and Compensation Committee chair, respectively.
(3)
Mr. Vanni d'Archirafi was appointed to the Board effective March 24, 2025 and the amount of fees reported includes a $14,500 ratable cash retainer for the portion of the quarter in which he commenced service on the Board.
(4)
Includes $20,000 as Nominating and Governance Committee chair.
(5)
The amounts in this column reflect the aggregate grant date fair value of stock awards granted to our non-employee directors in fiscal 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2026. As of December 31, 2025, the aggregate number of stock awards outstanding for each of our non-employee directors, other than Mr. Vanni d'Archirafi, was 2,571. Stock awards outstanding for Mr. Vanni d'Archirafi as of December 31, 2025 was 3,791.
(6)
As of December 31, 2025, the aggregate number of stock options outstanding for each of our non-employee directors was as follows: Mr. Boulanger—453,000; Ms. Conjeevaram—27,000; Mr. Michael—33,000; Mr. Varsano—33,000; and Mr. Zamkow—33,000.

Stock Ownership Guidelines

We maintain ownership guidelines under which our directors are expected to accumulate and retain a meaningful level of ownership in our stock. Under the stock ownership guidelines, directors are required to hold stock having value equal to at least 5X their annual board cash retainer. As of December 31, 2025, each of our non-employee directors, other than Mr. Vanni d'Archirafi and Ms. Walton-Ruskin, was in compliance with our stock ownership guidelines. There are no prescribed time periods within which a director must attain the applicable stock ownership level, and Mr. Vanni d'Archirafi and Ms. Walton-Ruskin continue to accumulate shares and restricted stock units following their recent appointments as directors. Our Compensation Committee will continue to review the stock ownership guidelines in 2026 for continued alignment with leading governance practices as part of its ongoing review of our director compensation program.

For purposes of determining compliance with the ownership guidelines, the following shares are counted as being owned:

•
Shares owned by the director, individually or jointly with such person’s spouse;
•
Shares held in a trust established by the director for the benefit of such person and/or his or her family members;
•
Shares underlying any vested deferred stock units held by the director; and
•
50% of shares underlying unvested of time-based restricted stock or RSUs.

Shares underlying the in-the-money portion of vested, unexercised stock options do not count toward satisfaction of the ownership thresholds.

Additionally, shares underlying unvested and unearned performance awards or unvested stock options do not count toward satisfaction of the ownership thresholds. There are no time periods within which a director must attain the applicable stock ownership level.

We also have adopted an anti-hedging/anti-pledging policy that prohibits our directors from engaging in any transactions that are designed to hedge or speculate on any change in the market value of our common stock.

28 | SS&C 2026 PROXY STATEMENT

The board of directors recommends that you vote to approve the compensation of our named executive officers by voting FOR proposal 2.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2:

Advisory Vote to Approve Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation program is designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for successful performance on our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders.

We have designed the annual cash bonus and long-term incentive program components of our executive compensation program in response to feedback we received from stockholders through a robust stockholder engagement process in recent years and with the assistance of the Compensation Committee's independent compensation advisors. Our programs is designed to ensure that our executive compensation aligns with prevailing market practice and promotes pay for performance.

In particular, we have adopted a formulaic annual cash bonus program under which target bonus opportunities are established for each executive and are earned and paid in cash based on the achievement of pre-established, objective performance metrics. In addition, our long-term incentive program reflects a market-based award mix of performance-vesting stock units (PSUs), time-based stock options and time-vesting restricted stock units (RSUs), with awards granted based on an aggregate target value on the date of grant, rather than a target number of shares, to promote year-over-year stability and align with prevailing market practice.

We hold a “say-on-pay” vote every year in accordance with the Board’s recommendation. Accordingly, we will be holding “say-on-pay” votes on an annual basis, with the next “say-on-pay” vote to occur at the 2027 Annual Meeting of Stockholders.

For additional details regarding the elements of our executive compensation program, see the Compensation Discussion & Analysis continuing on page 36 of this proxy statement.

The Board is asking stockholders to approve a non-binding advisory vote on the following resolution. This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables and any related narrative disclosures in this proxy statement, is hereby approved.

SS&C 2026 PROXY STATEMENT | 29

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section (referred to as the “CD&A”) summarizes our general philosophy regarding the compensation of our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our two other executive officers in 2025 (collectively referred to as “named executive officers” or “NEOs”). The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. The Compensation Committee believes our executive compensation program provides a direct link between our NEOs’ pay and long-term stockholder value creation. Our NEOs for 2025 are as follows:

Name	Position
William C. Stone	Chairman of the Board and Chief Executive Officer
Rahul Kanwar	President and Chief Operating Officer
Brian N. Schell	Executive Vice President and Chief Financial Officer
Jason White	Senior Vice President, General Counsel and Secretary

Executive Summary

The Compensation Committee believes that our executive compensation program should provide a meaningful and direct link between our executives’ interests and those of our stockholders. As a result, the Compensation Committee, together with its independent consultant, FW Cook, has designed our executive compensation program to strengthen our commitment to our pay-for-performance philosophy, incorporate ongoing feedback received from stockholders, and closely align our overall compensation program with prevailing market views on best practices and long-term stockholder value creation.

The following table highlights some of the key features of our incentive compensation program, which are described in more detail throughout this Compensation Discussion & Analysis, that directly align the interests of our executive team with those of our stockholders.

Features	Our Compensation Program
Bonus Targets	Each NEO has a target bonus opportunity established by the Compensation Committee
Predetermined weighting of metrics	There are four equally weighted Company financial metrics for bonuses: (i) adjusted revenue, (ii) organic revenue growth, (iii) operating cash flow and (iv) adjusted consolidated EBITDA
Formulaic payout determinations

Bonus payouts based on achievement of pre-established financial metrics, with a potential of up to +/-25% strategic modifier adjustment based on the Compensation Committee’s holistic assessment of overall business and individual performance against pre-established strategic key performance indicators ("KPIs")

Cap on payouts	Bonus payouts capped at 250% of target; no payout if goals are achieved below threshold performance level
Form of payouts	Bonus payouts made 100% in cash in the year following the performance year
Annual grants based on target value on the date of grant	Each NEO has a target value on the date of grant from which the number of shares is determined and which is set based on a review of competitive market data and company and individual performance
Award mix	Grants are comprised 50% of PSUs, 25% of time-based stock options and 25% of RSUs
Range of pre-established performance metrics

PSUs vest based on achievement of a three-year average annual EPS growth metric, with an up to +/-20% performance modifier based on relative TSR achievement. The target level for the relative TSR modifier is set at the 55th percentile. There will be no upward modifier applied to PSUs if the Company’s absolute TSR over the performance period is negative

Cap on payouts	Total payout of PSUs cannot exceed 200% of target (including the modifier)

30 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Performance Goals Promote Strategic Execution and Shareholder Value Creation

In designing our compensation program, the Compensation Committee focuses on ensuring that our compensation program closely aligns the interests of our NEOs with those of stockholders by incorporating financial performance measures that compensate our NEOs for the execution of our strategic plan, which is intended to create stockholder value. For 2025, the Compensation Committee, together with FW Cook and in consultation with our CEO, selected the performance measures set forth in the following table for use in our annual bonus program and long-term incentive program. These performance measures were unchanged from 2024 as the Compensation Committee believes they holistically reflect our compensation strategy. The Compensation Committee believes that the interplay of the four annual financial performance metrics under our annual bonus program combined with the three-year adjusted EPS growth metric and relative TSR modifier under our long-term incentive program complement one another and provide quantitative, objective performance goals that strongly link our NEOs’ pay with Company performance against key measures of success and stockholder value creation.

Annual Bonus Program	Adjusted Revenue	Measures top-line revenue performance of the Company
	Organic Revenue Growth	Measures the growth of SS&C’s core business apart from the effects of acquisitions
	Operating Cash Flow	Measures cash after capital investments that allow us to repay indebtedness, make strategic investments and return capital to shareholders
	Adjusted Consolidated EBITDA	Key profitability measure, which gauges the costs of the Company’s capital structure and is used in the Company’s senior credit facilities
Long-Term Incentive Program	Adjusted EPS Growth	Reflects profitability growth on a per-share basis over a 3-year period
	Relative TSR Modifier	Measures the total shareholder return of investing in the Company against the Company’s disclosed peers over a three-year period

2025 Performance Highlights

We are pleased with the Company's operating performance in 2025, as shown by these results:

$3.15 GAAP Diluted EPS 5.0% from 2024	$796.9M Net Income(1) 4.8% from 2024	$6,272.2M GAAP Revenue 6.6% from 2024	$6.14 Adjusted Diluted EPS(2) 13.5% from 2024

$2,462.3M Adjusted Consolidated EBITDA(2) 7.9% from 2024	$6,276.2M Adjusted Revenue(2) 6.6% from 2024	$1,744.8M Generated net cash from operating activities 25.7% from 2024	2.80x Consolidated net leverage ratio from 2.89x at end of 2024

4.8% Organic revenue growth from 2024	$1,036.0M Repurchased treasury stock 40.5% from 2024	$628.1M Net debt repayments 23.1% from 2024	$253.8M Dividends paid 3.6% from 2024

(1)
Reflects net income attributable to SS&C common stockholders.
(2)
"Adjusted Diluted EPS", "Adjusted Consolidated EBITDA" and "Adjusted Revenue" are non-GAAP financial measures and "GAAP Diluted EPS", "Net Income" and "GAAP Revenue" are the corresponding GAAP measures, respectively. See Appendix A for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

SS&C 2026 PROXY STATEMENT | 31

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pay for Performance

For 2025, approximately 95% our CEO’s and 94% of our other NEOs’ (on average) total direct compensation was awarded in the form of performance-based, "at-risk" compensation reflecting the Compensation Committee’s review of our overall financial performance.

In furtherance of our pay for performance philosophy, the Compensation Committee made compensation decisions for 2025 that are directly reflective and correlative of the Company’s business and operational performance achievements in 2025 as shown above. This relationship between pay and performance exemplifies the Compensation Committee’s commitment to establish a direct link between executive pay and tangible strategic and financial results. Specifically:

•
We achieved performance between the threshold and maximum levels in each of the annual bonus metrics during 2025. The aggregate results led to an overall 2025 bonus payout to our named executive officers of 165.4% of target levels. The amount earned for each metric ranged from 96% for organic revenue growth to 250% for operating cash flow.
•
The strategic modifier component of the annual bonus program enables the Compensation Committee to evaluate overall business and individual performance and determine whether an upward or downward adjustment is appropriate in light of a number of factors, including the macro-economic environment; for 2025, the Compensation Committee determined that no adjustment would be applied under the strategic modifier component of the 2025 annual bonus program.
•
We utilize rigorous performance goals in our long-term equity incentive program that provide payouts upon attaining high levels of sustained performance. For the PSUs granted to our NEOs in March 2023, and to Mr. Schell in August 2023, which had a 2023-2025 performance period, the awards paid out at 200% of target. For additional details regarding the payout of these awards, see “Performance Stock Unit (PSU) performance period that concluded in 2025” on page 41 of this proxy statement.

Target Compensation Mix Under our Compensation Program

Our executive compensation program consists primarily of three elements – base salary, annual cash bonus and long-term equity incentives – that are designed to link compensation delivered to our executive officers with objective financial criteria and performance and the interests of our stockholders. The below graphs reflect the relative mix of the key components of our executive compensation program (reflected at 2025 target) which demonstrate our commitment to our pay for performance philosophy by tying a significant portion of executive pay to at-risk, variable compensation elements.

CEO Compensation Mix	Other NEO's Compensation Mix

32 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Best Practices

We strive to ensure that executive pay decisions are quantitative, transparent and performance-based in order to keep the incentives for our executives aligned with the interests of our stockholders. The following table describes the highlights of our executive compensation practices, each of which is described in more detail elsewhere in this proxy statement:

WHAT WE DO	WHAT WE DON’T DO
Require the Compensation Committee to solely comprise of independent board members	Don’t provide excise tax gross ups to our executive officers
Utilize an independent compensation consultant engaged by the Compensation Committee	Don’t provide excess perquisites or personal benefits to our executive officers
Emphasize pay for performance and consider competitive data in setting our executive’s compensation	Don’t allow for repricing or cash buyouts of underwater stock options and stock appreciation rights without stockholder consent
Provide formula-based annual cash incentive opportunities
Cap payouts on annual bonuses and PSU awards	Don’t allow our executives to engage in any transactions that are designed to hedge or pledge company stock
Apply rigorous performance goals to annual and multi-year performance awards
Review and consider executive officer compensation in connection with a peer group, as a market-based reference point	No acceleration of equity awards on a “single-trigger” basis on a change in control for our named executive officers for grants made on or after December 2020

Maintain stock ownership guidelines for our executives and
non-employee directors that promote accumulation and retention of our stock with market leading levels of required stock ownership (e.g., 10x salary for our CEO)

Maintain two incentive compensation clawback policies - one mandated by the Dodd-Frank Act applying to incentive compensation awarded to our executives based on a financial measure in the event of a financial restatement without regard to fault or misconduct by our executives, and a second policy going beyond Dodd-Frank Act requirements, and applying to all incentive compensation, including cash bonuses and time-based vesting awards (in addition to performance based incentive awards and other incentive compensation based on a financial measure), if our executives’ misconduct is a significant contributing factor to the need for a financial restatement

Don’t pay dividends or dividend equivalents in respect of any unvested or unearned equity awards
Grant at least half of a senior executive’s annual long-term incentives in the form of performance-based awards	Don’t maintain any defined benefit pension plans or supplemental executive retirement plans for our executives

Stockholder Engagement on Say-on-Pay

Our executive compensation program and practices were designed by the Compensation Committee, together with its independent compensation consultant, FW Cook, in direct response to feedback we received from our stockholders in recent years. We are appreciative of the strong support of our stockholders as evidenced by the results of our say-on-pay vote at our 2025 annual meeting, in which approximately 86% of the votes cast approved our executive compensation program.

The Compensation Committee and management team are committed to continued active engagement with stockholders to understand their viewpoints and to discuss and demonstrate the important connection between our compensation program and stockholder interests. From May 2025 to March 2026, as part of our year-round engagement process, we met with 13 of our top 20 stockholders, and approximately 53% of our shares outstanding (excluding shares held by our CEO) to discuss a wide range of topics including our corporate governance practices, executive compensation program, and corporate responsibility initiatives. None of the shareholders expressed significant concerns with respect to our compensation program, and our shareholders generally reacted positively to the design and structure of the executive compensation program that has been in place over the past few years.

The Compensation Committee, with the assistance of FW Cook, continues to evaluate our compensation program design. The Compensation Committee believes that the current design of the compensation program is consistent with our compensation philosophy and objectives and aligns the interests of our NEOs with our long-term goals and the interests of our stockholders without incentivizing inappropriate risk taking.

SS&C 2026 PROXY STATEMENT | 33

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We will continue to maintain an active dialogue with our stockholders and evaluate feedback on issues of importance to them, including by holding an annual “say-on-pay” vote, in line with the advisory “say-on-frequency” vote of our stockholders at the 2023 annual meeting.

Process for Administering Our Executive Compensation Practices

The Compensation Committee has overall responsibility for administering our executive officer compensation program. As the structure and key features of our executive compensation have evolved in response to stockholder feedback, so too has the Compensation Committee’s approach to its decision-making process around executive pay and goal setting. The Compensation Committee, with the assistance of FW Cook, and based on the input and recommendations it receives from the Chief Executive Officer (other than with respect to his own compensation) and comparative peer group market data, makes decisions regarding the annual total direct compensation levels of our executive officers. This information is also considered in establishing the financial and operational performance metrics that apply to our annual bonus and long-term incentive compensation programs.

In December of each year, the Compensation Committee establishes its agenda for the upcoming year, taking into account Company performance over the prior year and macro-economic conditions, and based on that initial agenda, takes the following actions during the following year at such times noted below (in addition to any other business that may arise during the year):

January-March

•
Review and assess business and individual performance against prior year metrics
•
Certify performance results and determine compensation payout levels for the prior year
•
Review compensation policies and assess the risks arising from them
•
Review corporate goals and objectives for current year
•
Establish target pay levels, including approval of performance metrics and goal calibration for the annual bonus programs and PSU grants in the current year
•
Approve annual equity incentive grants for the current year

April-December

•
Review say-on-pay results and engage with stockholders
•
Consider and review adjustments to compensation programs based on feedback received from stockholders and evolving strategic objectives
•
Review compensation peer group, peer group pay levels for executives and non-employee directors, and market trends
•
Review compensation policies, including any required modifications based on regulatory developments
•
Develop agenda for following compensation year

Guidance from Independent Compensation Consultant

Since 2020, the Compensation Committee has engaged FW Cook as its independent compensation consultant to provide advice and analysis to the Compensation Committee as part of its comprehensive review of our executive and non-employee director compensation programs . FW Cook’s assistance includes competitive market analysis of our pay for performance alignment, incentive program design, and market positioning among our peer group, which informs the Compensation Committee’s decision-making.

FW Cook is retained by and reports to the Compensation Committee and, upon the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, FW Cook did not provide any services to the Company in 2025.

Each year, the Compensation Committee evaluates the independence of its compensation consultant to determine whether the services provided by the consultant raise any conflicts of interest, and has determined that its engagement of FW Cook has not presented any conflicts of interest.

Input from Management

The Compensation Committee also solicits input from our Chief Executive Officer, who typically presents salary, bonus and equity compensation recommendations for our executive officers (other than himself) to the Compensation Committee based on his years of experience in the financial services and software industries, his day-to-day engagement with the management team, and his desire to motivate the executive officers and ensure their commitment to the Company. Specifically, for each executive officer, our Chief Executive Officer will offer a description for the Compensation Committee of the officer’s performance during the prior year, and will make a

34 | SS&C 2026 PROXY STATEMENT

• Autodesk (Nasdaq: ADSK)

• Block (NYSE: XYZ)

• Bread Financial Holdings
(f.k.a. Alliance Data Systems) (NYSE: BFH)

• Broadridge Financial Solutions (NYSE: BR)

• Concentrix (Nasdaq: CNXC)

• DXC Technology (NYSE: DXC)

• Euronet Worldwide (Nasdaq: EEFT)

• FactSet Research Systems (NYSE: FDS)

• Global Payments (NYSE: GPN)

• Intuit (Nasdaq: INTU)

• Jack Henry & Associates (Nasdaq: JKHY)

• Maximus (NYSE: MMS)

• Palo Alto Networks (Nasdaq: PANW)

• Paychex (Nasdaq: PAYX)

• Synopsys (Nasdaq: SNPS)

• The Western Union Company (NYSE: WU)

• Workday (Nasdaq: WDAY)

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

recommendation as to salary, bonus and equity awards based upon the officer’s responsibilities and contributions to the Company’s performance. The Compensation Committee considers these recommendations and discusses his reviews and recommendations with him as part of its deliberations. For our Chief Executive Officer’s compensation, the Compensation Committee conducts its deliberations without him present. In this determination, as in other compensation matters, the Compensation Committee exercises its independent judgment.

Competitive Landscape

Working with its independent compensation advisors at FW Cook, the Compensation Committee establishes a peer group from which it reviews relevant competitive compensation data to help inform its decisions regarding executive pay levels and program design. For 2025 executive compensation, the peer group was unchanged from the list set forth in the 2025 Executive Compensation Program Changes section of our 2025 Proxy (“2025 Peer Group”). The 2025 Peer Group was initially recommended by FW Cook and re-approved by the Compensation Committee considering company size, industry relevance, and shared client base. The group is constructed such that, in totality, it represents a reasonable market reference point, placing us near the median of the group in terms of revenue. This group is reviewed annually for continued suitability. The 17 companies comprising the 2025 Peer Group for 2025 executive officer compensation are:

2025 Peer Group

Design and Structure of Executive Compensation

Executive Compensation Objectives

Our executive compensation program is designed to foster a performance-based culture among our employees that aligns their interests with those of our stockholders. The primary objectives of the Compensation Committee with respect to executive compensation are to:

•
attract, retain and motivate the best possible executive talent;
•
reward achievement of our strategic objectives by the NEOs and the Company; and
•
align the interests of the NEOs with those of our stockholders by emphasizing performance-based compensation.

To achieve these objectives, our executive compensation program employs a variety of elements, the interplay of which results in a compensation program that is strongly aligned with stockholder interests, retains a talented executive team that is critical to executing on our agenda and rewards them for creating value for our stockholders over the short- and long-term.

SS&C 2026 PROXY STATEMENT | 35

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Elements of Our Compensation Program

Our compensation program is comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs.

Purpose	Performance Goals/Vesting	Key Features

Provides certainty and predictability to meet ongoing living and other financial commitments Fixed compensation in exchange for investing in a career with SS&C	N/A	The only fixed component of our executive compensation program
Focus executive officers on achievement of annual growth, profitability and cash flow goals that drive sustainable stockholder value creation over the longer-term

Corporate Performance Metrics:

•
Adjusted revenue (25%)
•
Organic revenue growth (25%)
•
Operating cash flow (25%)
•
Adjusted consolidated EBITDA (25%)

Individual Performance:

+/-25% strategic modifier adjustment based on a holistic review of overall business and individual performance against strategic KPIs

Annual target bonuses established by the Compensation Committee Paid 100% in cash Maximum payout capped at 250% of target No payout if performance falls below threshold levels for all metrics
Closely aligns our NEOs’ interests with the long-term interests of our stockholders and promotes the retention of our executive team

PSUs are earned and vest between 0% and 200% based on achievement of a three-year average EPS performance goal and are subject to a +/-20% modifier adjustment based on achievement of relative TSR performance metric during the three-year performance period. The relative TSR modifier is set at the 55th percentile.

No upward modifier applied to PSUs if the Company’s absolute TSR over the performance period is negative

Total payout cannot exceed 200% of target (including the modifier)

Time-based RSUs vest in equal annual installments over three years

Number of shares underlying each award is based on the executive’s aggregate target value on the date of grant Grants are comprised 50% of PSUs, 25% of time-based stock options and 25% of RSUs
Time-based stock options vest 25% on the first anniversary of the grant date, and 1/36 of the remaining number monthly until the fourth anniversary of the grant date

36 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers, and is the only fixed component of our executive compensation program. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time to realign salaries with market levels after taking into account the performance of the Company and each executive officer’s responsibilities, performance and experience. In establishing base salaries for 2025, the Compensation Committee considered a variety of factors, including competitive market data, the seniority of the individual, the level of the individual’s responsibility, the Company’s ability to replace the individual, the individual’s tenure at the Company, relative pay among the executive officers, and our Chief Executive Officer’s input. The Compensation Committee deliberates and approves the base salary of our Chief Executive Officer without his presence.

The Compensation Committee approved an annual target total cash compensation structure for each of our NEOs, including the base salaries set forth in the table below and the annual target bonus opportunities set forth under “Annual Bonus” below. 2025 base salaries were maintained at the same levels as 2024. Additionally, the Compensation Committee determined not to increase base salaries for 2026 except as noted below for Mr. White whose base salary was increased by the Compensation Committee after taking into account the factors described in the above paragraph. The following table shows the annual base salaries of our NEOs for 2025 and 2026.

NAME	2025 BASE SALARY(1)	2026 BASE SALARY(2)

William C. Stone	$1,000,000	$1,000,000
Rahul Kanwar	$800,000	$800,000
Brian N. Schell	$600,000	$600,000
Jason White	$500,000	$575,000

(1)
Base salary rate effective January 1, 2025.
(2)
Base salary rate effective April 1, 2026.

Annual Bonus

Our Annual Bonus Program

We maintain a formulaic, target-based annual bonus program that aims to provide incentives to our executive officers that drive annual performance based on our operating plan and individual performance goals, while retaining the ability to adjust payouts based on the Compensation Committee’s holistic assessment of overall Company performance in the business environment and each NEO’s individual performance during the year (which we refer to as the “strategic modifier”). At the beginning of each year, the Compensation Committee, with input from our management team, will establish target bonus opportunities as well as corporate performance factors and payout formulas. The performance goals are intended to be rigorous and promote our agenda to create stockholder value.

2025 Target Bonus Opportunity

The Compensation Committee established the following target bonus opportunities for each of our NEOs in 2025, which were set considering competitive data from our 2025 Peer Group, and which were maintained at the same levels as 2024.

NAMED EXECUTIVE OFFICER	2025 TARGET BONUS OPPORTUITY ($)
William C. Stone	$5,000,000
Rahul Kanwar	$4,000,000
Brian N. Schell	$1,400,000
Jason White	$1,000,000

Components of 2025 Annual Bonus Program

The components of our 2025 annual bonus program included a company performance factor ("CPF") consisting of four equally-weighted performance metrics, representing key drivers of sustainable stockholder value creation for our Company, and an individual strategic modifier. Achievement of the company performance factor is based on the level of attainment of rigorous pre-established financial performance goals set forth below, while the strategic modifier is intended to provide the Compensation Committee with an opportunity to make an upwards or downwards adjustment of as much as 25% based on a holistic assessment of overall Company performance in the business environment and each executive’s performance against pre-established strategic KPIs. This strategic modifier provides the

SS&C 2026 PROXY STATEMENT | 37

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Committee with the ability to more closely tailor annual bonus payouts based on its evaluation of strategic goal attainment and an assessment of individual performance over the year, thereby further reinforcing the Company’s culture of performance and accountability. The target achievement levels established for the Company performance factors used for the 2025 performance year reflect growth from 2024 actual results and are aligned with guidance that the Company provided to the market in connection with our Q4 and Full Year 2024 Earnings Results shared on February 6, 2025. Actual bonus payouts for each NEO can range between 50% and 250% of his or her target annual bonus opportunity, provided that no payout is provided for any metric that does not achieve threshold performance and if achievement of all company performance factors is less than threshold performance, then there is no payout of annual bonuses. Payouts are linearly interpolated for achievement between stated performance levels.

TARGET BONUS	X	COMPANY PERFORMANCE FACTOR (CPF)	X	STRATEGIC MODIFIER (+/-25%)	=	ACTUAL BONUS

		2025 GOAL CALIBRATION*			PAYOUT CALIBRATION

CPF METRICS	WGT.	THRESH.	TARGET	MAX.	THRESH.	TARGET	MAX.

Adjusted Revenue(1)	25%	$6,010.9	$6,165.0	$6,319.1	50%	100%	250%
Organic Revenue Growth(1)	25%	2.5%	5.0%	7.5%	50%	100%	250%
Operating Cash Flow(1)	25%	$1,423.1	$1,498.0	$1,572.9	50%	100%	250%
Adjusted Consolidated EBITDA(1)	25%	$2,300.4	$2,421.5	$2,542.6	50%	100%	250%

* Dollar amounts in the table reflected in millions

(1)
Adjusted Revenue, Organic Revenue Growth, Operating Cash Flow and Adjusted Consolidated EBITDA are non-GAAP financial measures. See Appendix A for definitions and reconciliations of all non-GAAP financial measures referenced herein.

For the 2025 performance year, the Compensation Committee selected the following strategic modifier KPI categories under the annual bonus program: (i) strategic initiatives (e.g., product launches, acquisitions and divestitures), (ii) human capital management (e.g., employee engagement, leadership and exemplification of culture and values and succession/leadership development); and (iii) individual leadership goals and objectives. The Compensation Committee, with input from our CEO, takes a measured approach on this performance review to ensure that our executives are appropriately motivated and incentivized to continue to perform at high levels and to avoid any incentives for excessive risk-taking.

38 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

2025 Annual Bonus Program Results

In early 2026, the Compensation Committee assessed the Company’s achievement of the company performance factor and made final decisions with respect to application of the strategic modifier and payout of 2025 annual bonuses. The table below sets forth the achievement of each financial metric under the company performance factor of the 2025 bonus program. Based on this achievement, the aggregate achievement of the company performance factor was determined to be 165.4% of target levels (with dollar amounts in the table reflected in millions).

COMPANY PERFORMANCE FACTOR METRIC	2025 TARGET	2025 ACTUAL PERFORMANCE	2025 BONUS PAYOUT LEVEL (AS A % OF TARGET)

Adjusted Revenue(1) (2)	$6,165.0	$6,250.2	182.9%
Organic Revenue Growth(1)	5.0%	4.8%	96.0%
Operating Cash Flow(1)(2)	$1,498.0	$1,737.8	250.0%
Adjusted Consolidated EBITDA(1)(2)	$2,421.5	$2,447.8	132.6%
Total Company Performance Factor			165.4%

(1)
Adjusted Revenue, Organic Revenue Growth, Operating Cash Flow and Adjusted Consolidated EBITDA are non-GAAP financial measures. See Appendix A for definitions and reconciliations of all non-GAAP financial measures referenced herein.
(2)
In determining the achievement of the company performance factor metrics under our 2025 annual bonus program, the Compensation Committee reviewed and approved adjustments to the Adjusted Revenue, Operating Cash Flow and Adjusted Consolidated EBITDA metrics to account for the impact of foreign currency exchange rate fluctuations and costs associated with completing acquisitions. Foreign currency exchange rate fluctuations resulted in a downward adjustment of $26.0 million to the Adjusted Revenue metric, $14.5 million to the Operating Cash Flow metric and $14.5 million to the Adjusted Consolidated EBITDA metric. Costs associated with completing acquisitions resulted in an upward adjustment of $7.5 million to the Operating Cash Flow metric. Accordingly, the above stated actual results for the Adjusted Revenue, Operating Cash Flow and Adjusted Consolidated EBITDA metrics utilized under our 2025 annual bonus program is different from that used by us for other purposes, including as described on page 31 of this Proxy Statement.

The Compensation Committee also considered the achievement against the strategic KPI categories described above as well as relative Company performance in the macro business environment. Following robust discussions, the Compensation Committee determined that no upward or downward modifier would be applied to the NEOs’ annual bonus payouts for 2025 under the strategic modifier component of our annual bonus program for 2025.

The table below reflects the actual annual bonuses awarded to our named executive officers for 2025 performance.

NAMED EXECUTIVE OFFICER	2025 TARGET BONUS OPPORTUNITY ($)	COMPANY PERFORMANCE FACTOR (%)	STRATEGIC MODIFIER ADJUSTMENT (%)	2025 BONUS PAYOUTS

William C. Stone	$5,000,000	165.4%	N/A	$8,270,000
Rahul Kanwar	$4,000,000	165.4%	N/A	$6,616,000
Brian N. Schell	$1,400,000	165.4%	N/A	$2,315,600
Jason White	$1,000,000	165.4%	N/A	$1,654,000

Long-Term Incentive Equity Awards

The Compensation Committee believes that equity-based long-term incentive compensation is a critical component of our executive compensation program and is committed to the use of a program that appropriately motivates and incentivizes our NEOs and aligns their interests with those of our stockholders. Our long-term incentive compensation program incorporates and emphasizes performance-based equity awards that are intended to promote alignment of our executive interests with those of our stockholders and to promote long-term stockholder value creation.

Since 2023, grants under the long-term incentive program are comprised of 50% of PSUs, 25% of time-based stock options and 25% of RSUs, and each NEO receives equity incentive awards based on an aggregate target value on the date of grant (as opposed to a target share number). The targeted grant date fair value is determined by the Compensation Committee each year after a holistic consideration of competitive data and individual-specific factors for our executive officers.

SS&C 2026 PROXY STATEMENT | 39

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The table below sets forth the approved target value for each of the equity awards granted to our NEOs under our compensation program in 2025, which were maintained at the same levels as 2024.

Name	PSUs ($)	STOCK OPTIONS ($)	RSUs ($)	AGGREGATE TARGET VALUE ($)

William C. Stone	$7,500,000	$3,750,000	$3,750,000	$15,000,000
Rahul Kanwar	$6,000,000	$3,000,000	$3,000,000	$12,000,000
Brian N. Schell	$2,000,000	$1,000,000	$1,000,000	$4,000,000
Jason White	$2,250,000	$1,125,000	$1,125,000	$4,500,000

PSUs

To foster strong focus on long-term performance and changes in shareholder value, PSUs are the most significant single component of the annual award mix under our long-term incentive program, comprising one-half of the total target value of the long-term incentive program awards. The Compensation Committee believes that emphasizing performance-based awards in the form of PSUs in the overall equity award mix is closely aligned with market practice, places a strong emphasis on pay-for-performance, and aligns the NEOs’ compensation with long-term stockholder value creation.

For PSUs granted in 2025 (“2025 PSUs”), the Compensation Committee selected a performance goal comprised of a three-year average annual EPS growth rate, which is measured based on our Adjusted Diluted EPS (“3-Year EPS Growth”). The Compensation Committee believes that the 3-Year EPS Growth metric will closely align the potential payout of the 2025 PSUs to the value ultimately realized by our stockholders over a similar time horizon, and complements the financial performance measures used in the annual cash bonus program described under “Annual Bonus” above. The 2025 PSUs will be eligible to become earned and vest between 0% and 200% of target levels based on the achievement of the three-year EPS Growth metric over a three-year performance period from January 1, 2025 through December 31, 2027, as set forth in the table below (with linear interpolation applied between performance levels), subject generally to the NEO’s continued employment with us through the final determination of the satisfaction of the performance goals by the Compensation Committee, expected to occur in early 2028. The Committee believes that these performance targets represent rigorous performance goals based on the Company’s recent historical growth rates, and that if the PSUs are earned at or above target levels, it will result in significant value creation for our stockholders.

ADJUSTED DILUTED EPS GROWTH RATE	PAYOUT PERCENTAGE

11% (maximum)	200%
7.5% (target)	100%
4% (threshold)	50%
<4% (below threshold)	0%

In addition, the ultimate payout of the 2025 PSUs is also subject to a relative TSR performance modifier based on the percentile ranking of our TSR over the three-year performance period relative to that of the companies comprising our compensation benchmarking peer group described under “Competitive Landscape”, as set forth in the table below. Once the achievement of 3-Year EPS Growth is calculated, the relative TSR modifier will then be applied to the 2025 PSU payout level, with the ultimate payout level adjusted upwards or downwards by up to 20% (subject to the maximum 200% payout). No upward modifier will be applied if our absolute TSR is negative for the three-year performance period. The Compensation Committee has incorporated the relative TSR metric as a performance modifier to the PSUs to more directly link the long-term incentive compensation program to our stockholders’ returns. As a result, the use of this relative TSR modifier set at the 55th percentile to enhance rigor will reward the NEOs for sustained market outperformance, as well as regulate payouts for market underperformance, even if the 3-Year EPS Growth metric is achieved at or above-target.

RELATIVE TSR MODIFIER	MODIFIER %

≥ 80th percentile	+20%
55th percentile	0%
≤ 30th percentile	-20%

40 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Stock Options

Stock options are a key component of the annual equity award mix, and comprise 25% of the total target value of the long-term incentive program awards. The Compensation Committee continues to believe that stock options play an effective role in linking pay with performance in that our stock price must appreciate following the grant date in order for the options to deliver any value to the NEOs.

The stock options granted in 2025 (“2025 Options”) will vest over a four-year period from the grant date, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments for three years thereafter, subject generally to the NEO’s continued employment with us through each vesting date.

RSUs

The Compensation Committee believes the RSU component of the annual equity award mix under our long-term incentive program promotes executive retention by linking RSU vesting to continuous employment requirements. The RSU component comprises 25% of the total target value of the long-term incentive program awards. The RSU awards are aligned with stockholder value creation, as the value of the shares ultimately realized by the NEOs are derivative of our stock price.

The RSUs granted in 2025 (“2025 RSUs”) will vest in equal annual installments on each of the first three anniversaries of the grant date, subject generally to the NEO’s continued employment with us through each vesting date.

Performance Stock unit (PSU) performance period that concluded in 2025

In February 2026, the Compensation Committee reviewed our results for the performance period associated with PSUs granted to Messrs. Stone, Kanwar and White in March 2023 and Mr. Schell August 2023, all of which had a 2023 – 2025 performance period (the “March 2023 PSUs”) which are summarized in the table below.

	MARCH 2023 PSUs
Performance period	2023 – 2025
Performance metric	3-Year EPS Growth
Maximum – Growth Rate / Vesting Percentage	10.0%	200%
Target – Growth Rate / Vesting Percentage	7.5%	100%
Threshold – Growth Rate / Vesting Percentage	5.0%	50%
Below Threshold – Growth Rate / Vesting Percentage	<5.0%	0%

Performance Modifier	Relative TSR Modifier
Upward Adjustment	> 80th percentile	+20%
No Adjustment	55th percentile	0%
Downward Adjustment	< 30th percentile	-20%

Actual results – 3-Year EPS Growth / Vesting Percentage*	9.99%	199.6%
Actual results - Relative TSR Modifier / Adjustment Percentage	93rd percentile	120.0%
Total payout percentage*		200.0%

*Total amount of earned PSUs cannot exceed 200% of the target PSUs.

Following the certification of the performance goals by the Compensation Committee, as shown in the table above, Mr. Stone received 263,394 shares, Mr. Kanwar received 210,715 shares, Mr. Schell received 73,588 shares, and Mr. White received 79,020 shares.

Equity Grant Practices

We do not have a formal policy with respect to the timing of grants of our equity awards, but the Compensation Committee has historically granted such awards on a predetermined schedule, in the first calendar quarter of each year, at regularly scheduled meetings of the Compensation Committee which are scheduled approximately one year in advance. From time to time, we also grant equity awards in

SS&C 2026 PROXY STATEMENT | 41

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

connection with new hires and promotion, and the timing of such grants are driven by the timing of the hiring or promotion. No such special equity award grants were made to any NEO in 2025. We do not schedule our equity grants in anticipation of the release of material, non-public information (“MNPI”), nor do we time the release of MNPI based upon the grant dates of equity awards. The Compensation Committee does not take MNPI into account when determining the timing and terms of our equity award grants. In the event MNPI becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee would use its business judgment to determine whether to delay the grant of equity awards.

2026 Executive Compensation Program Changes

The Compensation Committee has not made and does not expect to make significant changes to the executive compensation program design in 2026 compared to 2025. The size, terms and components of base salary, target annual bonus and long-term incentive equity grants are expected to be substantially unchanged in 2026. In connection with its regular annual review of our market competitiveness among our peers in April 2025, the Compensation Committee determined not to make changes to the comparison companies peer group from the 2025 Peer Group.

Benefits

We offer a variety of benefit programs to all eligible employees, including our executive officers. Our executive officers generally are eligible for the same benefits on the same basis as other employees, including medical, dental and vision benefits, life insurance coverage and short-and long-term disability coverage. All eligible employees are also able to contribute to our 401(k) plan and receive matching Company contributions under the plan. In addition, our executive officers are entitled to reimbursement for reasonable business travel and other expenses incurred during the performance of their duties in accordance with our expense reimbursement policy.

No Perquisites

Consistent with our pay for performance philosophy, in 2025 we did not provide our NEOs with perquisites, excise tax gross-ups or supplemental executive retirement benefits.

Employment Agreements and Severance and Change of Control Benefits

Mr. Stone and Mr. Schell are currently the only NEOs with employment agreements or any contractual severance entitlements upon a termination of employment (other than with respect to any “double-trigger” equity acceleration, as described under “Potential Payments upon Termination or Change of Control" below). Mr. Stone’s and Mr. Schell’s agreements provide for certain payments and benefits in the event of specified termination of employment scenarios, as described in detail under “Potential Payments Upon Termination or Change of Control” below.

Insider Trading Policy

We maintain a Securities Transaction Policy that governs the purchase, sale and/or other dispositions of our securities applicable to our personnel, including directors, officers, employees and other covered persons. Our Securities Transaction Policy promotes compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Securities Transaction Policy was included as Exhibit 19 to our Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission on February 26, 2025.

Stock Ownership Guidelines, Anti-Hedging and Pledging Policy and Clawback Policy

We have adopted executive stock ownership guidelines under which our executive officers are expected to accumulate and retain a meaningful level of ownership in our stock. Under the stock ownership guidelines, executive officers have the following ownership requirements:

•
Chief Executive Officer – 10x base annual salary
•
Other Executive Officers – 2x base annual salary

For purposes of determining compliance with the ownership guidelines, the following shares are counted as being owned:

•
Shares owned by the executive officer, individually or jointly with such person’s spouse;
•
Shares held in a trust established by the executive officer for the benefit of such person and/or his or her family members;
•
Shares underlying any vested deferred stock units held by the executive officer;
•
Shares credited to the executive officer’s 401(k) plan account; and
•
50% of shares underlying unvested of time-based restricted stock or RSUs.

42 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Shares underlying the in-the-money portion of vested, unexercised stock options do not count toward satisfaction of the ownership thresholds.

Additionally, shares underlying unvested and unearned performance awards or unvested stock options do not count toward satisfaction of the ownership thresholds. There are no time periods within which an executive officer must attain the applicable stock ownership level.

As of December 31, 2025, all of our NEOs were in compliance with our stock ownership guidelines. Our Compensation Committee will continue to review the stock ownership guidelines in 2026 for continued alignment with leading governance practices as part of its ongoing review of our executive compensation program.

We also have adopted an anti-hedging/anti-pledging policy that prohibits our employees and directors from engaging in any transactions that are designed to hedge or speculate on any change in the market value of our common stock.

The Board has adopted two incentive compensation clawback policies. Our first incentive compensation clawback policy is mandated by the Dodd-Frank Act and applies to incentive compensation awarded to our executives based on a financial measure in the event of a financial restatement without regard to fault or misconduct by our executives. Our second incentive compensation clawback policy extends beyond Dodd-Frank Act requirements and applies to all incentive compensation including cash bonuses and time-based vesting awards (in addition to performance based incentive awards and other incentive compensation based on a financial measure) if our executives’ misconduct is a significant contributing factor to the need for a financial restatement. The Compensation Committee continues to review and assess our clawback policies to further align with the interests of the Company and our shareholders.

Risk Assessment and Compensation Practices

The Compensation Committee, with the help of its outside advisors, oversees the review and assessment of any risks arising from our compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on our Company. Based on its review of our executive compensation program and pay for performance philosophy, the Compensation Committee has determined that our compensation policies and practices are not reasonably likely to create risks that would have a material adverse effect on our Company.

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make modifications to compensation policies where we deem it appropriate.

For instance, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its current and former named executive officers.

In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our stockholders’ best interests.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of SS&C Technologies Holdings, Inc.

Jonathan E. Michael (Chair)

Francesco Vanni d'Archirafi

Michael J. Zamkow

SS&C 2026 PROXY STATEMENT | 43

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table contains information with respect to the compensation earned by our named executive officers for the fiscal years ended December 31, 2025, 2024 and 2023.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)		OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

William C. Stone	2025	1,000,000	—	11,979,259	(4)	3,750,009	8,270,000	8,396	25,007,664
Chief Executive Officer	2024	1,000,000	—	11,637,069		3,750,228	9,475,000	8,396	25,870,693
	2023	1,000,000	—	11,798,896		3,750,824	3,540,000	8,444	20,098,164
Rahul Kanwar	2025	800,000	—	9,583,501	(4)	3,000,003	6,616,000	8,317	20,007,821
Chief Operating Officer	2024	800,000	—	9,309,615		3,000,196	7,580,000	8,317	20,698,128
	2023	800,000	—	9,439,128		3,000,666	2,832,000	8,355	16,080,149
Brian N. Schell	2025	600,000	—	3,194,625	(4)	1,000,001	2,315,600	8,238	7,118,464
Chief Financial Officer	2024	600,000	—	3,103,270		1,000,077	2,653,000	8,238	7,364,585
	2023(5)	240,909	—	8,756,250		999,846	991,200	89	10,988,293
Jason White	2025	500,000	—	3,593,779	(4)	1,125,019	1,654,000	8,198	6,880,996
Chief Legal Officer	2024	500,000	—	3,491,213		1,125,073	1,895,000	8,198	7,019,484
	2023	500,000	—	3,539,773		1,125,254	708,000	8,222	5,881,249

(1)
The amounts in these columns reflect the aggregate accounting grant date fair value of stock and option awards granted to our named executive officers during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures and, for performance-based awards, based on the probable outcome of the performance conditions as of the grant date. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2026.
(2)
Amounts reflected for the applicable year reflect annual cash bonuses earned in respect of performance for such year and paid early in the following year. Bonuses earned in respect of 2025 performance are described in “Compensation Discussion and Analysis – Annual Bonus” above.
(3)
All other compensation for 2025 consists of the following (refer to Benefits and No Excessive Perquisites on page 42):

NAME	401(K) MATCH	LIFE INSURANCE PREMIUMS	TOTAL OTHER COMPENSATION

William C. Stone	$8,000	$396	$8,396
Rahul Kanwar	8,000	317	8,317
Brian N. Schell	8,000	238	8,238
Jason White	8,000	198	8,198

(4)
Amounts represent the accounting grant date fair value of 2025 RSUs and PSUs granted, as further described under “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards” above. Assuming the maximum level of the performance conditions will be achieved related to the PSUs, the value of these awards would be the following as of the grant date:

MAXIMUM VALUE
NAME	2025 PSUs

William C. Stone	$16,458,414
Rahul Kanwar	13,166,848
Brian N. Schell	4,389,080
Jason White	4,937,544

(5)
Brian N. Schell was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer effective August 7, 2023.

44 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

2025 Grants of Plan-Based Awards

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2025 to our named executive officers.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)				ALL OTHER STOCK AWARDS: NUMBER OF SHARES	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES	EXERCISE PRICE OF	GRANT DATE FAIR VALUE OF STOCK
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD	TARGET	MAXIMUM		OF STOCK OR UNITS (#)	UNDERLYING OPTIONS (#)	OPTION AWARDS ($/SHARE)	AND OPTION AWARDS ($)(4)

William	2/14/2025	—	—	—	63,445	84,593	169,186	(3)	—	—	—	8,229,207
C. Stone	2/14/2025	—	—	—	—	—	—		42,297	—	—	3,750,052
	2/14/2025	—	—	—	—	—	—		—	185,644	88.66	3,750,009
		625,000	5,000,000	12,500,000	—	—	—		—	—	—	—
Rahul	2/14/2025	—	—	—	50,757	67,675	135,350	(3)	—	—	—	6,583,424
Kanwar	2/14/2025	—	—	—	—	—	—		33,838	—	—	3,000,077
	2/14/2025	—	—	—	—	—	—		—	148,515	88.66	3,000,003
		500,000	4,000,000	10,000,000	—	—	—		—	—	—	—
Brian	2/14/2025	—	—	—	16,920	22,559	45,118	(3)	—	—	—	2,194,540
N. Schell	2/14/2025	—	—	—	—	—	—		11,280	—	—	1,000,085
	2/14/2025	—	—	—	—	—	—		—	49,505	88.66	1,000,001
		175,000	1,400,000	3,500,000	—	—	—		—	—	—	—
Jason	2/14/2025	—	—	—	19,034	25,378	50,756	(3)	—	—	—	2,468,772
White	2/14/2025	—	—	—	—	—	—		12,689	—	—	1,125,007
	2/14/2025	—	—	—	—	—	—		—	55,694	88.66	1,125,019
		125,000	1,000,000	2,500,000	—	—	—		—	—	—	—

(1)
Reflects the range of payout opportunities under the 2025 annual cash bonus program based on the achievement of established financial performance metrics as described further under “Compensation Discussions and Analysis – Annual Bonus.”
(2)
Reflects the grant of 2025 PSUs under our Amended and Restated 2023 Stock Incentive Plan, and range of payout opportunities, as described further under “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards – PSUs.”
(3)
2025 PSUs vest following the conclusion of the three-year (January 1, 2025 – December 31, 2027) performance period, subject to the satisfaction of performance criteria and continued employment through the date the performance criteria are certified. 2025 PSUs are subject to “double-trigger” acceleration of vesting in connection with a qualifying termination of employment within 24 months following a change in control. The 2025 PSUs also receive dividend equivalents in the amount of any dividends or distributions declared on shares while the award is outstanding, which dividend equivalents vest and pay out at the same time and in the same form as the underlying 2025 PSUs.
(4)
Amount reflects the aggregate accounting grant date fair value of stock awards to our named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2026.

SS&C 2026 PROXY STATEMENT | 45

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information concerning option awards and stock awards that were outstanding as of December 31, 2025.

	OPTION AWARDS						STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

William C. Stone	300,000		—		29.25	12/21/2026	—		—		—		—
	350,000		—		40.44	12/22/2027	—		—		—		—
	500,000		—		44.28	12/17/2028	—		—		—		—
	450,000		—		61.16	12/23/2029	—		—		—		—
	225,000		—		71.46	12/22/2030	—		—		—		—
	178,245		—		68.52	3/17/2031	—		—		—		—
	408,960		—		81.40	12/22/2031	—		—		—		—
	144,189	(1)	65,543	(1)	59.17	3/2/2033	21,950	(2)	1,918,869	(3)	263,395	(4)	23,025,991	(3)
	100,218	(5)	118,441	(5)	64.54	2/22/2034	39,782	(6)	3,477,742	(3)	238,690	(7)	20,866,280	(3)
	—		185,644	(8)	88.66	2/14/2035	42,820	(9)	3,743,324	(3)	171,279	(10)	14,973,210	(3)
Rahul Kanwar	50,000		—		38.66	9/7/2027	—		—		—		—
	180,000		—		40.44	12/22/2027	—		—		—		—
	100,000		—		54.35	8/2/2028	—		—		—		—
	300,000		—		44.28	12/17/2028	—		—		—		—
	275,000		—		61.16	12/23/2029	—		—		—		—
	140,000		—		71.46	12/22/2030	—		—		—		—
	110,908		—		68.52	3/17/2031	—		—		—		—
	318,080		—		81.40	12/22/2031	—		—		—		—
	115,352	(1)	52,434	(1)	59.17	3/2/2033	17,560	(2)	1,535,095	(3)	210,716	(4)	18,420,793	(3)
	80,175	(5)	94,753	(5)	64.54	2/22/2034	31,825	(6)	2,782,142	(3)	190,951	(7)	16,692,936	(3)
	—		148,515	(8)	88.66	2/14/2035	34,257	(9)	2,994,747	(3)	137,024	(10)	11,978,638	(3)
Brian N. Schell	36,098	(11)	25,784	(11)	56.29	8/15/2033	39,860	(12)	3,484,561	(3)	73,589	(4)	6,433,150	(3)
	26,725	(5)	31,585	(5)	64.54	2/22/2034	10,609	(6)	927,439	(3)	63,651	(7)	5,564,370	(3)
	—		49,505	(8)	88.66	2/14/2035	11,420	(9)	998,336	(3)	45,676	(10)	3,992,996	(3)
Jason White	50,000		—		61.16	12/23/2029	—		—		—		—
	60,000		—		71.46	12/22/2030	—		—		—		—
	163,584		—		81.40	12/22/2031	—		—		—		—
	28,257	(1)	19,663	(1)	59.17	3/2/2033	6,585	(2)	575,661	(3)	79,020	(4)	6,907,928	(3)
	30,066	(5)	35,532	(5)	64.54	2/22/2034	11,935	(6)	1,043,358	(3)	71,608	(7)	6,259,971	(3)
	—		55,694	(8)	88.66	2/14/2035	12,846	(9)	1,122,997	(3)	51,384	(10)	4,491,989	(3)

(1)
These time-based options vest as to 25% of the number of shares underlying the option on March 2, 2024 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on March 2, 2027, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control.
(2)
These RSUs vest as to one-third of the number of shares underlying the grant on each of the first three anniversaries of the grant date, March 2, 2023, until fully vested on March 2, 2026, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control. The numbers of units in the table include the following dividend equivalents for each NEO: (i) Mr. Stone – 824; (ii) Mr. Kanwar – 659; and (iii) Mr. White – 247.
(3)
The value of unvested and unearned RSUs and PSUs is calculated by multiplying the number of unvested and unearned units held by each named executive officer by $87.42 (the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025).
(4)
These 2023 PSUs have the potential to vest at the end of a three-year performance period based on a 3-Year EPS Growth performance metric. The performance period was from January 1, 2023 – December 31, 2025. The number of units of stock included in the table above represent the number of shares which can be earned based on achieving maximum performance goals. In February 2026, the performance criteria were measured and the PSUs vested at 200% of target. The 2023 PSUs also received dividend equivalents in the amount of any dividends or distributions declared on shares while the award is outstanding, which dividend equivalents vest and pay out at the same time and in the same form as the underlying 2023 PSUs in the form of additional shares. The numbers of units in the table include the following dividend equivalents for each NEO: (i) Mr. Stone – 9,887; (ii) Mr. Kanwar – 7,910; (iii) Mr. Schell – 2,527; and (iv) Mr. White – 2,966.
(5)
These time-based options vest as to 25% of the number of shares underlying the option on February 22, 2025 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on February 22, 2028, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control.

46 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(6)
These RSUs vest as to one-third of the number of shares underlying the grant on each of the first three anniversaries of the grant date, February 22, 2024, until fully vested on February 22, 2027, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control. The numbers of units in the table include the following dividend equivalents for each NEO: (i) Mr. Stone – 1,046; (ii) Mr. Kanwar – 836; (iii) Mr. Schell – 279 and (iv) Mr. White – 314.
(7)
These 2024 PSUs have the potential to vest at the end of a three-year performance period based on a 3-Year EPS Growth performance metric. The performance period is from January 1, 2024 – December 31, 2026. The number of units of stock included in the table above represent the number of shares which can be earned based on achieving maximum performance goals. The 2024 PSUs also receive dividend equivalents in the amount of any dividends or distributions declared on shares while the award is outstanding, which dividend equivalents vest and pay out at the same time and in the same form as the underlying 2024 PSUs in the form of additional shares. The numbers of units in the table include the following dividend equivalents for each NEO: (i) Mr. Stone – 6,274; (ii) Mr. Kanwar – 5,019; (iii) Mr. Schell – 1,673; and (iv) Mr. White – 1,882.
(8)
These time-based options vest as to 25% of the number of shares underlying the option on February 14, 2026 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on February 14, 2029, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control .
(9)
These RSUs vest as to one-third of the number of shares underlying the grant on each of the first three anniversaries of the grant date, February 14, 2025, until fully vested on February 14, 2028, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control. The numbers of units in the table include the following dividend equivalents for each NEO: (i) Mr. Stone – 523; (ii) Mr. Kanwar – 419; (iii) Mr. Schell – 140 and (iv) Mr. White – 157.
(10)
These 2025 PSUs have the potential to vest at the end of a three-year period based on a 3-Year EPS Growth performance metric. The performance period is from January 1, 2025 – December 31, 2027. The number of units of stock included in the table above represent the number of shares which can be earned based on achieving maximum performance goals. The 2025 PSUs also receive dividend equivalents in the amount of any dividends or distributions declared on shares while the award is outstanding, which dividend equivalents vest and pay out at the same time and in the same form as the underlying 2025 PSUs in the form of additional shares. The numbers of units in the table include the following dividend equivalents for each NEO: (i) Mr. Stone – 2,093; (ii) Mr. Kanwar – 1,674; (iii) Mr. Schell – 558; and (iv) Mr. White – 628.
(11)
These time-based options vested as to 25% of the number of shares underlying the option on August 15, 2024 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on August 15, 2027, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control.
(12)
These RSUs vest as to one-third of the number of shares underlying the grant on each of the first three anniversaries of the grant date, August 15, 2023, until fully vested on August 15, 2026, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control. The number of units in the table includes dividend equivalents of 1,369.

2025 Option Exercises and Stock Vested

The following table sets forth information concerning stock options that were exercised and stock awards that vested by our named executive officers in 2025 and the values realized.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

William C. Stone	420,000	19,807,200	41,328	3,671,452
Rahul Kanwar	—	—	33,062	2,937,126
Brian Schell	—	—	44,856	3,904,104
Jason White	71,000	2,628,242	12,400	1,101,535

(1)
The dollar value realized on exercise represents the difference between the market value of the shares at the time of exercise and the respective per-share exercise price of the options.
(2)
The dollar value realized on vesting of stock awards represents the market value of the shares on the applicable vesting date.

SS&C 2026 PROXY STATEMENT | 47

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Potential Payments upon Termination or Change of Control

Equity Award Provisions Impacting All Named Executive Officers

Equity awards granted in December 2020 or later to our executive officers only provide for “double-trigger” acceleration in connection with a change in control – i.e. if an executive officer experiences a qualifying termination of employment within twenty-four (24) months of a change in control. Equity awards granted to our executive officers are also subject to accelerated vesting in the event of a termination of employment due to their death or disability (as defined in the applicable stock incentive plan), with time-vesting awards becoming fully vested on such termination, and a pro-rata portion (as defined in the applicable stock incentive plan) of performance-based awards becoming vested on such termination based on the actual achievement level of the performance goals measured as of the date of such termination as determined by the Compensation Committee. The estimated value of equity award acceleration upon these events are set forth in the tables below.

William C. Stone

Our Compensation Committee believes Mr. Stone’s employment agreement continues to be beneficial to the Company in retaining Mr. Stone. Mr. Stone’s agreement entitles Mr. Stone to specified benefits in the event of the termination of employment under certain circumstances. If we terminate Mr. Stone’s employment without cause (as defined below), if Mr. Stone resigns for good reason (as defined below) prior to the end of the term of the employment agreement, or if Mr. Stone receives a notice of non-renewal of the employment term by us, Mr. Stone will be entitled to receive (1) an amount equal to 200% of his base salary and 200% of his average annual bonus, inclusive of stock and restricted stock that he received as a component of such bonus, over the three bonus years preceding the year of termination, (2) accelerated vesting of 50% of his then-unvested options and full vesting of any restricted stock and (3) three years of Company-paid coverage under certain health plans. In the event of Mr. Stone’s death or a termination of Mr. Stone’s employment due to any disability that renders Mr. Stone unable to perform his duties under the agreement for six consecutive months, Mr. Stone or his representative or heirs, as applicable, will be entitled to receive (1) disability or death benefits (as applicable) in accordance with our programs and arrangements, (2) accelerated vesting as set forth above, and (3) a prorated amount of his average bonus for the three bonus years preceding the year of termination.

“Cause” means (a) Mr. Stone’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties; (b) Mr. Stone’s conviction of, or plea of guilty or nolo contendere to, a felony; (c) the commission by Mr. Stone of an act of fraud or embezzlement against us or any of our subsidiaries as determined in good faith by a two-thirds majority of the Board; or (d) Mr. Stone’s breach of any material provision of the Amended Employment Agreement.

“Good reason” generally means the occurrence of any of the following events without Mr. Stone’s written consent: (a) an adverse change in Mr. Stone’s employment title; (b) a material diminution in Mr. Stone’s employment duties, responsibilities or authority, or the assignment to Mr. Stone of duties that are materially inconsistent with his position; (c) any reduction in Mr. Stone’s base salary, (d) any breach by us of any material provision of the Amended Employment Agreement, the Stockholders Agreement, or any other governing agreement between us and Mr. Stone; (e) a material diminution in Mr. Stone’s reporting line; or (f) a material diminution in our budget over which Mr. Stone retains authority.

The table below reflects the estimated amount of compensation payable to Mr. Stone in the event of termination of his employment or a change of control (or similar event, as defined in the applicable equity plan). The amounts shown assume that such termination or change of control was effective as of December 31, 2025. The actual amounts to be paid out, if any, will differ from the amounts reflected below and can only be determined at the time of the termination or change of control.

PAYMENTS TO WILLIAM C. STONE UPON TERMINATION OR CHANGE OF CONTROL	TERMINATION WITHOUT CAUSE, FOR GOOD REASON OR UPON NOTICE OF NON-RENEWAL ($)		FOR CAUSE OR WITHOUT GOOD REASON(1) ($)	CHANGE OF CONTROL ($)	TERMINATION WITHOUT CAUSE, FOR GOOD REASON OR UPON NOTICE OF NON- RENEWAL IN CONNECTION WITH A CHANGE OF CONTROL ($)		DISABILITY ($)		DEATH ($)

Base salary	2,000,000	(2)	—	—	2,000,000	(2)	—		—
Annual bonus	14,190,000	(3)	—	—	14,190,000	(3)	7,095,000	(4)	7,095,000	(4)
Stock options and stock awards	—		—	—	72,566,900	(5)	55,629,337	(6)	55,629,337	(6)
Health and welfare benefits	1,705	(7)	—	—	1,705	(7)	—		—
Disability benefits	—		—	—	—		—		—
Life insurance proceeds	—		—	—	—		—		—
Total	16,191,705		—	—	88,758,605		62,724,337		62,724,337

48 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(1)
In the event that Mr. Stone’s employment is terminated for cause or without good reason (each as defined under his agreement), he will be entitled only to his unpaid base salary through the date of the termination, payment of any annual bonus earned with respect to a completed fiscal year of SS&C that is unpaid as of the date of termination and any benefits due to him under any employee benefit plan, policy, program, arrangement or agreement.
(2)
Consists of 200% of Mr. Stone’s 2025 base salary.
(3)
Consists of 200% of Mr. Stone’s average bonus for 2023, 2024 and 2025.
(4)
Consists of a cash payment equal to the prorated amount of Mr. Stone’s average bonus for 2023, 2024 and 2025, payable within 60 business days of the date of termination.
(5)
The value of unvested awards was calculated by multiplying the number of shares underlying unvested options, RSUs and PSUs by $87.42 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2025) and then deducting the aggregate exercise price for options. PSUs are included in the table above based on the greater of target and actual performance of the performance conditions as of December 31, 2025.
(6)
The value of unvested awards was calculated by multiplying the number of shares underlying unvested options, RSUs and PSUs by $87.42 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2025) and then deducting the aggregate exercise price for options. PSUs are included in the table above based on actual performance of the performance conditions as of December 31, 2025 and a pro rata factor based on the number of months elapsed in each awards’ respective performance period.
(7)
Represents three years of coverage under certain SS&C medical plans.

Brian N. Schell

Mr. Schell’s offer letter entitles Mr. Schell to specified benefits in the event of the termination of employment under certain circumstances. If we terminate Mr. Schell’s employment without cause (as defined below), Mr. Schell will be entitled to receive (1) continued payment of his then-current base salary for a period of 12 months following his termination date, (2) any earned but unpaid annual bonus in respect of the fiscal year prior to the year of termination, and (3) a target annual bonus for the year of termination, prorated based on the number of days that he was employed during the year of termination. Mr. Schell is not entitled to any specified benefits in the event of the termination of his employment under circumstances other than termination without cause.

“Cause” means (i) the Company’s determination that Mr. Schell failed to substantially perform his duties (other than any such failure resulting from his disability) which is not remedied within fifteen days after receipt of written notice from the Company or an affiliate, as applicable, specifying such failure; (ii) the Company’s determination that Mr. Schell failed to carry out, or comply with any lawful and reasonable directive of the Company or the Chief Executive Officer of the Company, which is not remedied within fifteen days after receipt of written notice from the Company or any affiliate, as applicable, specifying such failure; (iii) Mr. Schell’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or a crime involving moral turpitude; (iv) Mr. Schell's unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any affiliate’s, as applicable, premises or while performing your duties and responsibilities; or (v) Mr. Schell’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any affiliate, as applicable.

The table below reflects the estimated amount of compensation payable to Mr. Schell in the event of termination of his employment or a change of control (or similar event, as defined in the applicable stock incentive plan), or in the event of his death or disability resulting in accelerated vesting of his equity awards. The amounts shown assume that such termination or change of control or death or disability was effective as of December 31, 2025. The actual amounts to be paid out, if any, will differ from the amounts reflected below and can only be determined at the time of the termination or change of control.

PAYMENTS TO BRIAN N. SCHELL UPON TERMINATION OR CHANGE OF CONTROL	TERMINATION WITHOUT CAUSE, FOR GOOD REASON OR UPON NOTICE OF NON-RENEWAL ($)		TERMINATION WITHOUT CAUSE OR FOR GOOD REASON IN CONNECTION WITH A CHANGE OF CONTROL ($)		DISABILITY ($)		DEATH ($)

Base salary	600,000	(1)	600,000	(1)	—		—
Annual bonus	1,400,000	(2)	1,400,000	(2)	—		—
Stock options and stock awards	—		22,926,113	(3)	18,409,315	(4)	18,409,315	(4)
Total	2,000,000		24,926,113		18,409,315		18,409,315

(1)
Consists of 100% of Mr. Schell’s 2025 base salary.
(2)
Consists of 100% of Mr. Schell’s 2025 target annual bonus.
(3)
The value of unvested awards was calculated by multiplying the number of shares underlying unvested options, RSUs and PSUs by $87.42 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2025) and then deducting the aggregate exercise price for options. PSUs are included in the table above based on the greater of target and actual performance of the performance conditions as of December 31, 2025.
(4)
The value of unvested awards was calculated by multiplying the number of shares underlying unvested options, RSUs and PSUs by $87.42 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2025) and then deducting the aggregate exercise price for options. PSUs are included in the table above based on actual performance of the performance conditions as of December 31, 2025 and a pro rata factor based on the number of months elapsed in each awards’ respective performance period.

SS&C 2026 PROXY STATEMENT | 49

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Other Named Executive Officers

Assuming a termination date of December 31, 2025, none of our named executive officers other than Mr. Stone and Mr. Schell had any arrangement providing for severance payments.

The table below sets forth, as of December 31, 2025, the unvested stock awards that would have become fully vested upon a change of control and with a qualifying termination following a change of control for Messrs. Kanwar and White, or in the event of death or disability resulting in accelerated vesting of their equity awards.

NAME	VALUE THAT WOULD VEST UPON CHANGE OF CONTROL AND TERMINATION WITHOUT CAUSE OR FOR GOOD REASON ($)(1)	DISABILITY ($)(2)	DEATH ($)(2)

Rahul Kanwar	58,053,583	44,503,485	44,503,485
Jason White	21,770,364	16,689,047	16,689,047

(1)
The value of unvested awards was calculated by multiplying the number of shares underlying unvested options, RSUs and PSUs by $87.42 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2025) and then deducting the aggregate exercise price for options. PSUs are included in the table above based on the greater of target and actual performance of the performance conditions as of December 31, 2025.
(2)
The value of unvested awards was calculated by multiplying the number of shares underlying unvested options, RSUs and PSUs by $87.42 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2025) and then deducting the aggregate exercise price for options. PSUs are included in the table above based on actual performance of the performance conditions as of December 31, 2025 and a pro rata factor based on the number of months elapsed in each awards’ respective performance period.

50 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2025 for our equity compensation plans.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)(3)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLAN(1)(2)

Equity compensation plans approved by securityholders	24,312,560	$63.39	13,756,550
Equity compensation plans not approved by securityholders	—	—	—
Total	24,312,560	$63.39	13,756,550

(1)
Number of shares is subject to additional adjustment for changes in capitalization such as stock splits, stock dividends and similar events.
(2)
Shares available for future issuance may be issued in the form of stock options, restricted stock, unrestricted stock, RSUs, PSUs, stock appreciation rights or other stock-based awards. Future stock-based awards are available for issuance only under the Second Amended and Restated 2023 Stock Incentive Plan. All performance-based awards are included in the table above assuming target achievement of applicable performance goals.
(3)
Consists of awards made under the 2008 Stock Incentive Plan, the Second Amended and Restated 2014 Stock Incentive Plan, the DST Systems, Inc. 2015 Equity and Incentive Plan and the Second Amended and Restated 2023 Stock Incentive Plan. All performance-based awards are included in the table above assuming target achievement of applicable performance goals.

2025 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of the Pay Ratio Rule, we are providing the following estimated information for 2025:

•
the annual total compensation of our Chief Executive Officer was $25,007,664;
•
the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $71,385; and
•
the ratio of these two amounts was 350 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. The methodology we used to calculate our median employee is described below.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify our “median employee”, we first determined our total employee population as permitted under the Pay Ratio Rule. We determined that, as of December 31, 2025 (the date we selected for purposes of identifying our median employee), our employee population consisted of approximately 28,800 individuals (of which approximately 38% were located in the United States and 62% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below.

Adjustments to our Employee Population

As permitted by the Pay Ratio Rule, we adjusted our total employee population for purposes of identifying our “median employee” by excluding 1,406 (or 4.9%) of our employees who were located in certain jurisdictions outside of the United States, as follows: 621 employees from Thailand, 333 employees from South Africa, 185 employees from China; 115 employees from Malaysia; 51 employees from Pakistan; 43 employees from Brazil; 21 employees from Taiwan; 20 employees from Mexico, 16 employees from Bulgaria and 1 employee from Indonesia.

After taking into account this adjustment to our employee population, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 27,400 individuals.

SS&C 2026 PROXY STATEMENT | 51

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Determining our Median Employee

To identify our “median employee” from our total adjusted employee population, we compared these employees’ base pay. In making this determination, we annualized the compensation of our full-time and part-time employees who were hired in 2025 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all of our employees included in the calculation.

We did not make any cost-of-living adjustments in identifying our “median employee.”

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States, with base pay in the amount of $64,245.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2025 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2025 (as set forth in the 2025 Summary Compensation Table on page 44 of this proxy statement).

Our CEO’s annual total compensation for 2025 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2025 Summary Compensation Table.

2025 Pay versus Performance

The following table sets forth the compensation for our Chief Executive Officer and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2025, 2024, 2023, 2022 and 2021. The table also provides information on our cumulative TSR, the cumulative TSR of our 2025 Peer Group, Net Income and Adjusted Consolidated EBITDA over such years in accordance with SEC rules.

PAY VERSUS PERFORMANCE TABLE
			AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR	AVERAGE COMPENSATION ACTUALLY PAID TO	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR (A)(1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (B)	COMPENSATION ACTUALLY PAID TO PEO (C)(3)	NON-PEO NAMED EXECUTIVE OFFICERS (D)	NON-PEO NAMED EXECUTIVE OFFICERS (E)(3)	TOTAL SHAREHOLDER RETURN (F)(4)	PEER GROUP TOTAL SHAREHOLDER RETURN (G)(4)	NET INCOME (H)(5)	ADJUSTED CONSOLIDATED EBITDA (I)(6)
2025	25,007,664	52,568,379	11,335,760	23,635,188	128.08	221.73	$798.7 million	$2,462.3 million
2024	25,870,693	32,403,858	11,694,066	15,046,583	109.69	176.05	$761.7 million	$2,281.0 million
2023	20,098,164	18,813,540	9,685,286	9,263,980	87.22	140.53	$608.6 million	$2,107.7 million
2022 (2)	12,810,392	(19,755,647)	5,421,332	(8,792,406)	73.17	102.01	$649.0 million	$2,006.1 million
2021	22,981,889	28,938,956	9,169,220	8,831,721	113.74	130.41	$800.6 million	$2,064.8 million

(1)
For each of the years presented above, William Stone was our Principal Executive Officer (PEO). Average compensation for non-PEO named executive officers includes the following individuals: (i) for 2025 and 2024, Rahul Kanwar, Brian Schell, and Jason White , (ii) for 2023, Rahul Kanwar, Brian Schell, Patrick Pedonti and Jason White, (iii) for 2022, Rahul Kanwar, Patrick Pedonti and Jason White; and (iv) for 2021, Rahul Kanwar, Patrick Pedonti, Jason White and Joseph Frank.
(2)
Due to the redesign of our executive compensation program during 2022, the compensation mix for our NEOs did not reflect a normalized allocation of compensation elements. The only long-term equity incentives granted to our NEOs in 2022 were PSUs granted in respect of bonuses earned for the 2021 fiscal year. We did not otherwise grant annual equity incentives during 2022 to our NEOs. Accordingly, the amounts reported in the Summary Compensation Table for 2022 did not reflect our normalized go-forward annual compensation mix for our NEOs.

52 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(3)
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee in regards to the PEO’s and our other NEOs’ compensation for fiscal year 2025, see page 32 of this proxy statement.

	2025
	PRINCIPAL EXECUTIVE OFFICER	NON-PEO NAMED EXECUTIVE OFFICERS
Summary Compensation Table Total	25,007,664	11,335,760
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(15,729,268)	(7,165,643)
Plus Fair Value for Awards Granted in the Covered Year	10,765,235	4,904,215
Change in Fair Value of Outstanding Unvested Awards from Prior Years	30,089,048	13,541,118
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	2,435,700	1,019,738
Compensation Actually Paid	52,568,379	23,635,188

Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date. The assumptions included in the fair value of equity awards included in the calculation of Compensation Actually Paid differ from those previously disclosed as of the grant date of such awards primarily due to the lapse of time following the date of grant and, in the case of stock options, a change in the expected term of the options. The change in expected term of the options also impacts the determination of the expected volatility and risk-free interest rate.

(4)
TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021 , respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group utilized for purposes of TSR is the Nasdaq Technology Dividend TR Index, as set forth in Item 5 of our Annual Report on Form 10-K filed for the fiscal year ending December 31, 2025.
(5)
Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(6)
The most important financial performance measures used to link compensation for the most recently completed fiscal year were the following:

Adjusted Consolidated EBITDA
Adjusted Revenue
Adjusted EPS Growth
Operating Cash Flow
Organic Revenue Growth

These financial measures generally reflect those used internally to measure the Company’s performance and represent key drivers of sustainable stockholder value creation for our Company. We do not consider any one of the above performance measures, taken in isolation, to be the most important financial measure for our executive compensation design. However, for purposes of the table above, we have deemed Adjusted Consolidated EBITDA attributable to SS&C common stockholders as our “most important” financial measure used to link our NEO’s compensation with performance because it is a key component of our 2025 annual bonus program and critical indicator of the Company’s growth and financial health used by our investors and stockholders. For more detail on we link these measures with performance of our NEOs, see “Compensation Discussion and Analysis — Design and Structure of Executive Compensation” on page 35 of this proxy statement.

SS&C 2026 PROXY STATEMENT | 53

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The following tables reflect additional information regarding the relationships between the items included in the Pay Versus Performance Table above over the covered years:

Compensation Actually Paid Compared to Cumulative Total Shareholder Return and Peer Group Total Shareholder Return

$60
$50
$40
$30
$20
$10
$-
$(10)
$(20)
$(30)
Compensation in millions
$250
$200
$150
$100
$50
$-
Cumulative Total Shareholder Return
2021
2022
2023
2024
2025
Compensation actually paid to PEO (in millions)
Average compensation actually paid to non-PEO named executive officers (in millions)
Cumulative total shareholder return (value of $100 invested at beginning of period)
Peer group cumulative total shareholder return (value of $100 invested at beginning of period)

Compensation Actually Paid Compared to Net Income

54 | SS&C 2026 PROXY STATEMENT

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Actually Paid Compared to Adjusted Consolidated EBITDA

SS&C 2026 PROXY STATEMENT | 55

Proposal 3:

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit our books, records and accounts for fiscal 2026. This appointment is being presented to our stockholders for ratification at the 2026 annual meeting.

Proxies solicited by management will be voted for the ratification of the appointment of PwC unless stockholders specify otherwise. Although we are not required to submit the appointment to a vote of our stockholders, the Board believes it is appropriate as a matter of policy to request that our stockholders ratify the appointment of PwC as our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

PwC has no direct or indirect material financial interest in the Company or our subsidiaries. Representatives of PwC are expected to be present at the 2026 annual meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. Representatives of PwC also will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table summarizes the fees of PwC billed to us for each of fiscal 2025 and fiscal 2024.

NATURE OF SERVICE	2025	2024
Audit Fees(1)	$11,080,919	$10,812,597
Audit-Related Fees(2)	4,630,200	4,199,849
Tax Fees(3)	249,320	165,276
All Other Fees(4)	2,020	2,020
Total	$15,962,459	$15,179,742

(1)
Audit fees consist of fees for the audit of our financial statements, quarterly reviews, statutory and regulatory audits and services related to the issuance of consents.
(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to procedures performed for SOC 1/SOC 2 reports, attest services that are not required by statute or regulation and consultations concerning internal controls, financial accounting and reporting standards.
(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to acquisitions and requests for rulings or technical advice from taxing authorities.
(4)
Annual license fee for accounting and disclosure software usage.

The board of directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

56 | SS&C 2026 PROXY STATEMENT

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Approval Policies and Procedures

All the services described above were approved by our Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the independent registered public accounting firm. The Audit Committee must pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee. The Audit Committee annually approves the scope and fee estimates for the quarterly reviews, year-end audit, statutory audits and tax work to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements, projects and categories of services on a fiscal year basis, subject to individual project thresholds and annual thresholds. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the independent registered public accounting firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The Audit Committee has reviewed our audited financial statements for fiscal 2025 and has discussed these financial statements with our management and PwC, our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

By the Audit Committee of the Board of Directors of SS&C Technologies Holdings, Inc.

Smita Conjeevaram (Chair)

David A. Varsano

Debra Walton-Ruskin

SS&C 2026 PROXY STATEMENT | 57

Proposal 4:

Approval of SS&C
Technologies Holdings, Inc.
Third Amended and Restated 2023 Stock Incentive Plan

We are asking our stockholders to approve a third amendment and restatement of the SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan (as amended and restated, the “Plan”) to (i) increase the number of shares of common stock reserved for issuance under the Plan by 10,000,000 shares, and (ii) extend the term for one additional year. Our Board of Directors approved the adoption of the Plan on March 11, 2026, subject to approval by our stockholders.

Other than the changes described above, there are no material changes being made to the Plan.

Overview

The grant of equity incentive awards is a key element of our executive and non-employee director compensation programs that helps ensure a continued strong link between the interests of our executives and directors with those of our stockholders. In addition, we actively compete for highly qualified employees in many geographies across many skill sets and our equity program is a key component of our strategy to attract and retain key individuals. As described in the “Compensation Discussion & Analysis” section of this proxy statement, our compensation philosophy focuses on pay for performance, and under our long-term equity incentive program, we deliver a significant portion of our executive officers’ compensation in the form of equity incentive awards, with an emphasis on performance-based awards. Accordingly, the Board believes it is critical to ensure that we have sufficient share capacity under our long-term equity incentive program to continue to make grants of equity incentive awards to our employees and other service providers.

Our stockholders previously approved the Company’s 2023 Stock Incentive Plan (“Original 2023 Plan”) at the annual meeting of the Company’s stockholders held on May 17, 2023, approved the Amended and Restated 2023 Stock Incentive Plan at the annual meeting of the Company’s stockholders held on May 28, 2024, and approved the Second Amended and Restated 2023 Stock Incentive Plan (“Second Amended 2023 Plan”) at the annual meeting of the Company’s stockholders held on May 21, 2025. As of February 28, 2026 , approximately 5,722,013 shares of our common stock remained available for issuance pursuant to future grants under the Second Amended 2023 Plan, representing 2.4% of our issued and outstanding common stock as of that date. The Board has determined that the current share reserve amount would be insufficient to meet our future needs with respect to attracting, motivating, and retaining key executives and employees in a competitive market for talent. Accordingly, we believe that approving the amendment is necessary to allow us to continue to utilize equity awards to retain and attract the services of our executive officers and other key individuals essential to Company’s long-term growth and financial success and to further align their interests with those of our stockholders.

The third amendment and restatement, if approved by stockholders at the 2026 annual meeting, would increase the number of shares available for issuance under the Plan by 10,000,000 shares. The increase in share reserve represents an incremental dilution of approximately 4.0% the shares of the Company outstanding on a fully-diluted basis as of March 25, 2026, and is intended to provide us with sufficient shares for grants to be made over the next year. The Board believes the number of shares underlying the Plan represents a reasonable amount of potential additional equity dilution, and is committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution. In addition, if approved by stockholders, the term of the Plan will be extended to the tenth anniversary of the date of the stockholders’ approval at the 2026 annual meeting. The increase to the share reserve and the extension of the Plan term are the only two amendments being proposed at this time.

58 | SS&C 2026 PROXY STATEMENT

Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

In determining the number of shares to be requested for stockholder approval under this Proposal 4, the Board and the Compensation Committee considered the advice of FW Cook, the Compensation Committee’s independent compensation consultant, the Company’s historical annual share usage; the number of shares remaining available under the Second Amended 2023 Plan; the number of outstanding equity awards under the Company’s stock incentive plans, including the SS&C Technologies Holdings, Inc. 2014 Stock Incentive Plan (the “2014 Plan”) and the Second Amended 2023 Plan; and dilution resulting from the approval of the proposed amendment and restatement.

If stockholders do not approve the third amendment and restatement, then the Second Amended 2023 Plan will remain in effect in accordance with its existing terms and we will continue to grant equity incentive awards under the Second Amended 2023 Plan until the earlier of the date on which there ceases to be any shares remaining available for issuance under the Second Amended 2023 Plan or its expiration on May 21, 2035. Following the exhaustion of the remaining share reserve thereunder or the expiration of the Second Amended 2023 Plan, we will be unable to maintain our equity grant practices and our future ability to issue equity-based awards will be limited and, therefore, we will be at significant competitive disadvantage in attracting and retaining talent. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.

Compensation and Governance Best Practices

The Plan includes various compensation and governance best practices with some of the key features as follows:

•
Not evergreen. The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be increased automatically without stockholder approval.
•
Conservative share counting provisions. Shares underlying full-value awards count against the number of shares authorized for issuance as 2.5 shares for every one share under an award.
•
No “liberal” share recycling of options or SARs. Shares tendered or withheld to pay the exercise price or tax withholding with respect to options or stock appreciation rights (SARs) may not be re-granted under the Plan. In addition, any shares repurchased with option exercise proceeds may not be re-granted under the Plan.
•
No dividend equivalents on unvested or unearned awards. Any dividend or dividend equivalents with respect to any shares underlying full-value awards will not be paid unless and until the award has vested (and, in the case of any performance awards, only to the extent the performance goal is earned). In addition, no dividend equivalents will be paid with respect to stock options or SARs.
•
No automatic “single-trigger” vesting upon a change in control. Upon a change in control, awards granted under the Plan will not be subject to automatic accelerated vesting (except in the case of our non-employee directors).
•
No “liberal” change in control definition. The change in control definition under the Plan will only be triggered in those instances where an actual change in control occurs.
•
No change in control/280G tax gross-ups. The Plan does not provide for any change in control-related excise tax gross-up payments or “parachute payments,” and as a general business matter, we do not provide for such gross-ups in other arrangements.
•
Limit on non-employee director compensation. The aggregate value of cash and equity-based compensation granted or paid in any calendar year for service as a non-employee director will not exceed (i) $1,000,000 for the year in which the director is first appointed or elected to the Board or (ii) $750,000 for each year of service thereafter.
•
Clawback provisions. Awards granted under the Plan will be subject to any clawback or recoupment arrangements or policies we have in place, including the SS&C Technologies Holdings, Inc. Financial Statement Compensation Recoupment Policy and the SS&C Technologies Holdings, Inc. Misconduct Clawback and Forfeiture Policy.
•
Minimum vesting requirements. Awards granted under the Plan will be subject to at least one year of vesting, subject to certain exceptions described on page 63 below.
•
No repricing of options or SARs. The Plan does not permit the repricing of underwater options or SARs, either directly or indirectly through replacement with new awards or cash buyouts, without stockholder approval.

SS&C 2026 PROXY STATEMENT | 59

Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

Summary of Key Stock Plan Data

Share Usage

The following table sets forth information regarding equity awards granted, over each of the last three fiscal years:

	2025	2024	2023	THREE YEAR AVERAGE

Stock Options Granted	1,837,316	2,010,367	644,492	1,497,392
Restricted Shares, including RSUs and PSUs Granted	2,876,101	3,536,564	1,420,453	2,611,039

Weighted-Average Basic Common Shares Outstanding	244,314,084	246,380,412	248,301,620	246,332,039

Share Usage Rate	1.9%	2.3%	0.8%	1.7%

Overhang as of February 28, 2026

The following table sets forth certain information as of February 28, 2026, unless otherwise noted, with respect to all of the Company’s outstanding equity awards under all plans. The fully-diluted “overhang” assumes that the entire share reserve is granted in stock options/SARs.

Shares Available for Grant under the Second Amended 2023 Plan (a)*	5,722,013
Additional shares requested for approval under the Plan (b)	10,000,000
Shares subject to outstanding stock options/SARs	26,168,951
Weighted-average exercise price of outstanding stock options/SARs	$64.14
Weighted-average remaining term of outstanding stock options/SARs	5.3 years
Shares subject to outstanding full-value stock awards**	6,233,079
Total Outstanding Stock Options/SARs and Full-Value Stock Awards (c)**	32,402,030
Shares of Common Stock Outstanding as of March 25, 2026 (d)	240,737,586
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	16.7%

* For reference purposes, the remaining shares available for grant under the Second Amended 2023 Plan is denoted as of February 28, 2026.

** Includes PSUs reflected at target levels.

As of February 27, 2026, the last business day prior to February 28, 2026, the per-share closing price of our common stock as reported on Nasdaq was $75.29.

Dilution and Expected Duration

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang based on shares of common stock outstanding as of March 25, 2026, assuming that the entire share reserve is granted in stock options or SARs, would be 16.7% and the total fully-diluted overhang, assuming the share reserve is granted in full-value awards only, would be 13.8%. The Company’s historical practice has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

We expect that the share reserve under the Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately one year. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

60 | SS&C 2026 PROXY STATEMENT

Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

Summary Description of the Plan

The following is a summary of the material terms of the Plan as approved by the Board. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached as Appendix B to this proxy statement.

Purpose

The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the ability of the Company and its affiliates to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities that are intended to better align the interests of such persons with those of the Company’s stockholders.

Eligibility to Receive Awards

Employees (including officers), non-employee directors, consultants and advisors of the Company, its parent and subsidiary corporations and other business ventures in which the Company has a controlling interest are eligible to be granted awards under the Plan.

As of March 25, 2026, there were approximately 28,800 employees and consultants and 7 non-employee directors eligible to participate. The basis for participation in the Plan is the Compensation Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the Plan’s purposes as described above. In exercising its discretion, the Compensation Committee (or its delegate) will consider the recommendations of management and the purposes of the Plan.

In addition, holders of equity compensation awards granted by a company that is acquired by the Company or with which the Company combines will be eligible for grants of substitute awards under the Plan to the extent permitted under applicable stock exchange regulations (“substitute awards”).

Administration

The Plan is administered by the Board, which has delegated its administrative powers under the plan to the Compensation Committee. The Compensation Committee: (1) has authority to grant awards and determine the terms and conditions of any awards; (2) has authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable; (3) may construe and interpret the terms of the Plan and any award agreement thereunder and make all determinations necessary or advisable in administering the Plan and award agreements; and (4) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement. All actions and decisions by the Compensation Committee with respect to the plan and any awards are made in its sole discretion and are final and binding on all persons having or claiming any interest in the Plan or in any award. To the extent permitted by applicable law, the Board or the Compensation Committee may delegate to one or more officers of the Company the power to grant Awards (except that no officer may grant awards to any officer or non-employee-director of the Company).

Number of Shares Available for Awards

Subject to certain adjustment events set forth in the Plan (and except for substitute awards), the aggregate maximum number of shares authorized for issuance pursuant to awards will equal the sum of (i) 30,100,000 shares (which includes (x) the existing reserve of 20,100,000 shares under the Second Amended 2023 Plan) and (y) an increase of 10,000,000 shares, as approved by the Board, subject to approval by the Company’s stockholders, and (ii) the total number of shares that remained available for issuance under the 2014 Plan as of the date of approval of the Original 2023 Plan by the Company’s stockholders on May 17, 2023. As of February 28, 2026, approximately 5,722,013 shares remained available for issuance under the Second Amended 2023 Plan.

If any award under the Plan or the 2014 Plan expires, terminates or is otherwise surrendered, cancelled, forfeited or terminated without the delivery of shares, the unused shares covered by such Award will again be available for grant pursuant to the ratio described below. In addition, any shares subject to an award under the Plan or the 2014 Plan that is a full-value award that are delivered to or withheld by the Company to satisfy tax withholding obligations will again be available for issuance under the Plan. Any shares under an award under the Plan or the 2014 Plan that are (i) tendered or withheld in payment of an option or SAR’s exercise or reference price, (ii) covered by a stock-settled SAR that are not issued upon settlement of the SAR, (iii) delivered to or withheld by the Company to satisfy tax withholding obligations with respect to options or SARs, or (iv) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, will not be added back to the number of shares available for issuance.

For purposes of the number of shares reserved for issuance under the Plan, including the share recycling provisions described above, each share issued pursuant to a full-value award will count as 2.5 shares for every one share underlying such award and each share issued pursuant to an option or SAR will count as one share for every one share underlying such award.

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Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

Shares underlying substitute awards and shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, will not reduce the number of shares remaining available for issuance under the Plan.

Award Limits

The maximum number of shares that may be issued pursuant to incentive stock options (“ISOs”) is 30,100,000.

A participant who is a non-employee director may not receive compensation for service on the Board, including cash payments and awards granted under the Plan, for any calendar year in excess of (i) $1,000,000 for such director’s year of appointment or election to the Board or (ii) $750,000 for each year thereafter.

Types of Awards

The Plan provides for the grant of stock options, SARs, restricted stock, RSUs, performance awards, and other stock-based awards. Options and SARs may not be granted at an exercise or reference price (as applicable) which is less than the fair market value per share on the grant date (except with respect to substitute awards) and may not be granted for a term in excess of ten years. In accordance with tax rules, ISOs may only be granted to employees.

•
Incentive Stock Options and Nonqualified Stock Options. An option is the right to purchase a specified number of shares of common stock at a specified exercise price, subject to other terms and conditions as are specified in connection with the option grant.
•
Stock Appreciation Rights. A SAR entitles the holder, upon exercise, to receive an amount of common stock, cash or a combination thereof (as determined by the Board) determined by reference to appreciation, from and after the grant date, in the fair market value of a share of common stock over the specified reference price, subject to other terms and conditions as are specified in connection with the SAR grant.
•
Restricted Stock. Restricted stock represents on award of shares that is subject to restrictions on transferability and subject to forfeiture on terms set at the time of grant.
•
Restricted Stock Units. RSUs represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future.
•
Performance Awards. Performance awards may be payable in cash or stock upon the attainment of specified performance goals.
•
Other Stock-Based Awards. Other stock-based awards may be granted in the discretion of the Compensation Committee subject to the terms of the Plan.

No Repricing

Unless approved by the Company’s stockholders, the Company may not (i) amend any outstanding stock option, SAR or similar stock-based award to provide an exercise or reference price that is lower than the then-current exercise or reference price per share, (ii) cancel any outstanding stock option, SAR or similar stock-based award and grant in substitution of such award new awards covering the same or a different number of shares and having an exercise or reference price per share lower than the then-current exercise or reference price per share of such cancelled Award; (iii) cancel in exchange for a cash payment any outstanding stock option, SAR or similar stock-based award with an exercise or reference price per share above the then-current fair market value or (iv) take any other action under the Plan that constitutes a “repricing” within the meaning of the Nasdaq rules.

Dividends and Dividend Equivalents

Unless provided otherwise in any award agreement, the recipient of a restricted stock award, RSU or performance award may, if so determined by the Compensation Committee, be eligible to receive cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends on shares with respect to the number of shares covered by the award. Any such amounts will be subject to the same vesting or performance conditions as the underlying award. Accordingly, with respect to any award subject to any service-based or performance-based vesting conditions, the associated dividends or dividend equivalents will not be paid unless and until (and to the same extent) the relevant vesting conditions have been satisfied. In addition, the Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares or otherwise reinvested. In no event will dividend equivalents be paid with respect to options or SARs.

62 | SS&C 2026 PROXY STATEMENT

Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

Performance Goals

The Compensation Committee may establish objectively determinable performance goals for a performance award based on one or more business criteria approved by stockholders. The business criteria may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, business segment or business unit of the Company, and may be based upon relative or comparative performance. Additionally, the Compensation Committee may provide for the inclusion or exclusion of specified circumstances or events in the evaluation of performance.

Minimum Vesting Requirement

Awards granted under the Plan will vest no earlier than the first anniversary of the grant date of the award, except in the case of (i) substitute awards, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date of such award and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards up to a maximum of five percent (5%) of the share pool. This restriction also does not apply to accelerated vesting of awards under the Plan in connection with a termination of employment due to death or disability or to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award as permitted under the Plan.

Transferability of Awards

Except as the Board may otherwise permit with respect to certain transfers in accordance with limitations specified in the Plan, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or other limited circumstances. In no event may an award be transferred to a third party for financial consideration.

Changes in Capitalization

The Company is required to make equitable adjustments (if necessary to prevent dilution or enlargement of the benefits or potential benefits to be provided under the Plan) to the number of type of securities available under the Plan, the share counting rules and sub-limits specified under the Plan and the number and type of securities and, if applicable, exercise or reference price per share of each outstanding award in the manner determined by the Compensation Committee, in the event of any dividend or distribution (other than an ordinary dividend or distribution) stock splits, recapitalizations, combinations of shares, reclassifications of shares, spin-offs, reorganization, mergers, consolidations, repurchase or exchange of securities and other similar corporate transactions or changes in capitalization or events affecting shares.

Effect of a Change in Control

In the event of a “change in control” (as defined in the Plan and described below), the Compensation Committee may, in its sole discretion take any one or more of the following actions with respect to outstanding awards (unless otherwise specified in an award agreement):

•
continuation or assumption of the award by the successor or surviving corporation (or its parent);
•
substitution or replacement of the award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as the award (including any applicable performance targets or criteria);
•
acceleration of the vesting of the award and the lapse of any restrictions thereon, and in the case of options and SARs, acceleration of the right to exercise the award during a specified period (and the termination of such option or SAR award without payment of any consideration therefor to the extent the award is not timely exercised), in each case, either (i) in the case of an award held by an non-employee director only, immediately prior to or as of the date of the change in control, (ii) upon a participant’s involuntary termination of employment or service (including a termination of employment or service by us without “cause” or by the participant for “good reason” and/or due to the participant’s death or “disability”) on or within a specified period following such change in control or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume the award;
•
in the case of a performance award, determination of the level of attainment of any applicable performance conditions; and
•
cancellation of the award in consideration of a payment equal to the value of the award (as determined in the discretion of the Compensation Committee), with the form, amount and timing of such payment determined by the Compensation Committee in its sole discretion (subject to the terms of the Plan), provided that the Compensation Committee may, in its sole discretion, terminate without

SS&C 2026 PROXY STATEMENT | 63

Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

the payment of any consideration, any options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction.

Under the Plan, a “change in control” generally means the occurrence of one or more of the following events:

•
any person or entity is (or becomes, during any 12-month period) the beneficial owner of more than 40% of the total voting power of our stock;
•
the replacement of at least 50% of our directors during any 12-month period;
•
the consummation of our merger or consolidation with any other entity, or the issuance of voting securities in connection with our merger or consolidation with any other entity (unless (i) our voting securities outstanding immediately before such transaction continue to represent more than 50% of the voting power and total fair market value of the stock of the successor or surviving corporation (or its parent) or (ii) the merger or consolidation is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of more than 50% of either our then-outstanding shares or the combined voting power and total fair market value of our then-outstanding voting securities); or
•
the sale or disposition of all or substantially all of our assets to any person or entity during any 12-month period.

Effect of Termination of Service

Except as may otherwise be provided in an award agreement or permitted under the Plan, if a participant’s employment or service is terminated for any reason, any award that is unvested will terminate on the date of such termination of employment or service and any option or SAR award that is vested will remain exercisable for 90 days after the termination date (subject to earlier expiration of the term). Notwithstanding the foregoing, in the event of a participant’s termination of employment or service due to death or Disability (as defined in the Plan): (a) all outstanding and unvested restricted stock awards, RSUs, and stock option awards that are subject only to time-based vesting conditions will, subject to the other terms and conditions of the applicable award agreements, become vested; and (b) a pro-rata portion of outstanding and unvested performance awards (including PSUs and performance stock options) will become vested subject to the other terms and conditions of the applicable award agreements and provided that any applicable performance goals will be deemed achieved based on the actual level of performance of such performance goals as of the date of such termination of service, as determined by the Compensation Committee in its sole discretion.

Authorization of Sub-Plans for Grants to Non-U.S. Employees

The Compensation Committee may establish one or more sub-plans under the Plan to satisfy applicable securities, tax or other laws of various jurisdictions, by adopting supplements to the Plan containing any limitations on the Compensation Committee’s discretion and any additional terms and conditions not inconsistent with the Plan as the Compensation Committee deems necessary or desirable with respect to participants in the applicable jurisdiction.

Clawback

The Compensation Committee has full authority to implement any policies and procedures from time to time, including as necessary to comply with applicable law and stock exchange rules. Any awards granted under the Plan will be subject to any such clawback or recoupment arrangements or policies of the Company in place from time to time, including the cancellation or reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted or the sale of shares underlying such awards.

Amendment or Termination

The Compensation Committee may at any time amend, suspend or terminate the Plan; however, no amendment requiring stockholder approval under applicable legal, regulatory or listing requirements will become effective until such stockholder approval is obtained.

Effectiveness and Term

The Plan will become effective upon the date of approval by the Company’s stockholders at the 2026 annual meeting. Awards may be granted under the Plan at any time prior to the tenth anniversary of the date of approval of the third amendment and restatement by the Company’s stockholders at the 2026 annual meeting, unless the Board earlier terminates the Plan or the maximum number of shares available for issuance has been issued. Awards granted prior to such termination date will remain outstanding in accordance with their terms (including the administration, adjustment, and amendment provisions).

64 | SS&C 2026 PROXY STATEMENT

Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally arise with respect to Awards, based on the federal tax laws in effect as of the date of this proxy statement. This summary is not intended to constitute (and is not) tax advice, and assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to tax laws could alter the consequences described below, and participants are urged to consult their tax advisors regarding their specific circumstances.

Incentive Stock Options

A participant will not recognize ordinary income tax upon an ISO’s grant. Also, except as described below, a participant will not recognize ordinary income tax upon an ISO’s exercise if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the exercise. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” An ISO’s exercise may subject the participant to the alternative minimum tax.

A participant will recognize ordinary income tax upon the sale of the shares acquired upon exercise of an ISO at a profit (if sales proceeds exceed the exercise price). If a participant sells the shares more than two years after the option’s grant and more than one year after its exercise, then all of the profit will be subject to long-term capital gains tax. If a participant sells the shares prior to satisfying these holding periods, then the participant will have engaged in a disqualifying disposition for purposes of Section 422 of the Code and the profit of the amount at which the shares are sole over the exercise price will be subject to ordinary income tax (and the Company may be entitled to a federal income tax deduction with respect to such income). Any additional gain recognized upon the sale will be treated as capital gain for which the Company will not be entitled to a deduction (the gain will be treated as long term if the participant has held the shares for more than one year and otherwise will be treated as short term). If a participant sells the shares at a price that is less than the exercise price, then the loss will be treated as a capital loss for which the Company will not be entitled to a deduction (the loss will be treated as long term if the participant held the shares for more than one year and otherwise will be treated as short term).

Nonqualified Stock Options

A participant will not recognize ordinary income tax upon a nonqualified stock option’s grant. A participant will recognize compensation income upon a nonqualified stock option’s exercise equal to the value of the shares on the exercise date less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the exercise date. This capital gain or loss will be treated as long term if the participant has held the stock for more than one year and otherwise will be treated as short term. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

Stock Appreciation Rights

A participant will not recognize ordinary income tax upon a SAR’s grant. A participant will recognize ordinary income tax upon the SAR’s exercise equal to the value of cash and/or the fair market value (measured on the exercise date) of the shares received by the participant. This amount will be subject to income tax withholding. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize ordinary income tax, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable or is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income tax equal to the fair market value of the shares as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income tax as of the date of grant equal to the fair market value of the shares as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election under Section 83(b).

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Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

Restricted Stock Units

A participant will not recognize ordinary income tax, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income tax equal to the fair market value of the shares or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time.

New Plan Benefits

Grants under the Plan, if any, will be subject to the Compensation Committee’s discretion. Therefore, we cannot determine the number or type of awards that will be granted to any participant under the Plan for 2026 or any other year, and no information is provided concerning the benefits to be delivered under the Plan to any individual or group of individuals. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement. See “Compensation Discussion and Analysis — Design and Structure of Executive Compensation–Long-Term Incentive Equity Awards” beginning on page 39 and “Non-Employee Director Compensation” beginning on page 27.

66 | SS&C 2026 PROXY STATEMENT

The board of directors recommends that you vote FOR approval of the Third Amended and Restated 2023 Stock Incentive Plan.

Approval of SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

Existing Plan Benefits

The following table sets forth with respect to each of our NEOs listed in the Summary Compensation Table on page 44 and each group listed below (i) the number of shares of common stock subject to stock options granted under the Plan and (ii) the number of shares of common stock subject to RSUs and PSUs granted under the Plan (with the number of PSUs based on the target level of achievement of the performance goals), in each case since the approval of the Original 2023 Plan by our shareholders on May 17, 2023 through March 25, 2026 (without regard to whether any grants were subsequently forfeited, terminated or cancelled or shares were subsequently withheld). During this same time period, the Company has not made any grants under any other equity incentive plans.

Name	STOCK OPTIONS GRANTED UNDER THE PLAN (#)	RSUs GRANTED UNDER THE PLAN (#)	PSUs GRANTED UNDER THE PLAN (#)
William C. Stone	648,922	152,420	304,838
Rahul Kanwar	519,138	121,936	243,871
Brian N. Schell	234,929	156,121	116,823
Jason White	194,678	45,727	91,452
All current executive officers as a group (4 persons)	1,597,667	476,204	756,984
All non-employee directors as a group (7 persons)	-	72,303	-
All employees, including all current officers who are not executive officers, as a group (approximately 22,300 persons)	4,487,172	7,948,444	-

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast on such proposal at the annual meeting.

Registration with the SEC

If our stockholders approve the amendment, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the Plan.

Directors’ Recommendation

SS&C 2026 PROXY STATEMENT | 67

Ownership of Our Common Stock

This table presents information concerning the beneficial ownership of the shares of our common stock as of March 25, 2026. Specifically, the table reflects beneficial ownership information about:

•
each person we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•
each of our directors and named executive officers; and
•
all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by our stockholder. Shares of common stock subject to stock options and RSUs that become exercisable or vest within 60 days of March 25, 2026 are considered outstanding and beneficially owned by the person holding the options and RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of the persons and entities listed on the table is c/o SS&C Technologies Holdings, Inc., 80 Lamberton Road, Windsor, CT 06095.

	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER 5% STOCKHOLDERS	NUMBER	PERCENT OF CLASS

William C. Stone(1)	35,525,997	14.6%

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	27,948,519	11.6%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	20,532,012	8.5%

Janus Henderson Group plc(4) 201 Bishopsgate EC2M 3AE United Kingdom, Jersey, Channel Islands	14,017,309	5.8%

OTHER DIRECTORS AND NAMED EXECUTIVE OFFICERS

Rahul Kanwar(5)	1,941,994	*
Normand A. Boulanger(6)	842,504	*
Jason White(7)	422,641	*
Brian N. Schell(8)	182,891	*
Jonathan E. Michael(9)	179,383	*
David A. Varsano(9)	116,004	*
Michael J. Zamkow(9)	61,479	*
Smita Conjeevaram(10)	42,504	*
Debra Walton-Ruskin(11)	7,600	*
Francesco Vanni d’Archirafi(11)	3,804	*
All directors and executive officers, as a group, including Mr. Stone(12)	39,326,801	16.0%

*
Represents less than one percent of the outstanding shares of common stock.
(1)
Includes 2,759,250 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 25, 2026.

68 | SS&C 2026 PROXY STATEMENT

Ownership of Our Common Stock

(2)
Based on a Form 13F filed with the SEC by BlackRock, Inc. on February 12, 2026, as of December 31, 2025, BlackRock, Inc. held sole voting power with respect to 26,250,018 shares of our common stock, sole investment discretion with respect to 27,948,097 shares of our common stock, and other investment discretion with respect to 422 shares of our common stock. BlackRock, Inc.'s most recent Schedule 13G/A for SS&C Technologies Holdings, Inc. was filed on February 7, 2025.
(3)
Based on a form 13F filed with the SEC by The Vanguard Group ("Vanguard") on January 29, 2026, as of December 31, 2025, Vanguard held shared voting power with respect to 1,400,841 shares of our common stock, sole investment discretion with respect to 18,688,787 shares of our common stock, and no voting or investment discretion with respect to any other shares of our common stock. Vanguard filed a Schedule 13G/A for SS&C Technologies Holdings, Inc. on March 27, 2026, which included the following comment:

On January 12, 2026, Vanguard went through an internal realignment. In accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries of Vanguard, that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by Vanguard prior to the realignment. Further in accordance with SEC Release No. 34-39538 (January 12, 1998), Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.

(4)
Consists of 14,017,309 shares of common stock reported as beneficially owned by Janus Henderson Group plc including 14,017,309 shares of common stock over which Janus Henderson Group plc reports shared voting power and shared dispositive power. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 17, 2026.
(5)
Includes 1,751,624 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 25, 2026.
(6)
Includes 453,000 shares of our common stock subject to outstanding stock options exercisable and 2,580 shares of our common stock issuable upon vesting of restricted stock units on or within the 60-day period following March 25, 2026.
(7)
Includes 362,698 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 25, 2026.
(8)
Includes 90,812 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 25, 2026.
(9)
Includes 33,000 shares of our common stock subject to outstanding options exercisable and 2,580 shares of our common stock issuable upon vesting of restricted stock units on or within the 60-day period following March 25, 2026.
(10)
Includes 27,000 shares of our common stock subject to outstanding stock options exercisable and 2,580 shares of our common stock issuable upon vesting of restricted stock units on or within the 60-day period following March 25, 2026.
(11)
Includes 2,580 shares of our common stock issuable upon vesting of restricted stock units on or within the 60-day period following March 25, 2026.
(12)
Includes 5,543,384 shares of our common stock subject to outstanding stock options exercisable and 18,060 shares of our common stock issuable upon vesting of restricted stock units on or within the 60-day period following March 25, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires certain officers, directors and beneficial owners of more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. Based on a review of these reports, we believe that during fiscal 2025, all reports required by Section 16(a) to be filed by these persons were filed on a timely basis with the exception of (i) one Form 3 filing in respect of Mr. Vanni d'Archirafi and (ii) one Form 4 filing in respect of Mr. Vanni d'Archirafi with respect to an acquisition of shares.

SS&C 2026 PROXY STATEMENT | 69

Your vote is important!

General Information About the 2026 Annual Meeting

You are invited to attend SS&C's 2026 annual, which will be held on May 20, 2026 at 9:00 am Eastern Time. However, to ensure that your shares are represented at the 2026 annual meeting and that the Company has the quorum necessary to convene the 2026 annual meeting and conduct business, even if you plan to attend the 2026 annual meeting, please complete, sign, date and return a proxy card promptly, or follow the instructions provided in the Notice of Internet Availability of Proxy Materials to vote electronically. Submitting a proxy or voting instructions in advance will not prevent you from attending the 2026 annual meeting virtually and voting electronically, if you so desire. If you received a printed copy of our proxy materials, a postage-paid, return-addressed envelope has been enclosed for your convenience.

Voting Procedures

You may vote either electronically at the 2026 annual meeting, over the internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or by proxy. To vote by proxy, you must:

• Complete all of the required information on the proxy card.

• Date and sign the proxy card.

• Return the proxy card in the enclosed postage-paid envelope. We must receive your proxy card before the 2025 annual meeting for your proxy to be valid and for your vote to count.

• If you are not the stockholder of record and hold shares through a bank, broker or other nominee, such agent may have special voting instructions that you should follow. You should contact your bank, broker or other nominee to obtain instructions for voting your shares.

Whether or not you expect to attend the 2026 annual meeting virtually, you are requested to complete, sign, date and return the enclosed form of proxy (or, if you are a stockholder accessing these proxy materials via the internet, you are requested to vote by following the instructions for voting provided in the Notice of Internet Availability of Proxy Materials). The shares represented by your proxy will be voted in accordance with your instructions. If you attend the 2026 annual meeting, you may vote by ballot.

Your properly completed proxy card will appoint William C. Stone, Brian N. Schell and Jason White as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Stone is our Chairman and Chief Executive Officer, Mr. Schell is our Executive Vice President and Chief Financial Officer and Mr. White is our Senior Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to:

• vote “FOR,” “AGAINST” or “ABSTAIN” from the nominees for director;

• vote “FOR,” “AGAINST” or “ABSTAIN” from the non-binding resolution to approve the compensation of our named executive officers;

• vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026; and

• vote “FOR,” “AGAINST” or “ABSTAIN” from the approval of the third amendment and restatement of the SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan.

70 | SS&C 2026 PROXY STATEMENT

General Information About the 2024 Annual Meeting

All shares entitled to vote and represented by properly completed proxies received prior to the 2026 annual meeting and not revoked will be voted at the 2026 annual meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly executed proxy will be voted “FOR” the election of the nominee for director, “FOR” the non-binding resolution to approve the compensation of our named executive officers, “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026, and “FOR” the approval of the third amendment and restatement of the SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan, and in the discretion of the persons named as proxies in the manner they believe to be in the Company’s best interests as to other matters that may properly come before the 2026 annual meeting.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than the date of your previously delivered proxy, (2) voting electronically at the 2026 annual meeting, (3) changing your vote or revoking your proxy over the internet, or (4) sending a written revocation to our Corporate Secretary at our principal executive offices. Shares represented by valid proxies that are received prior to the 2026 annual meeting and not revoked at or prior to the 2026 annual meeting will be voted at the 2026 annual meeting.

Stockholders Entitled to Vote

The record date for the 2026 annual meeting is March 25, 2026. Only shareholders of record as of the close of business on the record date are entitled to vote at the meeting. You are entitled to vote on the proposals described in this Proxy Statement at the 2026 annual meeting if you are a stockholder of record on the record date. On the record date, we had 240,737,586 shares of common stock outstanding (each of which entitles its holder to one vote). Holders of shares of our common stock do not have cumulative voting rights.

Quorum

For all proposals on the agenda for the 2026 annual meeting, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote must be present in person or represented by proxy to constitute a quorum. Shares represented by all proxies received, including proxies that abstain from voting on a proposal, as well as broker non-votes (as described below), will be counted toward establishing a quorum.

Votes Required

For all proposals, the affirmative vote of the holders of a majority in voting power of the votes cast by holders of all of the shares of common stock present in person or represented by proxy will be required for approval. Shares that abstain and broker non-votes will not be counted as votes in favor of any proposal and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of any proposal.

If you hold shares of common stock through a bank, broker or other nominee, that party may under certain circumstances vote your shares if you do not timely provide them with voting instructions. Banks, brokers or other nominees have discretionary authority to vote customers’ unvoted shares on routine matters. Your bank, broker or other nominee cannot vote your shares on any matter that is not considered a routine matter. Only Proposal 3, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026, is considered a routine matter. Shares for which a bank, broker or other nominee cannot vote on a particular matter because that party does not have discretionary voting authority to do so are considered “broker non-votes” on these matters.

Solicitation of Proxies

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail or the Internet, we may also use the services of some of our officers and employees (who will receive no compensation for such services beyond their regular salaries) to solicit proxies personally and by telephone and email. Banks, brokers or other nominees will be requested to forward solicitation materials to the beneficial owners of shares of record held by them, and we will reimburse them for their reasonable expenses.

SS&C 2026 PROXY STATEMENT | 71

General Information About the 2024 Annual Meeting

How We Use Notice and Access

We use the internet as the primary means of distributing our proxy materials to stockholders by sending a Notice of Internet Availability of Proxy Materials explaining how to access our proxy materials and vote online. We encourage Stockholders’ to access our proxy materials via the Internet allows us to reduce printing and delivery costs and lessen adverse environmental impacts. If you would like a printed copy of our proxy materials, please follow the instructions included in your Notice of Internet Availability of Proxy Materials and request printed materials to be mailed at no cost to you.

This proxy statement and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2025 are available for viewing, printing and downloading at http://www.ssctech.com/2026annualmeeting. This proxy statement and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at http://www.sec.gov.

Attending the Annual Meeting

The 2026 Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. will be held virtually on May 20, 2026 at 9:00 am Eastern Time. Stockholders of record at the close of business on March 25, 2026 are entitled to notice of and to vote at our 2026 annual meeting.

To attend, vote, and submit questions during the Annual Meeting, you must log in to http://www.virtualshareholdermeeting.com/SSNC2026 and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are not a stockholder or do not have your 16-digit control number, you may still attend the meeting online by logging onto the site, but you will not be able to vote or ask questions at the meeting.

The virtual meeting platform is fully supported across internet browsers and device types. Participants should ensure that they have a strong internet connection. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

We encourage you to vote in advance of the meeting, but you may also vote your shares electronically during the annual meeting. Voting at the meeting will revoke any previously cast vote.

We will endeavor to answer as many questions submitted by Stockholders as time permits. If we receive questions that we deem to be substantially similar, which, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics. Questions regarding personal matters or matters not relevant to the meeting will not be answered. The Rules of Conduct for the meeting, including the guidelines for submitting questions, the stockholder list and the Proxy Materials, will be available on the virtual meeting site during the meeting.

In the event of technical difficulties during the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/SSNC2026. If necessary, the announcement will provide updated information regarding the date, time, and location of the 2026 Annual Meeting. Any such updated information will also be posted on our Investor Relations website at investor.ssctech.com.

72 | SS&C 2026 PROXY STATEMENT

Other Matters

As of the date of this proxy statement, we know of no other matters not specifically referred to in this proxy statement. If any other business should properly come before the 2026 annual meeting, individuals named in the proxy card or their designees will have discretionary authority to vote the shares they represent on those matters to the extent permitted by law.

Stockholder Proposals and Director Nominations

For 2027 Annual Meeting

Proposals of stockholders intended to be presented at the 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 9, 2026 in order to be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent by mail at SS&C Technologies Holdings, Inc., Attention: Corporate Secretary, 80 Lamberton Road, Windsor, CT 06095, or by email to CorpLegal@sscinc.com, SS&C Technologies Holdings, Inc., Attention: Corporate Secretary.

Stockholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2027 annual meeting of stockholders may do so by submitting a nomination notice to our Corporate Secretary at our principal executive offices in compliance with the procedures and along with the other information required by our Bylaws, no earlier than November 9, 2026 and no later than December 9, 2026.

In addition, our Bylaws provide for an advance notice procedure for director nominations and stockholder proposals that are not submitted for inclusion in our proxy statement but that a stockholder instead wishes to present at an annual meeting. The required notice must be delivered by the stockholder and received by our Corporate Secretary at our principal executive offices no earlier than January 20, 2027 and no later than February 19, 2027 and must comply with the additional requirements of our Bylaws.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request via email to investorrelations@sscinc.com, SS&C Technologies Holdings, Inc., or by calling 212-367-4705.

SS&C 2026 PROXY STATEMENT | 73

Appendix A:

Non-GAAP Financial Measures

Non-GAAP Reconciliations

Adjusted revenues, total 2025 annual bonus program revenues and organic revenue growth are key metrics used in determining annual bonuses for executive officers. Adjusted revenues represent revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Total 2025 annual bonus program revenues are further adjusted to exclude the favorable or unfavorable impact of foreign exchange rates on revenues earned in 2025 based on the difference between foreign exchange rates used in the development of our 2025 revenue target and actual foreign exchange rates in place during the year ended December 31, 2025. During the year ended December 31, 2025, foreign exchange rates were favorable compared to rates used in establishing the 2025 revenue target and therefore an adjustment was made to decrease 2025 annual bonus program revenues. Organic revenue growth compares the year-over-year revenue change after excluding the impact of acquisitions and foreign exchange.

	FOR THE YEAR ENDED DECEMBER 31,
(IN MILLIONS)	2025	2024	2023
Revenues	$6,272.2	$5,882.0	$5,502.8
ASC 606 adoption impact	—	(2.2)	(3.4)
Purchase accounting adjustments impact on revenue	4.0	5.9	6.4
Adjusted revenues	$6,276.2	$5,885.7	$5,505.8
Foreign currency impact on revenues	(26.0)	(9.8)	(14.4)
Total annual bonus program revenues	$6,250.2	$5,875.9	$5,491.4

(IN MILLIONS)
2025 Adjusted Revenues	$6,276.2
Foreign exchange impact	(31.6)
Acquisitions	(77.5)
2025 adjusted organic revenues	6,167.1
2024 adjusted revenues	$5,885.7
2025 organic revenue growth rate	4.8%

74 | SS&C 2026 PROXY STATEMENT

Appendix A: Non-GAAP Financial Measures

Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA adjusted for foreign exchange movements are key metrics used in determining annual bonuses for executive officers. Adjusted Consolidated EBITDA is a non-GAAP financial measure used in key financial covenants contained in our senior credit facilities, which are material facilities supporting our capital structure and providing liquidity to our business. Adjusted Consolidated EBITDA is defined as earnings before interest, taxes, depreciation and amortization (EBITDA), and further adjusted to exclude stock compensation expense, unusual items and other adjustments permitted in calculating covenant compliance under the senior credit facilities, excluding acquired EBITDA. Adjusted Consolidated EBITDA does not represent net income or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. The following is a reconciliation of net income to Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA adjusted for foreign exchange movements.

	FOR THE YEAR ENDED DECEMBER 31,
(IN MILLIONS)	2025	2024	2023	2022	2021
Net income	$798.7	$761.7	$608.6	$649.0	$800.6
Interest expense, net	426.3	451.9	469.8	307.9	201.6
Provision for income taxes	176.1	132.0	249.1	227.1	236.4
Depreciation and amortization	703.8	680.1	670.4	671.6	667.4
EBITDA	$2,104.9	$2,025.7	$1,997.9	$1,855.6	1,906.0
Stock-based compensation	257.7	203.3	159.4	124.8	114.0
Acquired EBITDA and cost savings(1)	42.5	19.4	—	4.2	1.3
Loss on extinguishment of debt, net	3.3	31.2	2.1	5.5	10.9
Equity in earnings of unconsolidated affiliates, net	9.3	(24.4)	(100.0)	(25.8)	(25.4)
Purchase accounting adjustments(2)	4.4	6.8	9.3	9.4	6.3
ASC 606 adoption impact	0.4	(1.9)	(3.1)	(1.9)	1.0
Foreign currency translation losses (gains)	1.8	8.2	(0.2)	11.2	8.1
Investment gains(3)	(14.0)	(19.6)	(19.0)	(38.7)	(30.1)
Facilities and workforce restructuring	45.1	41.4	56.8	32.3	30.0
Acquisition related(4)	11.5	3.3	(0.1)	41.5	45.0
Other(5)	41.1	11.1	7.5	(6.7)	1.0
Consolidated EBITDA	$2,508.0	$2,304.5	$2,110.6	$2,011.4	$2,068.1
Less: acquired EBITDA and cost savings(1)	(42.5)	(19.4)	—	(4.2)	(1.3)
Adjusted Consolidated EBITDA	$2,465.5	$2,285.1	$2,110.6	$2,007.2	$2,066.8
Adjusted Consolidated EBITDA attributable to noncontrolling interest(6)	(3.2)	(4.1)	(2.9)	(1.1)	(2.0)
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$2,462.3	$2,281.0	$2,107.7	$2,006.1	$2,064.8
Net foreign currency impact on revenues and expenses(7)	(14.5)	(3.6)	(2.1)	10.2	N/A
Annual bonus program Adjusted Consolidated EBITDA	$2,447.8	$2,277.4	$2,105.6	$2,016.3	N/A

(1)
Acquired EBITDA reflects the EBITDA impact of businesses that were acquired during the year as if the acquisition occurred at the beginning of the year, as well as cost savings enacted in connection with acquisitions.
(2)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions, and (c) an adjustment to increase or decrease rent expense by the amount that would have been recognized if lease obligations were not adjusted to fair value at the date of acquisitions.
(3)
Investment gains includes unrealized fair value adjustments of investments and dividend income received on investments.
(4)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters.
(5)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance, and includes a loss on the sale of fixed assets of $33.3 million for the year ended December 31, 2025.
(6)
Consolidated EBITDA attributable to noncontrolling interest represents Consolidated EBITDA based on the ownership interest retained by the noncontrolling parties of DomaniRx, our consolidated variable interest entity.
(7)
Net foreign currency impact on revenues and expenses are excluded when determining the adjusted consolidated EBITDA for use in the 2025, 2024, 2023 and 2022 annual bonus programs for NEOs.

SS&C 2026 PROXY STATEMENT | 75

Appendix A: Non-GAAP Financial Measures

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. Adjusted net income and adjusted diluted earnings per share attributable to SS&C are considered to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors.

Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

	FOR THE YEAR ENDED DECEMBER 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)	2025	2024	2023	2022	2021
GAAP – Net income	$798.7	$761.7	$608.6	$649.0	$800.6
Amortization of intangible assets	632.5	606.6	596.6	595.4	586.3
Amortization of deferred financing costs and original issue discount	6.8	8.4	13.5	13.9	13.2
Stock-based compensation	257.7	203.3	159.4	124.8	114.0
Loss on extinguishment of debt	3.3	31.2	2.1	5.5	10.9
Purchase accounting adjustments(1)	8.8	11.6	15.8	20.7	23.9
ASC 606 adoption impact	0.4	(1.9)	(3.1)	(1.9)	1.0
Equity in earnings of unconsolidated affiliates, net	9.3	(24.4)	(100.0)	(25.8)	(25.4)
Foreign currency translation losses (gains)	1.8	8.2	(0.2)	11.2	8.1
Investment losses (gains)(2)	3.4	(1.6)	(2.2)	(38.7)	(30.1)
Facilities and workforce restructuring	45.1	41.4	56.8	32.4	30.0
Acquisition related(3)	11.5	3.3	(0.1)	41.5	45.0
Other(4)	41.1	11.2	8.6	(5.6)	2.9
Income tax effect(5)	(263.1)	(281.9)	(168.2)	(201.8)	(236.0)
Adjusted net income	$1,557.3	$1,377.1	$1,187.6	$1,220.6	$1,344.4
Adjusted net income attributable to noncontrolling interest(6)	(4.1)	(5.0)	(3.5)	(1.1)	(2.0)
Adjusted net income attributable to SS&C common stockholders	$1,553.2	$1,372.1	$1,184.1	$1,219.5	$1,342.4
Adjusted diluted earnings per share attributable to SS&C common stockholders	$6.14	$5.41	$4.65	$4.65	$5.02
GAAP diluted earnings per share attributable to SS&C common stockholders	$3.15	$3.00	$2.39	$2.48	$2.99
Diluted weighted-average shares outstanding	253.1	253.8	254.5	262.0	267.3

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Investment losses (gains) includes unrealized fair value adjustments of investments.
(3)
Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(4)
Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance, and includes a loss on the sale of fixed assets of $33.3 million for the year ended December 31, 2025.
(5)
An estimated normalized effective tax rate of approximately 22.0% for the year ended December 31, 2025, 23.1% for the year ended December 31, 2024 and 26% for each of the years ended December 31, 2023, 2022 and 2021 has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.
(6)
On July 15, 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted net income attributable to noncontrolling interest represents adjusted net income based on the ownership retained by the respective noncontrolling parties.

76 | SS&C 2026 PROXY STATEMENT

Appendix A: Non-GAAP Financial Measures

Operating cash flow and adjusted operating cash flow are key metrics used in determining annual bonuses for executive officers. Adjusted operating cash flow represents cash flows provided by operating activities adjusted to exclude certain amounts which were not known or expected at the time the operating cash flow target for 2025 was developed.

FOR THE YEAR ENDED DECEMBER 31,
(IN MILLIONS)	2025
Cash provided by operating activities	$1,744.8
Costs associated with completing acquisitions (1)	7.5
Net foreign currency impact on revenues and expenses (2)	(14.5)
Adjusted operating cash flow	$1,737.8

(1)
Costs associated with completing acquisitions represents the impact on operating cash flows as a result of business combinations completed during the year ended December 31, 2025. Such amounts are not taken into consideration when developing operating cash flow goals for use in the 2025 annual bonus program for NEOs. During the year ended December 31, 2025, this adjustment reflects costs paid to complete the Calastone acquisition.
(2)
Net foreign currency impact on revenues and expenses are excluded when determining the operating cash flow goals for use in the 2025 annual bonus program for NEOs

SS&C 2026 PROXY STATEMENT | 77

Appendix B:

SS&C Technologies Holdings, Inc. Third Amended & Restated 2023 Stock Incentive Plan

1.
Purpose

The purpose of this Third Amended and Restated 2023 Stock Incentive Plan (as amended or amended and restated from time to time, the “Plan”) of SS&C Technologies Holdings, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the ability of the Company and Company Affiliates to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities that are intended to better align the interests of such persons with those of the Company’s stockholders. Certain terms used herein are defined in Section 11 of the Plan.

The Company’s 2023 Stock Incentive Plan was originally adopted by the Company’s stockholders on May 17, 2023 (the “Original Adoption Date”), the Amended and Restated 2023 Stock Incentive Plan was adopted by the Company’s stockholders on May 28, 2024, and the Second Amended and Restated 2023 Stock Incentive Plan (“Second Amended 2023 Plan”) was adopted by the Company’s stockholders on May 21, 2025 . Upon the Original Adoption Date, (i) the 2023 Stock Incentive Plan superseded and replaced the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Prior Plan”) and (ii) no further awards were permitted to be made pursuant to the Prior Plan (provided that, following the Original Adoption Date, any awards previously granted under the Prior Plan that were outstanding as of the Original Adoption Date (collectively, the “Prior Awards”) remain outstanding in accordance with their terms).

The Plan, as amended and restated herein, shall become effective upon the date of approval by the Company’s stockholders at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law (the date of such approval, the “Restatement Effective Date”), such stockholder approval to be obtained not later than one year after the date on which the Plan, as amended and restated herein, is adopted by the Board.

2.
Eligibility

All employees and officers of the Company or a Company Affiliate, as well as non-employee directors of the Company and consultants and advisors to the Company or a Company Affiliate (as the terms consultants and advisors are defined and interpreted for purposes of Form S‑8 under the Securities Act, or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, Other Share-Based Awards and Performance Awards (each as defined in Section 5 or Section 11, as applicable). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and Participants need not be treated uniformly under the Plan.

Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

3.
Administration of the Plan

The Plan will be administered by the Board. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a Committee. The Board and, to the extent such authority has been delegated to it, a Committee: (1) shall have authority to grant Awards and determine the terms and conditions of any Awards; (2) shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable; (3) may construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan and make all determinations necessary or advisable in administering the Plan and Award Agreements; and (4) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement. The term “Plan Administrator” means, as applicable, the Board or a Committee. All actions and decisions by the Plan Administrator with respect to the Plan and any Awards shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. By accepting any Award, each Participant acknowledges and agrees that all actions and decisions of the Plan

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Administrator are final, binding and conclusive. To the extent permitted by applicable law, the Board or the Committee may delegate to one or more officers of the Company the power to grant Awards hereunder; provided that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or to any non-employee director of the Company.

4.
Stock Available for Awards
(a)
Number of Shares; Share Counting.

(1) Authorized Number of Shares. As of the Restatement Effective Date and subject to adjustment under Section 8, the maximum number of Shares available for issuance pursuant to Awards under the Plan shall equal the sum of (i) 30,100,000 Shares, which includes (x) the existing reserve of 20,100,000 Shares under the Second Amended 2023 Plan and (y) an increase of 10,000,000 Shares, as approved by the Board, subject to approval by the Company’s stockholders, and (ii) the total number of Shares remaining available for issuance under the Prior Plan as of the Original Adoption Date (clauses (i) and (ii), collectively, the “Share Pool”). Any Shares issued pursuant to (x) an Option or SAR shall be counted against the Share Pool as one (1) Share for every one (1) Share underlying such Option or SAR and (y) an Award other than an Option or SAR (a “Full-Value Award”) shall be counted against the Share Pool as two and one-half (2.5) Shares for every one (1) Share underlying such Full-Value Award. Subject to adjustment under Section 8, the maximum number of Shares available for issuance with respect to Incentive Stock Options shall equal 30,100,000 Shares. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for issuance under the Plan.

(2) Type of Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

(3) Share Counting. For purposes of counting the authorized number of Shares available for issuance pursuant to Awards under the Plan, from and after the Original Adoption Date:

(A)
if any Award or Prior Award expires, terminates or is otherwise surrendered, canceled, cash-settled, forfeited, terminated without the delivery of Shares or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right, the unused Shares covered by such Award shall again be available for the grant of Awards and added back to the Share Pool (i) on a one (1)-for-one (1) basis if such Shares were underlying an Option or SAR under the Plan (or a stock option or stock appreciation right under the Prior Plan) and (ii) one a two and one-half (2.5)-for-one (1) basis if such Shares were underlying a Full-Value Award under the Plan (or an award other than a stock option or stock appreciation right under the Prior Plan (a “Prior Plan Full-Value Award”)); provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code;
(B)
Any Shares subject to an Award or Prior Award that is a Full-Value Award or Prior Plan Full-Value Award that are tendered to, or withheld by, the Company for tax withholding thereunder, shall again be, or shall become, available for issuance under the Plan one a two and one-half (2.5)-for-one (1) basis; and
(C)
Notwithstanding anything to the contrary, Shares subject to an Award or Prior Award shall not again be available for issuance under the Plan if such Shares are (i) Shares tendered or withheld in payment of the exercise price or reference price of an Option or SAR, (ii) Shares covered by a stock-settled SAR that were not issued upon the settlement of the SAR, (iii) tendered to, or withheld by, the Company for tax withholding under an Option or SAR, or (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
(b)
Annual Per-Participant Limits for Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the aggregate value of all compensation granted or paid in any calendar year for service as a non-employee director, including cash payments and Awards (the value of which will be the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, for the calendar year in which the grant date occurs), shall not exceed (i) $1,000,000 for the year in which the non-employee director is first appointed or elected to the Board or (ii) $750,000 for each year of service on the Board thereafter.
5.
Awards.
(a)
Stock Options. The Plan Administrator may grant options to purchase Shares (each, an “Option”) and determine the number of Shares to be covered by each Option. Options may be Incentive Stock Options or Nonqualified Stock Options. Except as set forth in the Plan, the Plan Administrator shall determine the conditions and limitations applicable to the exercise of each Option, including conditions relating to compliance with applicable securities laws, as it considers necessary or advisable. Incentive Stock Options shall only be granted to employees of the Company or any Company Affiliate who are eligible under Section 422 of the Code to receive Incentive Stock Options and Incentive Stock Options shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall

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have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonqualified Stock Option.

(1) Payment Upon Exercise of Options. Except as may otherwise be provided in the applicable Award Agreement or approved by the Plan Administrator, Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(A)
in cash or by check, payable to the order of the Company (or, to the extent provided in the applicable Award Agreement, a Company Affiliate);
(B)
by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(C)
by delivery at the time of exercise (either by actual physical delivery or by attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Shares, if acquired directly from the Company or a Company Affiliate, were owned by the Participant for such minimum period of time, if any, as may be established by the Plan Administrator, and (iii) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(D)
with respect to a Nonqualified Stock Option, by delivery of a notice of “net exercise,” as a result of which the Participant would receive (i) the number of Shares underlying the portion of the Option being exercised, less (ii) such number of Shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(E)
any combination of the above forms of payment; or
(F)
such other lawful consideration as the Plan Administrator may determine.

(2) Award Agreements. The terms of any Option granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of Options need not be the same with respect to each Participant.

(b)
Stock Appreciation Rights. The Plan Administrator may grant Awards consisting of stock appreciation rights entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Plan Administrator) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a Share over the reference price established pursuant to Section 5(c) (“SARs”). The date as of which such appreciation is determined shall be the exercise date. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Plan Administrator may specify in the Award Agreement for such SAR.

(3) Award Agreements. The terms of any SAR granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of SARs need not be the same with respect to each Participant.

(c)
Exercise or Reference Price. The Plan Administrator shall establish the exercise price of each Option or the reference price for each SAR, or the formula by which such exercise price or reference price will be determined. The exercise or reference price shall be specified in the applicable Award Agreement. Except with respect to Substitute Awards, the exercise or reference price shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that, for the avoidance of doubt, if the Plan Administrator approves the grant of an Option or SAR with an effective date that is a specified future grant date, the exercise or reference price shall be not less than 100% of the Fair Market Value on such future effective grant date.
(d)
Duration. Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as specified in the applicable Award Agreement; provided, however, that no Option or SAR will be granted with a term in excess of 10 years. If an Option or SAR granted under the Plan is set to expire during a period when the exercise of such Option or SAR (or the sale of Shares acquired upon the exercise of such Option or SAR) is prohibited under applicable law or the Company’s insider trading policy, the term of such Option or SAR

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shall automatically extend until the end of the 30th day following the end of such prohibition; provided, however, that (i) the Intrinsic Value of such Option or SAR is greater than zero as of the original expiration date, (ii) with respect to Options, such Option is not an Incentive Stock Option, and (iii) in no event shall an Option or SAR be exercisable after the 10th anniversary of the date of grant of such Award.
(e)
Exercise of Awards. Except as otherwise provided in the applicable Award Agreement, Options and SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with, for Options, payment in full of the exercise price for the number of Shares for which the Option is exercised (in the manner specified below) and any required tax withholding (in the manner specified in Section 9(d). Shares subject to the Option and SAR (if any) will be issued (either in certificated form or the electronic equivalent thereof) as soon as practicable following exercise.
(f)
Restricted Stock and Restricted Stock Units. The Plan Administrator may grant Awards of Restricted Stock or Restricted Stock Units to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award”, respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards. The Plan Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Company Affiliate as a condition precedent to the issuance of a Restricted Stock Award or Restricted Stock Unit Award.

(1) Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

(2) Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the applicable Award Agreement, beginning on the date of grant of a Restricted Stock Award and subject to execution of the applicable Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares of Restricted Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Holders of Restricted Stock and Restricted Stock Unit Awards may, as determined by the Plan Administrator in its sole discretion, receive dividends or other distributions or cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”); provided that any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the vesting or other restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award and shall not be paid or otherwise distributed until (and to the same extent) such restrictions lapse or are otherwise satisfied. The Plan Administrator may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

(3) Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

(g)
Other Share-Based Awards. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

(1) Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Other Share-Based Award.

(2) Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Plan Administrator. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Plan Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

(h)
Performance Awards. Performance Awards in the form of Performance Shares or Performance Units, as determined by the Plan Administrator in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved

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for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 6(a).

(1) Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan, including whether such Awards shall have dividends or Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Performance Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions (including achievement of applicable performance criteria) as such Performance Award.

(2) Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator.

(3) Payment. Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

(i)
Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 8): (1) amend any outstanding Award that is an Option, SAR or similar Other Share-Based Award granted under the Plan to provide an exercise or reference price per Share that is lower than the then-current exercise or reference price per Share of such outstanding Award; (2) cancel any outstanding Option, SAR or similar Other Share-Based Award and grant in substitution therefor new Awards covering the same or a different number of Shares and having an exercise or reference price per Share lower than the then-current exercise or reference price per Share of such cancelled Award; (3) cancel in exchange for a cash payment any outstanding Option, SAR or similar Other Share-Based Award with an exercise or reference price per Share above the then-current Fair Market Value; or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of NASDAQ rules.
(j)
No Reload. No Award granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Awards in connection with any exercise of the original Award.
(k)
Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Plan Administrator, receive Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Plan Administrator, in its sole discretion; provided that, notwithstanding anything to the contrary, any such amounts and Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award and shall not be paid or otherwise distributed until such conditions have lapsed or have otherwise been satisfied. In addition, the Plan Administrator may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. In no event shall Dividend Equivalents be paid with respect to Options or SARs.

6. Performance Criteria.

(a)
The Plan Administrator may determine that, with respect to a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award, the grant of such Award or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Plan Administrator. The Plan Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Plan Administrator. Such performance conditions may include (but are not limited to) the following:
(1)
revenue;
(2)
revenue growth;
(3)
operating income;
(4)
earnings per share;
(5)
net income (before or after taxes);
(6)
total shareholder return;
(7)
appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company;

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(8)
earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);
(9)
cash flow or cash flow per share (before or after dividends);
(10)
earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) margins, operating margins, gross margins or cash margin; and
(11)
debt reduction.
(b)
Such performance goals may also be based solely by reference to the Company’s performance or the performance of a Company Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.
(c)
For purposes of any performance goal established pursuant to this Section 6, the Plan Administrator may also exclude charges related to an event or occurrence which the Plan Administrator determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.
(d)
Restrictions. The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate.
7.
Minimum Vesting Requirement. Notwithstanding any other provision of the Plan, Awards shall vest no earlier than the first anniversary of the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to non-employee directors of the Company that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional Awards the Plan Administrator may grant, up to a maximum of five percent (5%) of the Share Pool; provided, further, that the foregoing restriction does not apply to accelerated vesting of any Award in accordance with Section 9(c)(2) regarding termination of service due to death or Disability or to the Plan Administrator’s discretion to provide for accelerated exercisability or vesting of any Award in accordance with Section 8(b) (regarding a Change in Control) or the terms of the Award Agreement or otherwise.
8.
Adjustments for Changes in Common Stock and Change in Control.
(a)
In the event of any dividend or distribution (other than an ordinary dividend or distribution), stock split, reverse stock split, dividend, recapitalization, combination of Shares, reclassification of Shares, spin-off, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, dissolution or sale, transfer, repurchase or exchange or other disposition of all or substantially all of the capital stock or assets of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company or other similar corporate transaction, change in capitalization or event affecting the Shares, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, (i) the number and type of securities available under the Plan (and the identity of the issuer thereof), (ii) the share counting rules specified in Sections 4(a) and 4(b), (iii) the number and class of type and, if applicable, exercise price or reference price per Share of each outstanding Award, and (iv) any applicable performance targets or criteria with respect to outstanding Awards, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined in the sole discretion of the Plan Administrator.
(b)
In the event of a Change in Control, the Plan Administrator may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards, unless otherwise specified in an Award Agreement:

(1) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(2) substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(3) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) in the case of an Award held by a non-employee director only, immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary termination of employment or service (including upon a termination of employment or service by the Company (or a successor corporation or its parent) without “cause”, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the

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applicable Award Agreement) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;

(4) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and

(5) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Plan Administrator in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Plan Administrator in its sole discretion; provided that, in the case of an Option or SAR, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Plan Administrator may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Plan Administrator may, in its sole discretion, terminate any Option or SAR for which the exercise or reference price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

9.
General Provisions Applicable to Awards.
(a)
Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable (if applicable) only by the Participant; provided, however, that, except with respect to an Incentive Stock Option (unless such Incentive Stock Option is modified to become a Nonqualified Stock Option) or an Award subject to Section 409A of the Code, the Plan Administrator may permit or provide in the applicable Award Agreement for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use Form S-8 under the Securities Act for the registration of the sale of the Shares subject to such Award to such proposed transferee; provided further, that neither the Company nor any Company Affiliate shall be required to recognize any such transfer until such time as such transferee shall, as a condition to such transfer, deliver a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the applicable Award Agreement. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 9(a) shall be deemed to restrict a transfer to the Company or a Company Affiliate.
(b)
Documentation. Each Award Agreement may contain terms and conditions in addition to those specified in the Plan.
(c)
Termination of Service.

(1) Except as may otherwise be provided in an Award Agreement or pursuant to Section 8(b)(3) or 9(c)(2), if a Participant’s employment or service with the Company or a Company Affiliate is terminated for any reason, any Award that is then (i) not vested shall terminate and be forfeited on the date of such employment or service termination, and (ii) vested shall, subject to Section 5(d), in the case of an Option or SAR, remain exercisable for 90 days after the termination date (or such other expiration date set forth in the Award Agreement).

(2) Notwithstanding the foregoing, in the event of a Participant’s termination of employment or service due to death or Disability:

(a)
All Restricted Stock Awards, Restricted Stock Unit Awards, and Nonqualified Stock Option Awards that are (i) subject only to time-based vesting conditions and (ii) are outstanding and unvested as of the date of such termination of employment or service will become vested and, if applicable, fully exercisable, as of the date of such termination of employment or service, subject to the other terms and conditions of the applicable Award Agreements;
(b)
A Pro-Rata Portion of Performance Awards (including Performance Stock Units and Performance Stock Options) that are outstanding and unvested as of the date of such termination of employment or service will become vested, and if applicable, exercisable, as of the date of such termination of employment or service, subject to the other terms and conditions of the applicable Award Agreements; provided that any applicable performance goals will be deemed achieved based on the actual level of performance of such performance goals as of the date of such termination of employment or service, as determined by the Committee, acting as Plan Administrator, in its sole discretion;
(c)
The foregoing provisions of this Section 9(c)(2) shall apply to Awards or Prior Awards granted to Participants before and after the Restatement Effective Date; and
(d)
Notwithstanding the foregoing, none of the actions set forth in this Section 9(c)(2) with respect to any applicable Award shall become effective if such actions would result in any additional tax, penalty or interest under Section 409A of the Internal Revenue Code of 1986, as amended, with respect to such Award.

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Appendix B: SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

(d)
Withholding. The Participant must satisfy all income and employment tax withholding obligations before the Company or a Company Affiliate will deliver stock certificates (or the electronic equivalent thereof), cash or otherwise recognize ownership of the Shares upon the exercise or settlement of an Award. The Company or a Company Affiliate may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company or a Company Affiliate elects not to or cannot withhold from other compensation, the Participant (either directly or through a broker) must pay to the Company or a Company Affiliate the full amount, if any, required for withholding. Except as otherwise may be provided for in an Award Agreement or approved by the Plan Administrator, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual physical delivery or by attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value (determined, for purposes of this Section (d), as of the date the tax obligation arises instead of the date of grant); provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the maximum statutory withholding obligations (based on maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e)
Amendment or Termination of Award. Except as otherwise provided in Section 5(i) with respect to repricings or Section 10(c) with respect to actions requiring stockholder approval, the Plan Administrator may amend, modify or terminate any outstanding Award. The Participant’s consent to such action shall be required (i) unless the Plan Administrator determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 8. Notwithstanding the foregoing or any other provision hereof, the Plan Administrator may, without the consent of the Participant, cancel and terminate any outstanding Award that has not been accepted by the Participant within 12 months after the grant date of such unaccepted Award.
(f)
Conditions on Delivery of Stock. Neither the Company nor a Company Affiliate will be obligated to deliver any Shares pursuant to the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g)
Acceleration. The Plan Administrator may at any time provide that any Award shall become immediately vested and/or exercisable in whole or in part.
10.
Miscellaneous
(a)
No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Company Affiliate. The Company and each Company Affiliate expressly reserve the right at any time to dismiss or otherwise terminate their relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement.
(b)
No Rights As Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant, nor any legal representative of the Participant’s estate or legatee of the Participant under the Participant’s will, shall have any rights as a stockholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares.
(c)
Amendment of Plan. The Plan Administrator may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to NASDAQ rules, no amendment to the Plan (A) increasing the number of Shares authorized under the Plan (other than pursuant to Section 8, (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan or (D) repealing the prohibition against repricing set forth in Section 5(i) shall be effective unless and until the Company’s stockholders approve such amendment. To the extent required for purposes of Section 422 of the Code, other amendments to the Plan shall be subject to approval by the Company’s stockholders. Unless otherwise specified in the applicable amendment, any amendment to the Plan adopted in accordance with this Section 10(c) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Plan Administrator determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Shares) prior to such stockholder approval.

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Appendix B: SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

(d)
Authorization of Sub-Plans (Including for Grants to Non-U.S. Employees). The Plan Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Plan Administrator shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Plan Administrator’s discretion under the Plan as the Plan Administrator deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Plan Administrator shall deem necessary or desirable. All supplements adopted by the Plan Administrator shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction.
(e)
Compliance with Section 409A of the Code.

(1) Notwithstanding anything else herein, the Company makes no representation or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions thereof.

(2) Awards are intended to be exempt from Section 409A of the Code to the maximum extent possible. With respect to any Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any applicable Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(3) Except as provided in any individual Award Agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her termination of employment or service constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum (without interest) on such New Payment Date, and any remaining payments will be paid on their original schedule. By accepting an Award, each Participant agrees that he or she is bound by the foregoing determinations and procedures.

(f)
Limitations on Liability. Notwithstanding any other provisions of the Plan, no Plan Administrator nor any individual acting as a director, officer, or employee of the Company or a Company Affiliate will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as Plan Administrator or as a director, officer, or employee of the Company or a Company Affiliate.
(g)
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.
(h)
Term Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Restatement Effective Date, unless the Board adopts a resolution terminating the Plan or the maximum number of Shares available for issuance under the Plan has been issued prior to such tenth anniversary, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
(i)
Cancellation or “Clawback” of Awards. The Plan Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
11.
Definitions
(a)
“Award Agreement” means any agreement, contract or other instrument or document (whether written or electronic) evidencing an Award granted under the Plan, which the Company may require to be executed or acknowledged by a Participant.
(b)
“Board” means the Board of Directors of the Company.
(c)
“Change in Control” means the occurrence of any one or more of the following events:

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Appendix B: SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

(1) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or an Affiliate, any employee plan of the Company or any Subsidiary, any underwriter temporarily holding securities pursuant to an offering of such securities or an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company) becomes, during any 12-month period, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the total voting power of the stock of the Company; provided that the provisions of this subsection (1) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (3) below;

(2) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, shall in any event be considered to be a member of the Existing Board;

(3) the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, other than such a transaction in which the voting securities of the Company outstanding immediately prior thereto continue to represent immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) more than 50% of the total voting power and total fair market value of the Company’s stock (or such surviving entity’s or parent entity’s stock); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than 50% of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control;

(4) the sale or disposition by the Company of all or substantially all of the Company’s assets to any person during any 12-month period; or

(5) stockholder approval of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(d)
“Code” means the Internal Revenue Code of 1986 and any regulations thereunder, each as amended from time to time.
(e)
“Commission” means the U.S. Securities and Exchange Commission.
(f)
“Committee” means (i) the Compensation Committee of the Board or (ii) any other committee or subcommittee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such committee or subcommittee by the Board or by the Compensation Committee of the Board.
(g)
“Common Stock” means the common stock, $0.01 par value per share, of the Company.
(h)
“Company” means collectively SS&C Technologies Holdings, Inc. and each SS&C Technologies Holdings, Inc. Affiliate at the relevant applicable time.

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Appendix B: SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

(i)
“Company Affiliate” means (i) any of the Company’s present or future parent or subsidiary corporations (as defined in Sections 424(e) or (f) of the Code) during the time that such parent or subsidiary corporation satisfies such definition and (ii) any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a direct or indirect controlling interest, as determined from time to time by the Plan Administrator.
(j)
“Delaware Law” means the General Corporation Law of the State of Delaware, as amended from time to time.
(k)
“Disability” means “Total and Permanent Disability” as such term is defined in Section 22(e)(3) of the Code; provided that if such term is amended, replaced or superseded with any term that is less restrictive in any material respect, then the term shall retain the meaning from before any such amendment, replacement or superseding.
(l)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(m)
“Fair Market Value” means, except as otherwise determined by the Plan Administrator, the fair market value per share of Common Stock, determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of determination; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) (or another similar system then in use as determined by the Plan Administrator) on the date of determination; or

(3) if the Common Stock is not publicly traded, the Plan Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Plan Administrator may expressly determine otherwise.

For any date of determination that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Plan Administrator can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

(n)
“Incentive Stock Option” means an Option that the Plan Administrator designates as an “incentive stock option” as defined in Section 422 of the Code.
(o)
“Intrinsic Value” with respect to an Option or SAR means (1) the excess, if any, of the Fair Market Value of a Share as of any relevant date of determination (or, in the context of a Change in Control, the price or implied price per Share in a Change in Control) over the exercise or reference price of such Award multiplied by the number of Shares covered by such Award.
(p)
“NASDAQ” means National Association of Securities Dealers Automated Quotations.
(q)
“Nonqualified Stock Option” means an Option that is not designated as an Incentive Stock Option.
(r)
“Performance Award” means an Award of Performance Shares or Performance Units granted pursuant to Section 5.
(s)
“Performance Period” means the period established by the Plan Administrator during which any performance goals specified by the Plan Administrator with respect to a Performance Award are to be measured.
(t)
“Performance Share” means any grant pursuant to Section 5 related to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as established by the Plan Administrator.
(u)
“Performance Unit” means any grant pursuant to Section 5 of a unit value by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as established by the Plan Administrator.
(v)
“Pro-Rata Portion” means a fraction, the numerator of which is the number of full months of the Participant’s continuous employment or service from the beginning of the applicable Performance Period of the Performance Award until the date of the Participant’s termination of employment or service due to death or Disability, and the denominator of which is the total number of full months from the beginning of such Performance Period until the end of such period. The Pro-Rata Portion shall be calculated separately for each respective Performance Award if the Participant was granted multiple separate Performance Awards.
(w)
“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Plan Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, installments or otherwise, as the Plan Administrator may deem appropriate.

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Appendix B: SS&C Technologies Holdings, Inc. AMENDED AND RESTATED 2023 Stock Incentive Plan

(x)
“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by deliver of such property as determined by the Plan Administrator, which restrictions may lapse separately or in combination at such time or times, installments or otherwise, as the Plan Administrator may deem appropriate.
(y)
“Securities Act” means the Securities Act of 1933, as amended from time to time.
(z)
“Share” means a share of Common Stock.
(aa)
“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

SS&C 2026 PROXY STATEMENT | 89

SS&C 40

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SS&C TECHNOLOGIES HOLDINGS, INC. ATTN: INVESTOR RELATIONS 80 LAMBERTON ROAD WINDSOR, CT 06095 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Vote in advance by visiting www.proxyvote.com or by scanning the QR Barcode above. Vote by 11:59 pm ET on May 19, 2026. To vote during the meeting, you must log into www.virtualshareholdermeeting.com/SSNC2026 and have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 pm ET on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V91792-P49800 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SS&C TECHNOLOGIES HOLDINGS, INC. The Board of Directors recommends you vote FOR the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4: 1. The election of the nominees listed below as Class I directors. Nominees: 1a. Normand A. Boulanger 1b. David A. Varsano 1c. Michael J. Zamkow For Against Abstain For Against Abstain 2. To approve, on an advisory basis, the compensation of SS&C's named executive officers 3. The ratification of PricewaterhouseCoopers LLP as SS&C's independent registered public accounting firm for the fiscal year ending December 31, 2026 4. To approve the SS&C Third Amended and Restated 2023 Stock Incentive Plan And to transact any other business properly presented at the meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. This card must be signed for your vote to count. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The SS&C's 2026 Proxy Statement and Annual Report are available at www.proxyvote.com. V91793-P49800 SS&C TECHNOLOGIES HOLDINGS, INC. 2026 Annual Meeting of Stockholders May 20, 2026 9:00 am ET This proxy is solicited by the Board of Directors The undersigned hereby appoints William C. Stone, Brian N. Schell and Jason White as proxy holders, each with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Common Stock of SS&C Technologies Holdings, Inc. (the "Company") held of record by the undersigned as of March 25, 2026, at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/SSNC2026 at 9:00 am, ET, on Wednesday, May 20, 2026, and at any adjournment or postponement thereof. If you sign and return this proxy card but do not give any direction, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, and at the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Continued and to be signed on reverse side